    As filed with the Securities and Exchange Commission on October 6, 1988

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM SB-2

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                (Amendment No. ___)

                           AMERICAN FAMILY HOLDINGS, INC.

                  (Name of small business issuer in its charter))

           Delaware                      6500                  33-0769625
  --------------------------     ---------------------     -------------------
   (State or Jurisdiction of       (Primary Standard          (IRS Employer
        Organization or                Industrial             Identification
         Incorporation)           Classification Code            Number)
                                        Number)

                         4220 Von Karman Avenue, Suite 110
                          Newport Beach, California 92660
                                    949-833-8600
           (Address and telephone number of principal executive offices)

                         4220 Von Karman Avenue, Suite 110
                          Newport Beach, California 92660
(Address of principal place of business or intended principal place of business)

                             David G. Lasker, President
                         4220 Von Karman Avenue, Suite 110
                          Newport Beach, California 92660
                                    949-833-8600
             (Name, address and telephone number of agent for service)

                                      Copy to:
                               David R. Decker, Esq.
                                 Arter & Hadden LLP
                       725 South Figueroa Street, 34th Floor
                           Los Angeles, California 90017

Approximate date of proposed sale to the public: AS SOON AS PRACTICAL AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.               / /________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                      / /________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                      / /________________

                                               CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum Offering        Proposed Maximum
   Title of Securities        Amount Being                Price Per                   Aggregate                  Amount of
    Being Registered           Registered              Share or Unit(3)             Offering Price          Registration Fee(4)
    ----------------           ----------              -------------                --------------          ----------------
Units(1)                        125,000              $    20.00                      $    2,500,000          $    738.00
Common Stock                    375,000(2)           $    16.00                      $    6,000,000          $  1,770.00
     TOTAL                      500,000                                              $    8,500,000          $  2,508.00


(1) Units consist of one share of Common Stock and warrants to purchase three shares of Common Stock for a period of 20 consecutive trading days at a per share price equal to 80% of the average closing price for the 20 trading dates preceding the six month anniversary of the issuance of the Units.
(2)  Issuable upon exercise of the warrants included in the Units.
(3) $20 is an arbitrary amount chosen and is not intended to imply that the Common Stock will trade at a price of $20 per share.
(4) The registration fee for the common stock and the units to be issued in this offering has been calculated using the maximum number of shares and Units that can be issued in this offering. The registration fee for the common stock issuable upon exercise of the warrants has been calculated pursuant to Rule 457(i) assuming that all of the warrants would be exercised at a price equal to 80% of the offering price of the Units issued in this offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           AMERICAN FAMILY HOLDINGS, INC.

                               CROSS-REFERENCE SHEET

Item of Form SB-2                            Prospectus Caption or Location
----------------------------------------     ----------------------------------
1.   Front of Registration Statement and
     Outside Front Cover of Prospectus...    Cover of Registration Statement;
                                             Cross Reference sheet; Outside
                                             Front Cover of Prospectus

2.   Inside Front and Outside Back Cover
     Pages of Prospectus................     Inside Front Cover of Prospectus;
                                             Reports to Shareholders; Table of
                                             Contents; Outside Back Cover of
                                             Prospectus

3.   Summary Information and Risk Factors    Prospectus Summary; Risk Factors

4.   Use of Proceeds.....................    Use of Proceeds

5.   Determination of Offering Price.....    The Offering

6.   Dilution............................    Dilution

7.   Selling Securityholders.............    Not Applicable

8.   Plan of Distribution................    Prospectus Summary; The Offering

9.   Legal Proceedings...................    Business and Properties

10.  Directors, Executive Officers,
     Promoters and Control Persons.......    Prospectus Summary

11.  Security Ownership of Certain
     Beneficial Owners and Management....    Prospectus Summary; Principal
                                             Shareholders; Management

12.  Description of Securities...........    Prospectus Summary; Description
                                             of Securities; Dividend Policy

13.  Interest of Named Experts and
     Counsel.............................    Not Applicable

14.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.........................    Fiduciary Responsibility and
                                             Indemnification; Management

15.  Organization within Last Five
     Years...............................    Business and Properties

16.  Description of Business.............    Prospectus Summary; Business and
                                             Properties

17.  Management's Discussion and Analysis
     or Plan of Operation................    Management's Discussion and
                                             Analysis of Financial Condition
                                             and Results of Operations

                           AMERICAN FAMILY HOLDINGS, INC.
                               CROSS-REFERENCE SHEET
                                    (continued)

Item of Form SB-2                           Prospectus Caption or Location
-----------------------------------------   ------------------------------------
18.  Description of Property.............   Prospectus Summary; Business and
                                            Properties; Policies with Respect
                                            to Certain Activities

19.  Certain Relationships and Related
     Transactions........................   Not Applicable

20.  Market for Common Equity and Related
     Stockholder Matters.................   Risk Factors; The Offering;
                                            Shares Eligible for Future Sale;
                                            Dividend Policy

21.  Executive Compensation..............   Prospectus Summary; Management

22.  Financial Statements................   Prospectus Summary; Selected
                                            Financial Information; Financial
                                            Statements

23.  Changes in and Disagreements with
     Accountants on Accounting and
     Financial Disclosure................   Not Applicable

Item of Form S-11*
------------------

13.  Investment Policies of Registrant...   Prospectus Summary; Policies with
                                            Respect to Certain Activities

14.  Description of Real Estate..........   Prospectus Summary; Business and
                                            Properties

15.  Operating Data......................   Prospectus Summary; Business and
                                            Properties

----------------------------------------------------------
*    As required by General Instruction B.2. of Form SB-2

                           AMERICAN FAMILY HOLDINGS, INC.
                                $2,500,000 OF UNITS
                    CONSISTING OF ONE SHARE OF COMMON STOCK AND
                 THREE WARRANTS TO PURCHASE THREE ADDITIONAL SHARES
                             -------------------------
                           125,000 UNITS AT $20 PER UNIT

THE OFFERING

     American Family Holdings, Inc. (the "Company") is offering $2,500,000 of Units on a "best efforts" basis exclusively to current investors in the following tenancy-in-common loan programs: Sacramento/Delta Greens "Trudy Pat" Program, Oceanside "Trudy Pat" Program, Yosemite/Ahwahnee I "Trudy Pat" Program, Yosemite/Ahwahnee II "Trudy Pat" Program, Mori Point "Trudy Pat" Program, Cypress Lakes "Trudy Pat" Program, Palmdale/Joshua Ranch "Trudy Pat" Program, Esperanza Program, Stacey Rose Properties A Program and Stacey Rose Properties B Program. NO PERSON OR ENTITY THAT IS NOT, AS OF THE DATE OF THIS PROSPECTUS, AN INVESTOR IN ONE OF THOSE TEN PROGRAMS, WILL BE PERMITTED TO PURCHASE UNITS UNDER ANY CIRCUMSTANCES. Each Unit consists of one share of Company Common Stock and warrants to purchase three additional shares of Company Common Stock. The purchase price for each Unit is $20.

     THE OFFERING IS SUBJECT TO SUBSTANTIAL RISK FACTORS. SEE "RISK FACTORS" COMMENCING AT PAGE __.

CONCURRENT VOTE SOLICITATION

          By a separate Consent Solicitation Statement/Prospectus, the Company is offering Units (identical to those offered hereby) in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in ten programs named above (the "Acquisition"). For that proposed Acquisition, the Company will issue $[28,066,419] of its Units arbitrarily valued at $20 per Unit. The purpose of the Acquisition is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operation in order to reduce costs and increase profit potential and provide the investors with potential liquidity for their investments. IF INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN "TRUDY PAT" PROGRAMS DO NOT VOTE TO APPROVE THE ACQUISITION, THE ACQUISITION WILL NOT TAKE PLACE. IF THE ACQUISITION DOES NOT TAKE PLACE, NONE OF THE UNITS OFFERED BY THIS PROSPECTUS WILL BE SOLD. See the Company's Consent Solicitation Statement/Prospectus delivered with this Prospectus for further information about the Acquisition.

                              ------------------------

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE ATTORNEY GENERAL OF THE STATE OF NEW YORK. NONE OF THESE HAVE PASSED UPON THE ACCURACY OR ADEQUACY
  OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------------

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                   Price to                                             Proceeds to
                                  the Public              Selling Commissions(2)      the Company(3)
                                  ----------              -------------------         -----------
---------------------------------------------------------------------------------------------------------
Per Unit(1)................        $           20                  $       1.40          $        18.60
---------------------------------------------------------------------------------------------------------
Total......................        $    2,500,000                  $    175,000          $    2,325,000
---------------------------------------------------------------------------------------------------------
Total Minimum..............        $           20                  $       1.40          $        18.60
---------------------------------------------------------------------------------------------------------
Total Maximum..............        $    2,500,000                  $    175,000          $    2,325,000
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) A unit consists of one share of Common Stock and [detachable] warrants to purchase three additional shares of Common Stock for a period of 20 consecutive trading days for a per share purchase price equal to 80% of the average closing price for the Company's Common Stock for the 20 trading dates preceding the six month anniversary of the issuance of the Units.
(2) The sales commission is seven percent for Units sold through NASD licensed broker-dealers.
(3) Proceeds are calculated before deducting organization and offering expenses (excluding selling commissions) payable by the Company which are estimated to be approximately $__________ in both a minimum and maximum offering.

                The date of this Prospectus is _______________, 1998

     Money accepted by the Company or soliciting dealers from the sale of Units will be promptly deposited into an interest-bearing escrow account at First Trust of California, N.A.. The interest earned in this account will be paid to investors. The offering will close only if the Acquisition is approved by the seven "Trudy Pat" programs. If the Acquisition is approved, the offering will close on the date that the Acquisition is completed. Investors will become holders of Units when their funds are transferred from the escrow account to the Company's account. If the Acquisition is not successful, investors' funds in the escrow account will be returned promptly with interest earned thereon and the Company will stop selling Units. See "The Offering -- Escrow Arrangements."

     [The Company's shares will be listed on the _____ under the symbol "_____."]

     The Company does not presently file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. It will commence to do so after the Acquisition described in the accompanying Consent Solicitation/Prospectus.

     UNTIL ___________, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 TABLE OF CONTENTS

                                                                            PAGE
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
  The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
  Summary Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . .1
  The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  Current Status of the Programs . . . . . . . . . . . . . . . . . . . . . .4
  Organization Chart . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
  Summary of the New Business Plan . . . . . . . . . . . . . . . . . . . . .9
  Concurrent Consent Solicitation. . . . . . . . . . . . . . . . . . . . . 10
  Summary Financial Information. . . . . . . . . . . . . . . . . . . . . . 11

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  General Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     The shares included in the units may trade at prices substantially below the arbitrarily determined purchase price of $20 per unit . . 13
     Management will have conflicts of interest. . . . . . . . . . . . . . 13
     The company may incur significant additional debt . . . . . . . . . . 14
     The board of directors will have the ability to change investment, financing and other policies of the company without shareholder consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     The company has no operating history. . . . . . . . . . . . . . . . . 14
     No right to vote on matters affecting properties; reduced
       voting power. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     No assurance of future cash distributions . . . . . . . . . . . . . . 14
  Real Estate Risks Associated with All Properties . . . . . . . . . . . . 15
     Certain assets may have to be sold to raise working capital . . . . . 15
     Federal, state and local environmental and other laws may
       require expensive hazardous substance clean-up or removal as well as expensive public improvements . . . . . . . . . . . . . . . 15
     If there is an uninsured loss, the company could lose its
       investment, profits or cash flow from a property. . . . . . . . . . 15
     The development of additional projects may occur. . . . . . . . . . . 15
     The California economy has fluctuated broadly in the past few years . 15
     When the acquisition is completed, National and its principals will be owed $1,818,684 by the company. . . . . . . . . . . . . . . 16
  Real Estate Risks of Specific Properties . . . . . . . . . . . . . . . . 16
     Sacramento/Delta Greens . . . . . . . . . . . . . . . . . . . . . . . 16
          Permits to develop the properties need to be obtained. . . . . . 16
          Holding an inventory of residential lots may cause the company to incur substantial carrying costs until the lots can
            be sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          Risks of residential development . . . . . . . . . . . . . . . . 16
          Additional specific risks. . . . . . . . . . . . . . . . . . . . 16
     Yosemite/Ahwahnee Properties. . . . . . . . . . . . . . . . . . . . . 17


                                          i


          Permits to develop the condominium-type timeshare aspect of the resort have not yet been obtained. . . . . . . . . . . . . 17
          Risks affecting operation of a golf course . . . . . . . . . . . 17
          Resort development is unpredictable for a variety of reasons and could result in losses . . . . . . . . . . . . . . . . . . 17
          Risks relating to timeshare operations . . . . . . . . . . . . . 17
          Risks relating to recreational vehicle park operations . . . . . 18
          Additional specific risks. . . . . . . . . . . . . . . . . . . . 18
     Mori Point Property . . . . . . . . . . . . . . . . . . . . . . . . . 18
          Permits to develop the property have not yet been obtained . . . 18
          Hotel/conference center development is unpredictable for a variety of reasons and could result in losses. . . . . . . . . 18
          Additional specific risks. . . . . . . . . . . . . . . . . . . . 19
     Cypress Lakes Property. . . . . . . . . . . . . . . . . . . . . . . . 19
          The vested tentative map will expire in April 1999 unless
            renewed and build the out of the property will be expensive. . 19
          Risks affecting operation of a golf course . . . . . . . . . . . 19
          Risks of residential development . . . . . . . . . . . . . . . . 19
     Palmdale/Joshua Ranch Property. . . . . . . . . . . . . . . . . . . . 20
          A final tract map must be recorded . . . . . . . . . . . . . . . 20
          Permits to develop the property need to be obtained. . . . . . . 20
          Holding an inventory of residential lots may cause the company to incur substantial carrying costs until the lots can be sold. . 20
          Risks of residential development . . . . . . . . . . . . . . . . 20
          Additional specific risks. . . . . . . . . . . . . . . . . . . . 20
     Esperanza Property. . . . . . . . . . . . . . . . . . . . . . . . . . 20
          Risks of commercial development. . . . . . . . . . . . . . . . . 20
          Additional specific risks. . . . . . . . . . . . . . . . . . . . 21
     Stacey Rose Properties. . . . . . . . . . . . . . . . . . . . . . . . 21
          Risks of residential development . . . . . . . . . . . . . . . . 21
          Additional specific risks. . . . . . . . . . . . . . . . . . . . 21
  Anti-Takeover Provisions and Limitation of Director Liability. . . . . . 21
     The board's ability to issue preferred shares which could affect your voting power and to issue additional shares to discourage or impede a merger or other transaction that may be in your best or
       financial interest. . . . . . . . . . . . . . . . . . . . . . . . . 21
     The board is divided into three classes serving staggered three year terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     There are restrictions on certain business combinations with interested parties. . . . . . . . . . . . . . . . . . . . . . . . . 22
     Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. . . . . . . . . . . . . . . . . . . . . . . 22
     The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders . . . . . . . . 22

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


                                          ii

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Company Shares Owned by Company Management. . . . . . . . . . . . . . 24
     Allocation of Services and Expenses . . . . . . . . . . . . . . . . . 24
     Non-Arm's-Length Agreements . . . . . . . . . . . . . . . . . . . . . 24
     Competition with the Company from Other Non-Participating Programs. . 25

FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION . . . . . . . . . . . . . . . 25
     Fiduciary Responsibility of National. . . . . . . . . . . . . . . . . 25
     Indemnification of Officers and Directors of the Company. . . . . . . 25
     Officers and Directors Insurance. . . . . . . . . . . . . . . . . . . 26

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 26

BUSINESS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Business of the Company . . . . . . . . . . . . . . . . . . . . . . . 27
     Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Management of the Properties since Foreclosure. . . . . . . . . . . . 31
     Efforts to Dispose of the Properties. . . . . . . . . . . . . . . . . 39
     Consolidation of the Properties . . . . . . . . . . . . . . . . . . . 43
     The Residential Development Industry. . . . . . . . . . . . . . . . . 43
     The Lodging and Recreation Industry . . . . . . . . . . . . . . . . . 44
     The Business Strategy . . . . . . . . . . . . . . . . . . . . . . . . 47
     The Consolidated Business Plan. . . . . . . . . . . . . . . . . . . . 48
     Priority of Projects and Estimated Timetable. . . . . . . . . . . . . 56
     Types of Borrowing Required . . . . . . . . . . . . . . . . . . . . . 58
     Impact of Interest Rates on the Company . . . . . . . . . . . . . . . 59
     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . 60

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES. . . . . . . . . . . . . . . . 60
     Investment Policies . . . . . . . . . . . . . . . . . . . . . . . . . 60
     Financing Policies. . . . . . . . . . . . . . . . . . . . . . . . . . 61
     Miscellaneous Policies. . . . . . . . . . . . . . . . . . . . . . . . 62
     Working Capital Reserves. . . . . . . . . . . . . . . . . . . . . . . 62

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . 63


                                         iii

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 67
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Results of Operations - The Sacramento/Delta Greens Program . . . . . 67
     Results of Operations - The Oceanside Program . . . . . . . . . . . . 68
     Results of Operations - The Yosemite/Ahwahnee Programs. . . . . . . . 69
     Results of Operations - The Mori Point Program. . . . . . . . . . . . 70
     Results of Operations - The Cypress Lakes Program . . . . . . . . . . 70
     Results of Operations - The Palmdale/Joshua Ranch Program . . . . . . 71
     Results of Operations - The Esperanza Program . . . . . . . . . . . . 72
     Results of Operations - The Stacey Rose Properties A and B Programs . 72
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . 72
     Historical Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . 75
     New Accounting Pronouncements . . . . . . . . . . . . . . . . . . . . 76

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     Executive Officers and Directors. . . . . . . . . . . . . . . . . . . 78
     Directors and Executive Officers Compensation and Incentives. . . . . 81
     Stock Incentive Plan. . . . . . . . . . . . . . . . . . . . . . . . . 82
     401(k) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . 84
     Limitation of Liability and Indemnification . . . . . . . . . . . . . 84

PRIOR PROGRAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85

PRIOR PERFORMANCE SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . 87

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . 96
     Principal Shareholders. . . . . . . . . . . . . . . . . . . . . . . . 96
     Director and Officer Stock Ownership. . . . . . . . . . . . . . . . . 97

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . 98
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     Certain Shareholder Voting Requirements . . . . . . . . . . . . . . . 99
     Transfer Agent and Registrar. . . . . . . . . . . . . . . . . . . . .100

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .100
     Offering of Units . . . . . . . . . . . . . . . . . . . . . . . . . .100
     Escrow Arrangements . . . . . . . . . . . . . . . . . . . . . . . . .100
     Concurrent Consent Solicitation . . . . . . . . . . . . . . . . . . .101

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . . .102


                                          iv


REPORTS TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . .103

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .103

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .103

FURTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .103

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .104

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .F-1


ACCOMPANYING THE PROSPECTUS

-    Subscription Order
-    Broker/Dealer Information Form
-    Instructions to Investors on How to Complete the Subscription Documents

THROUGHOUT THIS PROSPECTUS ARE REFERENCES TO THE "ACQUISITION" OR "ACQUISITION."
  THOSE REFERENCES RELATE TO THE COMPANY'S PROPOSAL TO PURCHASE THE SEVEN "TRUDY
    PAT" PROGRAMS AND THE THREE OTHER PROGRAMS NAMED ON THE COVER PAGE OF THIS PROSPECTUS. SEE THE ACCOMPANYING CONSENT SOLICITATION STATEMENT/ PROSPECTUS
  DELIVERED WITH THIS PROSPECTUS FOR  FURTHER INFORMATION ABOUT THE ACQUISITION.

                                  PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARIZES MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS ELSEWHERE IN THIS PROSPECTUS.

THE OFFERING

     The Company is offering up to 125,000 units at $20 per unit to be issued exclusively to existing program investors and officers or directors of the Company. The offering is a "best efforts" offering with no minimum number of units which must be sold. There is no assurance that any proceeds will be received. No sales can be completed unless the acquisition described in the accompanying Consent Solicitation Statement is approved. Each unit consists of one share and warrants to purchase three additional shares of common stock. The warrants may be exercised for a period of 20 consecutive trading days at a per share purchase price equal to 80% of the average closing price for the company's common stock for the 20 trading dates preceding the six month anniversary of the issuance of the units. The warrants will be allowed to separate from the units [60]days after issuance. NASD broker-dealers will receive an aggregate of $1.40 per unit commission from the Company for any units sold with their help.

     These units are identical to the units being offered in the acquisition described in the Consent Solicitation Statement/Prospectus which accompanies this prospectus.

     If any funds are raised by the offering, they would be used to pay offering expenses, acquisition expenses, property taxes due, and for working capital, as detailed in the Company's business plan. Any funds raised on exercise of warrants would be used for working capital.

SUMMARY RISK FACTORS

     The following is a summary of the potential disadvantages, adverse consequences and risks of an investment in additional shares. This summary is qualified in its entirety by the more detailed discussion in the section entitled "Risk Factors" contained in this prospectus beginning on page __.

     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. Initially, shares contained in the units may trade at prices substantially below the arbitrarily determined purchase price of $20 per unit or the assumed historical book value of the company's assets if the acquisition is completed. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares will likely decrease below the purchase price per unit of $20 due to a potentially large number of shares that investors may sell immediately after the acquisition described in the accompanying Consent Solicitation Statement.

     THERE WERE CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [16.35]% (6.23% if all the units are sold in the concurrent offering and 4.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the company's outstanding stock for which they paid $0.01 per share. Other founding shareholders will hold approximately [2.3]% of the company's outstanding stock (0.88% if all the units are sold in the concurrent offering and 0.66% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National, and other executive officers of the company, will receive annual cash compensation aggregating $560,000 as officers and employees of the company. National will be relieved of its asset management obligations and will no longer earn asset management fees. However, despite the fact that National will have forgiven over $3,800,000 of unpaid fees and expenses, the company will still owe National and its principals and employees over $[1,800,000] of accrued but unpaid fees and expenses.

     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     THE BOARD OF DIRECTORS MAY UNILATERALLY CHANGE INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES WITHOUT SHAREHOLDER APPROVAL. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over one year ago to take part in the acquisition. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire through the acquisition, it would have experienced losses to date.

     THERE WILL BE FUNDAMENTAL CHANGES IN THE BUSINESS PLAN IF THE ACQUISITION TAKES PLACE. Rather than being focused on a single property, the Company will be an infinite life entity focused on the management of the properties of the seven former "Trudy Pat" programs plus the property of any other program which elects to participate in the acquisition. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.

     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes to, or sales of, a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.

     THERE WILL BE SIGNIFICANT REAL ESTATE RISKS ASSOCIATED WITH THE COMPLETION OF THE COMPANY'S PROPOSED BUSINESS PLAN. These risks exist for the programs whether or not the acquisition is approved. These include

     (i) the need to raise additional cash funds to pay delinquent property taxes on each of the properties, as well as keeping those property taxes current in the future (without needed cash, one or more properties may be lost at a tax sale in the future at below market prices);

     (ii) the need to pay for the costs associated with maintaining and obtaining permits and government approvals to develop the properties (without such permits and approvals, management believes the properties might be less marketable, requiring months or even years to sell, because there are fewer buyers at the early stage of development of certain projects);

     (iii) the cost of holding land to be developed and built upon at Sacramento/Delta Greens (presently approximately $10,000 per month) or Mori Point (presently approximately $25,000 per month) or Cypress Lakes (presently approximately $15,000 per month) or Palmdale/Joshua Ranch (presently approximately $25,000 per month) or Esperanza and Stacey Rose A and B properties (presently approximately $5,000 per month together);

     (iv) the cost of development, operation and maintenance on the various aspects of the Yosemite/Ahwahnee project in order to increase revenue and marketability could exceed funds available; and

     (v) the payment of over $[1,800,000] accrued fees and expenses to National and its principals. Additionally, there are particular risks related to each of the programs' properties more specifically described in "Risk Factors -- Real Estate Risks" commencing at page __.

THE COMPANY

     The Company was formed on August 6, 1997 to conduct the Acquisition. The founding shareholders of the Company are Yale Partnership for Growth and Development, L.P. and J-Pat, L.P., family partnerships established by David Lasker and James Orth, respectively, as well as other employees, consultants of Management, or the Company. The Company has no operating history. The Company's principal executive offices are located at 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telephone number 1-800-590-7772.

CURRENT STATUS OF THE PROGRAMS

     The properties owe a significant amount of property taxes totalling over $[1,000,000] as of August 31, 1998. This amount includes those taxes due under payment plans that have been paid on a current basis. Under California statute, property owners have the option of entering into a payment plan no later than five years following June 30th of the first year a tax payment becomes past due. Thus, the property owner may elect to accumulate up to five years of taxes into the plan, along with any penalties and accrued interest. Payments are then spread evenly over the next five years and are due each April 10th along with accrued interest on the remaining balance. The plan remains in effect, as long as all current property taxes and all past due plan payments are made on time, until the balance is reduced to zero. In order to preserve cash, National arranged for payment plans for past due taxes on behalf of certain programs and anticipates placing others into such plans. The following chart summarizes the status and amount paid and/or due for each property on a cash basis. The financial statements herein account for these taxes due on an accrual basis.

                                                 Property Taxes Paid in April 1998
                                                                      Past Due                                     Payment Plan
Program                                    Current Year             Payment Plan           Total Payments        Balance Remaining
-------                                    ------------             ------------           --------------        -----------------
Sacramento/Delta Greens                      $   16,545               $   35,540               $   52,085               $   26,132
Mori Point                                       20,503                  121,220                  141,723                  157,413
Palmdale/Joshua Ranch                             9,461                   53,200                   62,661                   69,092
                                             ----------               ----------               ----------               ----------
     Total                                   $   46,509               $  209,960               $  256,469               $  252,637
                                             ----------               ----------               ----------               ----------
                                             ----------               ----------               ----------               ----------

                                                 Property Taxes Paid in June 1998
                                                                      Past Due                                     Payment Plan
Program                                    Current Year             Payment Plan           Total Payments        Balance Remaining
-------                                    ------------             ------------           --------------        -----------------
Oceanside                                    $   53,690               $   33,416               $   87,106               $        0
Yosemite/Ahwahnee                               106,983                  126,518                  233,501                  506,070
Stacey Rose Properties                            4,843                    7,523                   12,366                   29,670
                                             ----------               ----------               ----------               ----------
     Total                                   $  165,516               $  167,457               $  332,973               $  535,740
                                             ----------               ----------               ----------               ----------
                                             ----------               ----------               ----------               ----------

                                    Estimated Property Taxes Scheduled for Payment in June 2000
                                                                                                                    Payment Plan
                                                                      Past Due                                      Balance to be
                                           Current Year             Payment Plan           Total Payments              Remaining
                                           ------------             ------------           --------------              ---------


                                          4

Program
-------

Cypress Lakes                                $   34,300               $   62,800               $   97,100               $  251,200
Esperanza                                         3,700                    5,800                    9,500                   23,200
                                             ----------               ----------               ----------               ----------
     Total                                   $   38,000               $   68,600               $  106,600               $  274,400
                                             ----------               ----------               ----------               ----------
                                             ----------               ----------               ----------               ----------


     The Sacramento/Delta Greens Program is in the fourth year of its payment plan and the Mori Point and Palmdale/Joshua Ranch Programs are in the third year of their respective plans. As of July 1998, the Yosemite/Ahwahnee and Stacey Rose Programs entered into the first year of their respective payment plans. If not sold, then the Cypress Lakes and Esperanza Programs are expected to enter into five-year payment plans in June 2000 if delinquent taxes are not paid prior to that time.

     In addition to property tax liabilities, working capital is needed in order to position the properties for sale on terms that might be approved by a majority of investors. Only the golf course owned by the Oceanside Program and the recreational vehicle park portion of the Yosemite/Ahwahnee properties have any operating cash flow and that is not enough to cover operating expenses much less provide working capital needed to complete conceptual plans, comply with the governmental permitting requirements and eventually construct other improvements on the land. The programs' tenancy-in-common agreements contain provisions for voluntary advances and mandatory assessments by investors. Investors have progressively demonstrated a reluctance to provide adequate working capital through the mandatory assessment process. This reluctance on the part of investors to provide the necessary funding to maintain the properties, pay for minimal expenses such as property taxes, and continue the predevelopment approval process makes continuation of the status quo tenuous at best.

     The remaining Oceanside property was sold on June 5, 1998 for a gross amount of $6,672,099. This was significantly greater than its May 1997 appraisal of $2,850,000. As part of the approval process, Oceanside investors directed that $3,000,000 of that amount be distributed back to them and that $3,550,000 be used to purchase the Yosemite/Ahwahnee golf course and certain additional land around the golf course that is being held for future development. The golf course was leased back to the Yosemite/Ahwahnee programs for five years on a fully net basis for $80,000 for the first year, and $140,000, $250,000, $380,000 and $380,000 for the succeeding years. The golf course currently has a negative cash flow of approximately $350,000 per year which is the responsibility of the Yosemite/Ahwahnee Programs based on this lease-back arrangement of that property from the Oceanside Program. The Yosemite/Ahwahnee Programs will also have the responsibility for payment of future property taxes during the term of the lease. A sale, if possible, at either the recent purchase price or the exchange value would not generate sufficient funds to return all of the Oceanside investors money.

     The Sacramento/Delta Greens property may be sold for a cash price approximating its March 1998 value but National believes that there will be more potential buyers if the final engineering and permitting processes are completed at a cost of approximately $175,000. Nevertheless, since the amount that might be realized is substantially less than the outstanding investment, the sale of this property at current prices will not yield all or a substantial portion of the investors' money at this time.

     Without an infusion of approximately $[3,000,000] of additional capital, the Yosemite/Ahwahnee properties (some of which are now owned by Oceanside investors) cannot reach a point where they are developed enough to be able to eliminate losses from operations and break even on the lease obligations to the Oceanside program investors for the golf course. The March 1998 appraisal was used for the estate lots and for the balance of the land to be developed with timeshare units and additional recreational vehicle sites. Although a buyer may be found at the assigned appraised value, this amount would not generate sufficient funds to return all or a substantial portion of the investors' money at this time.

     At present, Mori Point is vacant land with a proposal to be developed into a hotel/conference center. In order to continue the predevelopment effort, approximately $500,000 of capital is needed to proceed with the real estate permitting process and to establish a plan to protect the habitat of two endangered species that are located on the property. Although a buyer may be found at the March 1998 appraised value, it is the opinion of National that any buyer will insist that completion of a habitat conservation plan be a condition of the closing of the sale. Even a sale at the March 1998 appraised value would not generate sufficient funds to return all of the investors' money at this time.

     If the current proposed sale is not consummated, the Cypress Lakes property must undergo some redesign in order to reduce the estimated infrastructure costs, particularly those related to the construction of a levee around it. It is estimated that this redesign and related engineering and legal costs to change the map could cost approximately $400,000. Without a significant increase in the demand for property from homebuilders for additional lots in eastern Contra Costa County, the best short-term strategy to maximize the return of capital may be to hold the property in anticipation of being able to sell it in bulk when that demand does finally develop. A bulk sale at the current appraised value would not result in enough funds to return all of the investors capital at this time.

     The Palmdale/Joshua Ranch property has some significant challenges in regard to infrastructure costs, particularly for a main road and utilities. These costs preclude any profitability of a build-out under current market conditions. A vested tentative map was secured in early July 1998 on the property by National on behalf of the investors. The vested tentative map approval is a significant document that helps to insure that local government intervention will not stop the development process and it helps to lock in certain governmental fees at current rates subject to only Consumer Price Index increases. Approximately $[140,000] of capital is needed to complete final soils and grading studies which are needed to attract a potential buyer or joint venture partner. Based on the net value of each lot in the current market, management believes that it may be best to sell the property in bulk unless some of the infrastructure costs can be reduced, eliminated or financed on realistic terms. A bulk sale at the March 1998 appraised value at this time would not generate sufficient funds to return the investors' capital at this time.

     The Esperanza property is zoned commercial. Unfortunately, the current market demand in the area does not justify the build out of the site at this time. In National's opinion, the property should be discounted and sold. It cannot be sold for the original loan amount at this time.

     The Stacey Rose A and Stacey Rose B properties are contiguous properties that are zoned residential. Additionally, National owns a third contiguous parcel on behalf of these two groups of investors. It is estimated that it may cost $50,000 to finalize a tentative tract map on the parcels. The property could contain up to 160 lots. The property could also be held for a bulk sale without spending the capital to obtain the tentative map. However, a bulk sale at the March 1998 appraised value would not generate sufficient funds to return the investors' capital.

     Attempts have been made to sell or develop on a joint venture basis all or portions of each of the properties. However, the offers have been rejected by investors (in the case of Sacramento/ Delta Greens in 1994 and Mori Point in 1996) as inadequate or not forthcoming at all (in the case of the Yosemite/Ahwahnee, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose programs). Prior to the recent sale of the remaining lots of the Oceanside property, two offers had been received that were considered by National to be inadequate. See "Background and Reasons for the Acquisition -- Efforts to Dispose of the Properties." The Sacramento/Delta Greens and the Palmdale/Joshua Ranch properties have been presented to several local area homebuilders in the last year without yielding any significant immediate interest or negotiations toward a sale. National continues to explore the possibility of selling all of these properties, but, to date, no brokers have been hired. Even though National is a licensed real estate broker and, along with its land development consultants, has the resources to identify potential buyers for projects of this type and size, it has recently requested proposals from several national real estate brokerage firms, as well as some local ones that specialize in land transactions in the vicinity of certain of the properties. The estate lots at the Yosemite/Ahwahnee properties have been previously listed with a broker for sale, as have the Mori Point, Cypress Lakes, Esperanza and Stacy Rose properties. National also made efforts to interest two potential buyers or joint venture partners in the Yosemite/Ahwahnee properties as a package immediately after the foreclosure in 1995. However, the buyers could not perform and purchase contracts were not consummated. Since then, the project has not been packaged or listed for a bulk sale because National feels a better price can be attained for some of the parcels independently or after further development of the recreational vehicle spaces and planned timeshare program is conducted. Joint venture partners willing to become associated with the unwieldy tenancy-in-common ownership structure which requires so many persons to approve any significant action have been difficult to locate. Currently, the Yosemite/Ahwahnee properties experience a steady negative cash flow which few, if any, buyers are willing to accept. Other than the sale of the golf course and certain adjacent property to the Oceanside investors, only offers for certain of the estate lots have been consummated. No offers that resulted in purchase agreements have been received for the Yosemite/Ahwahnee properties as a package. For a period of one year in 1992 to 1993, the Mori Point property was listed with a reputable national commercial brokerage firm. No offers were received. The brokerage contract was not renewed, and no recent efforts have been made to sell it because the investors instructed National to continue to pursue obtaining the necessary governmental permits to develop a hotel/conference center on the property in order to achieve their objectives of a greater return of their capital. During two separate time frames in 1995 and 1996, the Cypress Lakes property was listed with two separate real estate brokerage firms; however, no purchase agreements were received. An offer to purchase the property for $11,550,000 ($5,550,000 in excess of the March 1998 appraised value) was presented to the Cypress Lakes investors in June 1998. Holders of a majority-in-interest of invested funds have not approved the sale. National briefly listed the Esperanza property with a local Victorville real estate broker in the early 90s but, after about one year, took the property off the market when no offers were received that were acceptable to investors. National did not renew the listing agreement while waiting for the real estate market to improve.

     The acquisition has been proposed because National and the company believe that the properties, when combined and used or sold for their mutual benefit instead of separately operated or sold, can be sold and/or developed in a way that will increase the overall value available to investors. This proposal provides an alternative way to achieve the investors' goal of maximizing a return of their original principal. While there can be no assurance that the company will achieve that goal for the investors through its stock price, continuing to attempt to achieve the investors' goals for each property separately does not appear to provide any likelihood of achieving that objective, because there is a natural reticence among the investors to contribute adequate capital to pay the property taxes or sustain the property-related holding costs any longer. If the acquisition occurs, the properties and assets belonging to the programs will all become assets of the company, and you will be shareholders of the company. The value of the company will be reflected in the market value of its shares. Thus, through the market value of the shares, you may receive a higher percentage of your outstanding investment than you might receive if the properties were operated or sold within their separate programs. However, it is not known whether a market will develop or what the market price for the shares will be and, therefore, it cannot be known whether the value of the shares allocated to each program will ever exceed the price that the properties might bring in a cash sale. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" at page __.

ORGANIZATION CHART

     After the acquisition, if all ten programs participate in the acquisition, [81.26]% (92.9% if all units are sold in the concurrent offering and 94.7% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) of the company's outstanding shares will be owned by the investors and [18.74]% (7.1% if all units are sold in the concurrent offering and 5.3% if all the units are sold in the concurrent offering and all warrants issued in the acquisition are exercised) will be owned by the founders of the company. Management of the properties will be coordinated through a to-be-formed wholly-owned subsidiary to be named American Family Communities, Inc. If all programs participate in the acquisition, title to the properties will be held by, and day-to-day operations will be conducted through seven separate wholly-owned subsidiaries of American Family Communities, Inc. The ownership and organization of the company after the acquisition will be as follows:

 -------------------------         ---------------------------         ----------------------           -------------------------
                                      Yale Partnership for
                                           Growth and                       J-Pat, L.P.                   Consultants and other
                                       Development, L.P.               (controlled by James                employees or former
  All Programs' Investors             (controlled by David              Orth, a principal of              employees of National
                                     Lasker, a principal of                  National)                         or Company
                                           National)
 -------------------------         ---------------------------         ----------------------           --------------------------

                 [81.26]%(1)                         [6.88]%(1)            [6.88]%(1)                        [4.98]%(1)

 ---------------------------------------------------------------------------------------------------------------------------------
                                                  American Family Holdings, Inc.
 ---------------------------------------------------------------------------------------------------------------------------------

                                                               100%

                                             ------------------------------------------
                                                          American Family
                                                       Communities, Inc.(2)
                                             ------------------------------------------

                                                               100%

 -----------       -----------       -----------         --------------       -----------         -----------       -------------
                    Yosemite
    Delta             Woods           Mori Point         Cypress Lakes,        Palmdale/           Esperanza         Victorville
    Greens           Family          Destinations,           Inc.(3)         Joshua Ranch,       Land, Inc.(3)     Homes, Inc.(3)
    Homes,           Resort,            Inc.(2)                                 Inc.(3)
    Inc.(3)          Inc.(3)
 -----------       -----------       -----------         --------------       -----------         -----------       -------------

---------------
(1) If all ten programs participate in the acquisition, these percentages will be 92.9%, 2.62%, 2.62% and 1.9%, respectively, if all of the units are sold in the concurrent offering and 94.7%, 1.96%, 1.96% and 1.42%, respectively, if all of the warrants included in the units to be issued in the acquisition are exercised.
(2) A subsidiary formed to coordinate the management and operation of the properties. L.C. "Bob" Albertson, Jr. will be the Chief Executive Officer and, as such, responsible for this entity and the wholly-owned operating subsidiaries.
(3) Subsidiaries formed to hold title to the various properties and to conduct the day-to-day operations.

SUMMARY OF THE NEW BUSINESS PLAN

     Our objective is to preserve as much of the investors' original principal as is possible and improve the value, performance and marketability of the properties currently held by the programs in the following ways:

     - By developing selected properties for their highest and best use, particularly the Yosemite/Ahwahnee property for timeshare and recreational vehicle memberships;

     -     By increasing the current cash flow from the operating assets;

     - By maximizing the potential profit margins of for-sale products like lots and/or parcels;

     - By raising funds for the company's operations through the sale of selected real estate assets acquired from the programs to outside buyers, the sale of some additional units in the concurrent offering, and through the exercise of warrants; and

     - By acquiring other projects or assets which are consistent with our objectives and business plan, particularly those that can be timeshare oriented.

     RESIDENTIAL DEVELOPMENTS. The Company will sell certain assets or programs in bulk to raise operating funds that can be applied to more potentially profitable areas of the company's business. Cash flow from the sale of parcels for single-family homes and lots would continue our growth and build value.

     We plan to continue to investigate the most feasible, profitable and cost-effective ways to finalize the entitlements and provide for the necessary infrastructure for the Sacramento/Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose properties while seeking bulk buyers at acceptable prices and/or joint venture partners on reasonable financial terms.

     RESORT DEVELOPMENTS. We will enhance the value of Yosemite/Ahwahnee by continuing to develop the project. While the project itself presently has limited cash available for capital improvements, we believe the highest potential rewards in terms of revenues, profitability and increased share value lie in this segment of the company's asset base. By using the remaining funds available from the sale of the golf course and additional surrounding land to the Oceanside investors, from the sale of certain assets of other programs, or from the sale of units offered concurrently herewith, we will aggressively continue to develop vacation villa timeshare units and recreational vehicle sites. We will also continue to process the necessary approvals for the Mori Point property which we believe has the potential to attract hotel and conference center industry-oriented joint venture partners or purchasers. In the future, we may also target additional resort or over-night-stay projects for potential acquisition or joint venture. See "Business and Properties -- Properties" at page __ and "-- Consolidation of the Programs" at page __ for further details regarding all of the properties.

     MANAGEMENT. The Board of Directors will oversee the management of the company. After the acquisition all directors will be elected by the shareholders. The Board will consist of six directors, including three directors who are independent of the company. For background on management of the company and their compensation, see "Management" at page __.

CONCURRENT CONSENT SOLICITATION

     By a separate Consent Solicitation Statement/Prospectus, the Company is offering units (identical to those offered in this prospectus) in exchange for the assets (including cash on hand and any leasehold rights), certain liabilities and business activities owned by investors in the ten programs named above. For that proposed Acquisition, the Company will issue $[28,066,419] of its units arbitrarily valued at $20 per unit. The purpose of the acquisition is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operations in order to reduce costs and increase profit potential, provide the investors with potential liquidity for their investments and create greater potential overall value than each of the programs have separately. IF INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN THE SEVEN "TRUDY PAT" PROGRAMS DO NOT VOTE TO APPROVE THE ACQUISITION, THE ACQUISITION WILL NOT TAKE PLACE. IF THE ACQUISITION DOES
NOT TAKE PLACE, NONE OF THE SHARES OFFERED BY THIS PROSPECTUS WILL BE SOLD.
See the Company's Consent Solicitation Statement/Prospectus delivered with this prospectus for further information about the Acquisition.

SUMMARY FINANCIAL INFORMATION

     We are providing the following summary financial information to aid you in your analysis of the financial aspects of the acquisition. This information was derived from our pro forma and historical financial statements (and related notes) found later in this prospectus and should be read in conjunction with that information. See "Financial Statements" beginning on page F-1. The historical financial statements for the full year were audited; those showing pro forma information were not audited. The unaudited financial information reflects all adjustments (consisting only of normal recurring accruals) which are considered necessary to present fairly the financial information for the periods. The results of any interim period are not necessarily indicative of results for a full year, and historical and pro forma results do not predict future results.


                                       Company Pro Forma                              The Acquisition Historical
                                -------------------------------------    ---------------------------------------------------------
                                 Six Months            Year Ended
                                Ended June 30,        December 31,                              Years Ended
                                     1998                 1997                                   December 31
                                ----------------     ----------------     --------------------------------------------------------

                                 The Acquisition      The Acquisition           1997                 1996                 1995
                                ----------------     ----------------     --------------       --------------       --------------
Revenues                          $     324,654       $    5,193,012      $    5,193,012       $    6,213,299       $    6,333,143
Cost of sales                           121,187            4,081,530           4,081,530            5,224,186            5,346,735
                                  -------------       --------------      --------------       --------------       --------------
Gross profit                            203,467            1,111,482           1,111,482              989,113              986,408
Expenses:
     Selling, general and
       administrative                 2,413,683            5,676,067           4,357,059            4,029,618            2,486,099
     Land write-down                    255,000            1,299,651           1,299,651              845,000           16,167,424
     Management fees                          -                    0             949,003              949,003              949,003
                                  -------------       --------------      --------------       --------------       --------------
Total expenses                    $   2,668,683       $    6,975,091      $    6,605,713       $    5,823,621       $   19,602,526
Net interest income
     (expense)                           (1,117)              31,345              31,345               73,205            1,222,008
                                  -------------       --------------      --------------       --------------       --------------
Gain on sale of
     property                         1,871,279                    -                   -                    -                    -
Net loss                          $    (595,054)      $   (5,832,886)     $   (5,462,886)      $   (4,761,303)      $  (17,394,110)
                                  -------------       --------------      --------------       --------------       --------------
                                  -------------       --------------      --------------       --------------       --------------
Net loss per share                        (0.34)               (3.38)                N/A                  N/A                  N/A
                                  -------------       --------------
                                  -------------       --------------
Average number of
     shares outstanding               1,726,617           [1,726,617]                N/A                  N/A                  N/A
                                  -------------       --------------
                                  -------------       --------------
Balance Sheet Data:
     Cash and cash
       equivalents                    2,809,752                  N/A             540,909            1,065,715                  N/A
     Total real estate               27,601,000                  N/A          27,427,617           28,444,055                  N/A
     Total assets                    32,059,053                  N/A          32,065,559           34,561,602                  N/A
     Total debt                         313,083                  N/A             324,920              424,767                  N/A
     Total liabilities                5,844,634                  N/A           6,938,267            4,782,370                  N/A
     Stockholders'/
       owners' equity                26,214,419                  N/A          25,127,292           29,779,232                  N/A
Other Data:
     Cash used in
       operating
       activities                    (2,525,042)                 N/A          (2,015,894)          (1,658,879)             (68,615)
     Cash provided by
       (used in)
       investing
       activities                     6,988,374                  N/A            (163,264)            (186,211)            (436,545)
     Cash provided by
       (used in)
       financing
       activities                    (2,067,345)                 N/A           1,523,975            1,168,817              674,403


[NOTE THAT THE AVERAGE NUMBER OF SHARES OUTSTANDING WILL CHANGE AS WE RECALCULATE EXCHANGE VALUES UNTIL WE GO EFFECTIVE. THAT'S WHY THEY ARE BRACKETED.]

                                    RISK FACTORS

     AN ADDITIONAL INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS. YOU COULD LOSE ALL, OR A SIGNIFICANT AMOUNT OF THE REMAINING VALUE, OF YOUR INVESTMENT IF THE COMPANY IS NOT SUCCESSFUL, IF THE STOCK MARKET DECLINES OR IF REAL ESTATE VALUES IN CALIFORNIA DECLINE FURTHER. YOU SHOULD READ THIS ENTIRE PROSPECTUS.

     IN THE FOLLOWING RISK FACTORS, AND ELSEWHERE IN THIS PROSPECTUS, THE COMPANY OR ITS REPRESENTATIVES HAVE MADE FORWARD-LOOKING STATEMENTS REGARDING VARIOUS BUSINESS PLANS, TYPES OF INVESTMENTS TO BE MADE AND HYPOTHETICAL RESULTS OF OPERATIONS OR SALES OF PROGRAM PROPERTIES. THE STATEMENTS ARE QUALIFIED BY THE "RISK FACTORS" DISCUSSED BELOW. THESE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED. YOU SHOULD NOT RELY ON THE COMPANY'S STATEMENTS OR PLANS AS A PREDICTION OF ACTUAL RESULTS.

GENERAL RISKS

     THE SHARES INCLUDED IN THE UNITS MAY TRADE INITIALLY AT PRICES SUBSTANTIALLY BELOW THE ARBITRARILY DETERMINED PURCHASE PRICE OF $20 PER UNIT. The shares have never been sold in a public securities market. There is no guaranty that a liquid trading market will develop, or be sustained, for the shares. If the shares trade, the initial trading price is likely to be substantially less than the arbitrary $20 issuance price of the units or the book value of the company's assets. The market price of the shares included in the units will likely be less than $20 per share after the acquisition, particularly if investors decide to sell a large number of their shares shortly after the acquisition.

     MANAGEMENT WILL HAVE CONFLICTS OF INTEREST. After the acquisition, the executive officers of the company, which include among others the principal shareholders of National, will hold approximately [16.35]% (6.23% if all the units are sold in this offering and 4.66% if all the units are sold in this offering and all warrants in units issued in the acquisition are exercised) of the company's stock for which they paid $0.01 per share. Other company founders will hold approximately [2.33]% of the outstanding shares (0.88% if all the units are sold in this offering and 0.66% if all the units are sold in this offering and all warrants in units issued in the acquisition are exercised) of the company for which they also paid $0.01 per share. The executive officers of the company will receive annual cash compensation aggregating $560,000. While the acquisition, if successful, will relieve National of its asset management obligations (and it will cease to earn associated fees of approximately $885,000 per year), the company will still owe National and its affiliates over $[1,800,000] of accrued but unpaid fees and expenses. In addition, the founders of the company may not always have the ability to make decisions for the company without thinking of the consequences to themselves.

     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include, among others, a classified board of directors where only one-third of the directors are elected in any given year and directors serve three year terms; directors may only be removed for cause and only by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding shares; and amendments to the anti-takeover provisions of the charter documents may only be effected by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding shares. This means that, if a group of investors are unhappy with management's performance, it will take several years to change the board of directors or it will require them to obtain the support of a significant number of additional shareholders in order to be able to meet the two-thirds test to change the anti-takeover provisions of the charter documents.

     For additional information concerning the potential conflicts between Management and the investors and the procedures adopted to mitigate the impact of these conflicts on the Acquisition, see "Conflicts of Interest" at page __.

     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, the properties will not be subject to any liens other than possible mechanics' liens and liens imposed as a result of an aggregate of approximately $[1,000,000] in property taxes owed as of August 31, 1998. However, the Board of Directors could allow the company to borrow using the company's real estate assets as security. The more debt a company has, the more of its cash flow is necessary to be used to pay down such debt. If cash flow cannot cover debt repayment, the company could lose those assets to creditors. If potential lenders or providers of equity believe that the company has too much debt, further financing may become unavailable or prohibitively expensive. There is no limitation on the amount of debt the company may incur. See "Policies with Respect to Certain Activities - Financing Policies" at page __.

     THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The board will determine major Acquisition, financing, debt and distribution policies of the company. The board may amend or revise these policies as well as the business plan without shareholder approval. You will have no direct control over these changes. See "Business and Properties" at page __ and "Policies with Respect to Certain Activities" at page __.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed over one year ago to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.

     NO RIGHT TO VOTE ON MATTERS AFFECTING PROPERTIES; REDUCED VOTING POWER.
You will not be able to vote on changes to, or dispositions of, a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.

     NO ASSURANCE OF FUTURE CASH DISTRIBUTIONS. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a particular property were to perform well, there is no assurance that there would be cash distributions to you. The company will not use the proceeds from the sale of units to pay amounts owing to National. They will be paid only from company operating revenue or from proceeds of the sale of assets.

REAL ESTATE RISKS ASSOCIATED WITH ALL PROPERTIES

     ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

     CERTAIN ASSETS MAY HAVE TO BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $4,565,000 from the sale of certain assets of the programs or the sale of units in the concurrent offering or the exercise of warrants become available, the company will not be able to proceed with its entire business plan. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Neither the programs nor the company have received any commitment from any sources for financing at this time. In their current tenancy-in-common structure, the programs cannot obtain traditional bank financing.

     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability to the company. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.

     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company could lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than there are in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; construction financing may not be available; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.

     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. Initially, we will conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing in some areas of the State. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.

     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,818,684 BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues, proceeds from the sale of assets, or from the exercise of warrants, and not from proceeds available from the sale of units in the concurrent offering.

REAL ESTATE RISKS OF SPECIFIC PROPERTIES

     ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

     SACRAMENTO/DELTA GREENS

     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require approval of a new tentative map, the filing of a final map and obtaining building permits from the city. The tentative tract map process for the Sacramento/Delta Greens property required that studies be conducted to identify any endangered species' habitat which may exist on the property. Since some were identified, such as burrowing owls and fairy shrimp, changes to the tentative development plans have been made that will reduce or eliminate any damage to the habitat. A new tentative map needs to be approved by the City. The longer this process takes, the longer it will be before any of the property is ready for any construction, further development activity or sale.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, predevelopment activities and asset management fees for this property have averaged approximately $10,000 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens represents over 5% of the assets of the company.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay the engineering costs required to mitigate endangered species issues and pay for the planning and design expenses for the city to approve a new tentative tract map (estimated by management to cost approximately $25,000). Another risk is whether the lots to be developed will appeal to builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will not be profitable.

     YOSEMITE/AHWAHNEE PROPERTIES (including the golf course and surrounding land, which is owned by the Oceanside program investors)

     PERMITS TO DEVELOP THE CONDOMINIUM-TYPE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 32 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Planning and development are currently underway for 100 additional recreational vehicle membership sites, as well as for vacation villa timeshare units. Additional planned usage such as traditional, attached timeshare units will require extensive county and state approvals.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 20% of the assets of the company.

     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to completely develop its timeshare resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.

     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.

     Since the project is not yet permitted for traditional attached timeshare units, there has been no allocation of assets. Should attached timeshare units be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of these timeshare units.

     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations and maintenance of the golf course, clubhouse and current recreational vehicle facilities (estimated by management at approximately $350,000) annually and (ii) complete the construction of additional recreational vehicle sites and obtain approvals for and construction of the first group of vacation villa timeshare units (estimated by management to cost approximately $3,000,000). There is also a risk that the operation of recreational vehicle sites, timeshares and a golf course may not be profitable.

     MORI POINT PROPERTY

     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development for the Mori Point property are not obtained or reissued, the business plan for the company will have to be revised. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and the City of Pacifica is expensive and time consuming. Mori Point had a specific plan and tentative map approvals to build a hotel/conference center which expired in 1991. These approvals must be obtained or reinstated prior to construction on the property. Mori Point will represent approximately 20% of the assets of the company.

     HOTEL/CONFERENCE CENTER DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop the hotel/conference center project as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. At the hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.

     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Financing will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.

     CYPRESS LAKES PROPERTY

     THE VESTED TENTATIVE MAP WILL EXPIRE IN APRIL 1999 UNLESS RENEWED AND THE BUILD OUT OF THE PROPERTY WILL BE EXPENSIVE. Due to being located in a 100-year flood plain, the property requires a levee to be constructed around its perimeter which is very expensive. Preliminary engineering estimates indicate these costs to be more than $9,000,000. It may be desirable to change the vesting tentative map if the costs can be reduced significantly. While mere extension of the expiration date of the existing vested tentative map is not expected to be controversial, any changes in the existing plan could subject the project to public hearings which might result in additional costs being placed on the project. This could further increase the high front-end financial requirements. Additionally, such modifications might not be approved by the County.

     Cypress Lakes is a proposed master-planned community and represents more than 20% of the assets of the company. If the current proposed sale of the Property is not consummated, and if a bulk sale cannot be achieved, then joint venture partners would have to be brought in by the company to help with the significant up-front capital requirements of such a large project in order to develop it. It may be difficult to find substantial builder/developers who have the financial ability to purchase or develop the project. Changing market conditions may increase the difficulty in selling lots.

     Should the company determine to build out the project, delays in construction, reasonably priced mortgage and construction financing and the local and general California economy could lengthen the holding period for the lots. This would mean delays in realizing cash from the business operations.

     RISKS AFFECTING OPERATION OF A GOLF COURSE. When, and if, the golf course is developed, it will face competition from the 15 golf courses within the immediate market area (an approximate 25-mile radius). Seasonality, weather and course conditions will affect the operations of the company. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company if the golf course is constructed.

     RISKS OF RESIDENTIAL DEVELOPMENT. Totaling 1,330 lots when built out, a large supply of lots would be available and, due to the cyclical nature of the housing industry, demand may fluctuate differently than supply. This could result in needing to sell lots at a loss. Due to the size of the project, it could take between six and ten years to complete, which would subject it to new competitors entering the marketplace during the sales period. An environmental impact report was obtained on the property. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     PALMDALE/JOSHUA RANCH PROPERTY

     A FINAL TRACT MAP MUST BE RECORDED. After several years of effort by National, the vested tentative map was approved by the City of Palmdale at a hearing before the planning commission in early July 1998. A final recorded map must be secured by National or a buyer in order to build on the property. Final engineering, soils, utility and various improvement studies will need to be conducted in order to record the final map.

     PERMITS TO DEVELOP THE PROPERTY NEED TO BE OBTAINED. A final recorded map, which could take nine to twelve months after starting the process, will be required prior to construction. Due to the size of this project which encompasses some 739.6 acres and is currently planned for 539 lots, additional grading studies, soils investigation and utility planning needs to be done which could negatively impact the cost of this large-scale development.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Finding builder/developers that have the financial strength to handle this size project is difficult. Changing market conditions, the lack of reasonably-priced construction or mortgage financing and the general or local market conditions could lengthen the holding period for lots. This would mean a delay in realizing cash from business operations. The average carrying costs, including property taxes, predevelopment and asset management services for this property have averaged approximately $16,300 per month over the past three years.

     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, the property may be sold at a loss. The location of the lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources affecting the company's ability to successfully compete. Any and all environmental concerns will be mitigated as required in the vested tentative map conditions of approval. No evidence of endangered species that would limit or preclude development of the project have been found.

     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to pay for or finance (i) engineering, soils and utility studies which is estimated to cost approximately $140,000, and (ii) another risk is whether the lots to be developed may appeal to project builders so that the property can be sold in whole or by parcel. Palmdale/Joshua Ranch is a proposed residential development and represents about 10% of the assets of the company.

     ESPERANZA PROPERTY

     RISKS OF COMMERCIAL DEVELOPMENT. The material risks associated with the development of the Esperanza Property are (i) as of August 31, 1998, approximately $23,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the property for delinquent property taxes; and (ii) despite a strong economy, rents and values for many retail properties are expected to remain soft in 1998. Pressure on rents brought about by over building, weakness in demand for space and store closures caused by lagging profits are the forces causing a soft market. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. Within the City of Victorville there are approximately 3,250 acres zoned for commercial use, of which 60% remains available for development. Victorville is home to the largest enclosed regional shopping center between San Bernardino and Las Vegas, which is known as The Mall of Victor Valley. These commercial sites represent significant competition to the Esperanza project. There are more than 5,400 acres within the city limits of Victorville zoned for light and heavy industrial use. Nearly nine percent of this 5,400 acres of land is vacant and is available in parcels ranging in size from one-half to five hundred acres.

     STACEY ROSE PROPERTIES

     RISKS OF RESIDENTIAL DEVELOPMENT. The material risks associated with the development of the Stacey Rose Properties are (i) as of August 31, 1998, approximately $30,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Riverside to avoid loss of the Properties for delinquent property taxes; (ii) it is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels; (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes constructed on the properties if a bulk sale of the lots is not made; (iv) the properties are located in a lower income residential area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the company, thereby increasing the sales price of the lots which will delay market absorption. No environmental or endangered species reports have been prepared for the property.

     ADDITIONAL SPECIFIC RISKS. There is a risk that (i) adequate funds will not be available to finalize a tentative tract map on the parcels (approximately $50,000); (ii) the project will not appeal to project builders; and (iii) home financing at reasonable costs may not be available. There is also a risk that the development and sale of lots or homes may not be profitable

ANTI-TAKEOVER PROVISIONS AND LIMITATION OF DIRECTOR LIABILITY

     Certain provisions of the charter documents may restrict changes in control of the company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the company or to change its management, even if that change would be beneficial to you. These provisions include:

     THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST. Under the company's certificate of incorporation, subject to the receipt of fair value, the board of directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the board of directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.

     THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. The board of directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED PARTIES. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% of the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.

     CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.

     THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders.

                                  USE OF PROCEEDS

     There can be no assurance that any Units will be sold in this offering.
The net proceeds of the offering will be used in the order of priority set forth in the following table. If all Units are sold through the efforts of broker-dealers, the Company will receive $2,325,000 before estimated offering expenses of $_______. The net proceeds from the sale of the Units offered hereby will be prioritized as set forth in the table below:

                                                              Estimated Amount
                                                              ----------------
Acquisition expenses remaining                                  $    500,000
Offering expenses, including commissions                             300,000
General and administrative expenses
  (six months)(1)                                                  1,000,000
Property taxes due for 1998-99:
       Sacramento/Delta Greens                                        52,000
       Yosemite/Ahwahnee I and II                                    234,000
       Mori Point                                                    142,000
       Palmdale/Joshua Ranch                                          63,000
       Stacey Rose A and B                                            12,000
Entitlement processing
       Sacramento/Delta Greens                                        25,000
Working capital                                                      172,000
                                                              --------------
     TOTAL                                                    $    2,500,000
                                                              --------------
                                                              --------------

------------------
(1) Of this amount, approximately $[300,000] is expected to be used to pay Company officers' salaries and reimburse Company officers' for normal business expenses incurred in the operation of the Company.

     The above amounts are estimates and management of the Company may revise these priorities and amounts as necessary to fulfill the best interests of the Company.

     Except to the extent used to pay future salaries and reimburse officers for future out-of-pocket expenses, none of the proceeds will be allocated to officers, directors or principal shareholders of the Company.

                                  DIVIDEND POLICY

     The Company has no plans to pay dividends in the foreseeable future. Funds otherwise available for dividends will be utilized to potentially increase Share value through acquisition and development. The effect of this policy will be that, as Company real estate assets are sold, unlike in the Programs, no cash distributions will be made to Investors.

                               CONFLICTS OF INTEREST

     A number of potential conflicts of interest are inherent in the relationship between the Company's management and its shareholders. The conflicts of interest are summarized below.

COMPANY SHARES OWNED BY COMPANY MANAGEMENT

     Family partnerships controlled by David G. Lasker and James N. Orth (the shareholders of National) presently own, in the aggregate, [237,628] shares of the Company's Common Stock. That represents over 75% of the Company's outstanding stock. On the basis of a $20 per share value, such shares would be deemed to have a value of $[4,752,560]. They paid, out-of-pocket, $0.01 per share for the stock. National will pay the same price as investors for
its Units in the Company.   After the Acquisition, if all ten Programs
participate in the Acquisition, these family partnerships will each control 6.88% (2.62% if all the units are sold in the concurrent offering and 1.96% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the Company's outstanding stock. It should be noted that, although prior to 1995 National forgave over $2,800,000 of fees and advances in its role as servicing agent and, if the Acquisition is approved, will cancel and forgive an additional $986,648 in accrued but unpaid fees, neither it nor its principals or employees are being compensated based on those forgiven fees. To the extent National invested in any of the Programs, it will be allocated Acquisition units on the same basis as investors and at the same price.

     In addition, in the formation period of the Company, L.C. Albertson, Jr., Executive Vice President of the Company has purchased 44,685 shares, respectively, at $0.01 per share. If all ten Programs participate in the Acquisition, Mr. Albertson will control [2.59]% (0.99% if all the units are sold in the concurrent offering and 0.74% if all the units are sold in the concurrent offering and all warrants in units issued in the acquisition are exercised) of the Company's outstanding stock after the Acquisition.

ALLOCATION OF SERVICES AND EXPENSES

     In addition to Messrs. Lasker and Orth, other employees of National who will become employees of the Company currently provide investor relations, accounting and office administration services related to the operation of Programs which may not elect to be included in the Acquisition. If the Acquisition is consummated, these employees of National who will become employees of the Company may continue to provide services related to non-participating Programs. As a result, possible conflicts of interest may arise regarding allocation of services of these employees between the Company, National and the non-participating programs. At this time, the allocation of services between the Company and National's other programs is not susceptible to meaningful quantification.

NON-ARM'S-LENGTH AGREEMENTS

     All agreements and arrangements, including those relating to compensation, between the Company and employees of the Company who are also employees of National will not be the result of arm's-length negotiations.

COMPETITION WITH THE COMPANY FROM OTHER NON-PARTICIPATING PROGRAMS

     If any of the three non-"Trudy Pat" programs elect not to participate in the Acquisition, National may retain the servicing agent and asset management responsibilities for those programs. National may continue to apply time and resources to the management of these projects. In order to do this, they will require the on-going attention of Messrs. Orth and Lasker, as well as some of the personnel expertise that may also be employed by the Company or its subsidiaries. If National elects to continue as asset manager of these programs, it is anticipated that there will be minimal conflicts. However, in their capacities as officers of National, Messrs. Lasker and Orth would be committed to continue to provide the same quality of service for these projects as it has in the past.

                    FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

FIDUCIARY RESPONSIBILITY OF NATIONAL

     The Programs are not partnerships and, thus, National does not have the fiduciary duties of a general partner in dealing with the Programs. However, as asset manager for each of the Programs, National has the specific duties to Investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to Investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the Investors' interests without full disclosure to, and agreement from, the Investors, and (iii) not to obtain an interest adverse to the Investors without full disclosure to, and consent from, the Investors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

     The directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply to the officers and directors of the Company, the officers and directors of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position would use under similar circumstances. In the event any legal action were brought against officers or directors of the Company, they might be able to assert defenses based on the business judgment rule.

     According to the Charter Documents, officers and directors and other agents of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person. See "Management After the Acquisition -- Limitation of Liability and Indemnification."

     The indemnification provided by the Charter Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of the indemnification provisions contained in the Charter Documents will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to any provisions described in this Consent Solicitation/Prospectus, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OFFICERS AND DIRECTORS INSURANCE

     The Company intends to obtain insurance for the benefit of the Company's officers, directors and other agents relating to the liability of such persons. Such insurance would insure the officers, directors and agents of the Company from any claim arising out of an alleged wrongful act by such persons while acting as officers, directors or agents of the Company, and the Company to the extent that it has indemnified the officers, directors and agents for such loss.

                             FORWARD-LOOKING STATEMENTS

     THE COMPANY (OR ITS REPRESENTATIVES) FROM TIME TO TIME MAY MAKE OR MAY HAVE MADE CERTAIN FORWARD-LOOKING STATEMENTS, WHETHER ORALLY OR IN WRITING, INCLUDING WITHOUT LIMITATION, STATEMENTS IN THIS PROSPECTUS OR OTHERWISE RELATING TO THE BUSINESS PLAN OF THE COMPANY, ADVANTAGES THAT ARE EXPECTED TO BE REALIZED BY THE ACQUISITION, ESTIMATES OF REAL ESTATE VALUES, ESTIMATES OF POTENTIAL FINANCIAL RESULTS FROM OPERATIONS OR FROM SALES OF REAL ESTATE, PRO FORMA FINANCIAL RESULTS AND OTHER MATTERS. SUCH STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, AND ARE ACCOMPANIED BY, THE FACTORS DISCLOSED UNDER THE HEADING "RISK FACTORS." SUCH FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE RESULTS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE "RISK FACTORS," INTERNAL AND EXTERNAL FACTORS SUCH AS, BUT NOT LIMITED TO, THE FOLLOWING MAY ADVERSELY AFFECT SUCH FORWARD-LOOKING STATEMENTS: (I) EXPECTED GREATER AVAILABILITY OF FINANCING TO THE COMPANY MAY NOT MATERIALIZE;
(II) COMPETITIVE PRESSURES MAY INCREASE SIGNIFICANTLY; (III) THERE MAY BE UNEXPECTED COSTS OR OTHER DIFFICULTIES RELATING TO THE CONSOLIDATION OF THE BUSINESS PLAN; (IV) CHANGES IN THE INTEREST RATE ENVIRONMENT MAKE FINANCING MORE DIFFICULT OR IMPOSSIBLE; (V) GENERAL ECONOMIC CONDITIONS DETERIORATE RESULTING IN, AMONG OTHER THINGS, A DETERIORATION OF REAL ESTATE VALUES; (VI) LEGISLATIVE OR REGULATORY CHANGES ADVERSELY AFFECTING THE COMPANY'S BUSINESS; AND (VII) CHANGES IN

THE SECURITIES MARKETS. ACCORDINGLY, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS A PREDICTION OF ACTUAL RESULTS.


                               BUSINESS AND PROPERTIES


THE COMPANY

     The Company was formed as a Delaware corporation named American Family Holdings, Inc. on August 6, 1997 to conduct the Acquisition. It currently files no reports with the Commission under the Exchange Act. It will operate as a holding company, with actual day-to-day management of the operations of the Properties being handled by a to-be-formed wholly-owned subsidiary named American Family Communities, Inc. ("AFC"). Upon completion of the Acquisition, the Properties will be held and operated through up to seven separate subsidiaries of AFC, namely Delta Greens Homes, Inc. (Sacramento/Delta Greens Property), Yosemite Woods Family Resort, Inc. (Yosemite/Ahwahnee Properties), Mori Point Destinations, Inc. (Mori Point Property), Cypress Lakes, Inc. (Cypress Lakes Property), Palmdale/Joshua Ranch, Inc. (Palmdale/Joshua Ranch Property), Esperanza, Inc. (Esperanza Property), and Victorville Homes, Inc. (Stacey Rose Properties).

BUSINESS OF THE COMPANY

     Upon completion of the Acquisition, the Company will be a diversified real estate company involved in the residential development industry, as well as the lodging and recreational industries. Its overall initial objective will be to consolidate the various business plans of the Programs into a unified Company business plan with the ultimate goal of creating sufficient value in the Company's Shares to allow for Investors in the Programs to have the ability to recover a significantly larger portion of their Outstanding Investments in such Programs than if the Acquisition did not occur.

     As a part of its plan, in the future the Company may seek to acquire certain assets and properties that are synergistic or add value to the Company in accordance with its overall business plan. It may also seek to acquire and develop additional properties that take advantage of its expertise or its competitive position in order to enhance its financial performance. Such additional acquisitions may include, but are not limited to: (a) resort-oriented properties, such as hotels; (b) extended-stay-oriented properties, such as recreational vehicle or timeshare facilities; (c) leisure-oriented properties, such as golf courses and recreation facilities; and
(d) residential development properties. The Company may also purchase or form adjunct businesses to supplement and enhance these types of properties, such as customer financing, loan servicing, mortgage brokerage, real estate brokerage, property management, merchandising, marketing and telecommunications. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.

     Some of the risks which the Company may face if it makes the acquisitions described above include, but are not limited to: (a) the professional service fees and financing costs which the Company would incur to complete such acquisitions; (b) significant competition from other resort-oriented, extended-stay oriented, leisure-oriented, and residential properties; (c) lack of management experience in operating such businesses to the extent that experienced personnel cannot be acquired at the time of the acquisition; (d) dilution of Investors' voting rights to the extent that the Company's common stock is used for such acquisitions; and (e) costs of on-going compliance with applicable government regulation of consumer finance, real estate brokerage or telecommunications activities. Any of such risks, together with additional risks which may be identified in the future, could prevent the Company from accomplishing potential future acquisitions.

PROPERTIES

     The Company will purchase the Properties in their "as is" condition from the Investors in the Programs, except that any remaining Investors' liens will be removed. They are presently managed by National for the Investors pursuant to servicing agreements which entitle National to receive an annual fee equal to one percent of the principal amount outstanding as of the Ownership Date of the applicable loan. Upon completion of the Acquisition, the Company, through its subsidiaries, will own at least seven Properties which are described below.

     SACRAMENTO/DELTA GREENS PROPERTY. The Sacramento/Delta Greens Property consists of a 121-acre site in South Sacramento, California, located approximately one-half mile east of Interstate 5. Title is held by National Investors Land Holding Trust IV as the agent of and for the benefit of the Program's Investors. The Property is unencumbered by liens and is subject to no leases, sales contracts or options and property taxes are currently on a payment plan. A new tentative tract map is in process and has been revised to provide for approximately 465 lots for the construction of single-family homes and final approval is currently being sought from the City of Sacramento. The area in which the Property is located is populated primarily by lower to lower-middle income workers with combined family incomes of $25,000 to $35,000. The nearby Meadowview area has a reputation as a high crime area, but an active community effort is underway to upgrade the community identity.

     OCEANSIDE PROPERTY. Presently, the Property owned by the Oceanside Program is the golf course at Yosemite/Ahwahnee (consisting of PLUS OR MINUS
141.53 acres plus clubhouse, dining facilities and pro shop) and six outlots (consisting of PLUS OR MINUS 1,015.66 total acres of unimproved land designed for residential development). The golf course was purchased in June 1998 for $1,800,000 cash and the outlots were purchased for $1,750,000 cash pursuant to the majority approval of the Oceanside Investors and the Yosemite/Ahwahnee I and II Investors. The golf course has been leased to Ahwahnee Golf Course, Inc., for the benefit of the Yosemite/Ahwahnee Programs on a net-net-net basis for a period of five years. The lease calls for annual lease payments to the Oceanside Program of $80,000 in the first year, $140,000 in the second year, $250,000 in the third year, and $380,000 for each of the fourth and fifth years.

     YOSEMITE/AHWAHNEE PROPERTIES. The Yosemite/Ahwahnee Properties originally consisted of approximately 1,650 acres divided into two parcels, one containing 660 acres and one containing 990 acres prior to the sale of the golf course and six outlots to the Oceanside Program in order to obtain working capital. The 660 acre parcel was originally planned to be developed with 218 residential estate lots, 1-3 acres in size. Of the 58 completed lots in this portion of the property, 26 have been sold. The balance of the project consists of approximately 990 acres which has been developed into an 18-hole golf course, a clubhouse and other amenities. In addition, this portion contains a recreational vehicle membership park developed for an eventual 600 spaces. It currently contains 50 "full hookup" sites with an additional 101 sites with full hookups under construction. "Full hookups" are spaces that have water, sewer and electrical and service to the site. The Yosemite/Ahwahnee Program has retained ownership of the land containing the recreational vehicle membership park and the land to be developed into vacation villa timeshare facilities. A vacation villa is a detached, stand-alone residence for timesharing users that has full kitchen, bathroom and sleeping facilities. The Properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 16 miles south of Yosemite National Park. Over the past few years, the Park has averaged an annual visitor rate of 4.1 million people with the average group size being approximately 3.3 people.

     The remaining balance of the 660 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/Ahwahnee I Program. The remaining balance of the 990 acre parcel with the exception of the golf course property which is leased on a triple-net basis by Ahwahnee Golf Course, Inc. from the Oceanside Program, is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/ Ahwahnee II Program. The aggregate principal balance due on both parcels remains at approximately $20,000,000. The trust deeds will be extinguished as part of the Acquisition so that there will be no liens on the Properties except for taxes.

     MORI POINT PROPERTY. The Mori Point Property consists of approximately 105 acres oceanfront land located in Pacifica, California. Pacifica is a coastal suburban community of approximately 40,000 residents located about 15 miles from downtown San Francisco and 7.5 miles west of the San Francisco International Airport. The site is bounded on the north by Sharp Park Golf Course, which is a publicly-owned golf course operated by the City of San Francisco; on the south by a 120-acre parcel known as the "Quarry" which is approved for mixed-use development as part of Pacifica's Redevelopment District; and on the east by the Pacific Coast Highway. There is in excess of a quarter of a mile of oceanfront on the west. The Property is unencumbered by liens and is subject to no leases or sales contracts or options and property taxes are currently under a payment plan. Portions of this Property include habitat for two endangered species. Development will not be permitted unless it can be demonstrated that impact on the garter snake habitat can be ultimately mitigated. The cost to develop and implement a mitigation plan is expected to be expensive and potentially time-consuming. The Company believes that the impact can be mitigated and that approvals from the Department of Fish and Game can be obtained; however, if a satisfactory, economical, mitigation plan cannot be developed, no development could take place on the Property. Management believes this would radically reduce its value.

     CYPRESS LAKES PROPERTY. The Cypress Lakes Property consists of 686 acres and 1,330 residential lots and is located in the northeastern portion of Contra Costa County. The Property is located 40 and 50 miles, respectively, northeast of Oakland and San Francisco. The Property is unencumbered by liens and is subject to no leases, sales contracts or options, however, property taxes are delinquent since 1995 in the amount of approximately $199,000. It has a vesting tentative map approved by Contra Costa County. The area in which it is located is primarily rural farmland. The local areas of Brentwood and Oakley are considered to be good residential neighborhood locations.

     PALMDALE/JOSHUA RANCH PROPERTY.  The Joshua Ranch Property consists of
739.6 acres of hillside property and is comprised of 539 10,000 and 20,000 square foot lots. The City of Palmdale, through a grant by the County of Los Angeles, will develop a hiking, biking and equestrian trail across the Property. The project will be equestrian-oriented and is located 60 miles north of Los Angeles in the growing City of Palmdale.

     The Property is unencumbered by liens and is subject to no leases, sales contracts or options and property taxes are paid currently under a payment plan. The project received approval of a vested tentative map by the City of Palmdale in July 1998.

     The neighborhood can provide a mix of housing (including single and multi-family dwellings) and is served by adequate amenities such as parks, retail, commercial and community services. Access to the Property is good and is considered to be well located for residential usage.

     ESPERANZA PROPERTY. The Esperanza Property consists of 6.12 acres, or 266,568 square feet, of unimproved raw land with varying terrain and topography. The site is triangular in configuration and has approximately 1,000 feet of frontage along Hesperia Road.

     The Esperanza Property is zoned commercial. Victorville is regarded as a high desert location within the Southern California region offering lower residential and commercial real estate prices than more urban areas. This is due, in part, to its somewhat remote location and hot summer climate. Overall, the region's natural and man-made physical environment provides adequate resources for commercial development.

     According to the Victorville Chamber of Commerce, the number of housing units in the City have grown from 6,108 units in 1980 to 23,143 units in January 1996, an annual growth rate of nine percent. The driving force behind Victorville's rapid population and employment growth during the 1980s and 1990s is Victorville's lower land prices and housing costs relative to other parts of Southern California. The lower land basis helped draw residents looking for more affordable housing options, as well as businesses to serve this growing population base.

     The Property is unencumbered by liens and is subject to no leases, sales contracts or options; however, property taxes are delinquent in the amount of approximately $19,700. A payment plan must be implemented in 2000 or the property will be sold at a tax sale.

     STACEY ROSE PROPERTIES. The Stacey Rose Properties consist of 32 acres of unimproved raw land which is comprised of three separate parcels. The Property is zoned residential and could contain approximately 160 lots.

     Since Victorville is regarded as a high desert location within the Southern California region, it offers relatively lower residential and commercial real estate prices. This is due, in part, to its somewhat remote location and hot summer climate.

     Victorville has experienced substantial growth since 1980, with the population growing from 14,229 residents in 1980 to 40,674 residents in 1990, an increase of 11% annually, according to the City of Victorville Chamber of Commerce. The City is estimated to have reached 60,400 residents as of January 1, 1997, a six percent increase from 1990. The number of housing units in the City has grown from 6,108 units in 1980 to 23,143 units in January 1996, an annual growth rate of nine percent. The driving force behind Victorville's rapid population and employment growth during the 1980s and 1990s is Victorville's lower land prices and housing costs relative to other parts of Southern California. The lower land basis helped draw residents looking for more affordable housing options, as well as businesses to serve this growing population base.

     The Property is unencumbered by liens and is subject to no taxes, sales contracts or options and property taxes are currently under a payment plan.

MANAGEMENT OF THE PROPERTIES SINCE FORECLOSURE

     SACRAMENTO/DELTA GREENS PROGRAM. As the agent of and on behalf of the Sacramento/Delta Greens Program Investors, National took title to the Property of the Sacramento/Delta Greens (formerly "North Shores") Program in March 1993. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The May 1997 appraisal was updated as of March 1998. The Property is located in Sacramento, California, and is held for the benefit of the Sacramento/Delta Greens Investors by National Investors Land Holding Trust IV. Subsequent to the foreclosure, on behalf of the Sacramento/Delta Greens Investors, National hired consultants and engineers to determine the economic, political and environmental issues surrounding the Property in order to determine how to maximize its marketability. The City had previously approved a tentative map for detached and duplex residential units, but it was determined by National that there was considerable market and political resistance to any duplex housing. So the project was redesigned to be developed in multiple phases as a single-family detached, entry-level housing product. This reduced the number of lots from 596 to 534, which was then accepted by the City subject to mitigation of endangered species. That mitigation, which required several months of effort and the expertise of specialized consultants and engineers, resulted in the further reduction of the number of lots available to approximately 465. The City has recently advised National to submit a new tentative map application for approval. Attempts have been made to find joint venture partners to assist in the financial requirements for processing the final tract map, as well as to provide capital for infrastructure. In 1994, a proposed joint venture was considered and approved by Investors with a real estate developer located in Sacramento. The agreement provided for payment of $6,400 per lot for each of the 596 lots planned at that time and to be paid when each lot was built on and sold (or a total of $3,814,400) plus 50% of the profits derived from home sales. It was estimated that this would have been an approximate five year process. The transaction was never consummated because of the developer's failure to fulfill its initial financial obligations under the agreement. The agreement was terminated in 1995. No brokers were used in this transaction. Because of the prevailing market conditions through 1996, most builders in the area were attracted to real estate projects that already had finished lots, unlike the Sacramento/Delta Green project which still faced considerable infrastructure costs prior to attaining finished lot status. National has not sought financing from third party sources for the pre-construction costs, as such a loan, if available at all to a tenant-in-common group, was too premature and would have exposed the Investors to loss of the Property unless a builder could be found to become financially involved in the Property's development. National believes that the Sacramento market for entry-level single-family residential housing has improved and it is anticipated that, subject to the availability of financing, the Property can be developed in parcels and homes can be constructed in successive phases by several different builders. See "-- Efforts to Dispose of the Properties" for a discussion of alternatives considered for this Program by National.

     Since foreclosure, National has considered continuing development of the Property to enhance its value and marketability (and, indeed, has developed and planned for the operation of the Property prior to the proposed Acquisition) in order to sell the Property for an amount sufficient to repay the Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation or bankruptcy as alternatives of last resort because it believes that those alternatives have not been in the best interest of Investors. As long as there were minimal funds available to maintain and manage the project-related activities, National has sought to optimize its value and marketability for an orderly sale on behalf of the Investors.

     OCEANSIDE PROGRAM. This was a construction loan for in excess of 300 single-family detached homes in Oceanside, California. Funding for the Oceanside Program was completed in stages commencing in November 1991. The final stage of funding (amounting to approximately $6,374,000) was completed in April 1993. After an investigation by National, in November 1993, a technical default on the loan was caused by the borrower's admission that funds that were to be used to pay subcontractors had been diverted to corporate overhead. In order to avoid prolonged litigation that could have been detrimental to the Property, National succeeded in obtaining the borrower's agreement to grant the ownership of the Oceanside Properties to Oceanside Development, Inc. ("ODI"), a corporation formed to hold title to, and manage, the Oceanside Property on behalf of the Oceanside Investors. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken for the Investors. An experienced and reputable homebuilder was hired and, through 1997, a total of 114 homes in the Encore tract, one of two parcels of the project, were built and sold for a total of approximately $18,000,000, net of selling expenses. Initially 84 homes were built from

Program funds without the need for construction financing. Because of the decreasing sales volume and prices, in order to complete the construction of the remaining 30 homes, it was necessary for the builder to obtain traditional construction loans from a bank. An additional 23 lots were sold at the end of 1997 to that homebuilder for approximately $593,000 net of selling expenses plus a $50,000 unsecured note due in October 1998. These funds were utilized for project-related expenses and some of the costs to prepare the Program for the Acquisition by the Company. Principal and interest in the aggregate amount of over $10,000,000 have been returned to Investors through August 31, 1998.

     At the end of 1997, there remained an additional 111 lots in the Symphony tract (the second parcel) available to be finished and built on. An estimated $700,000 of equity was needed to qualify for the construction loan needed to complete the buildout and sale of homes on these lots. National did not believe that equity would be available from the Investors, so it began to attempt to sell the Symphony tract to homebuilders in the area. By the second quarter of 1998, there were three different homebuilders competing to buy the lots. A selling price of $6,672,099 was negotiated and sale was consummated by National on behalf of the Oceanside Investors on June 5, 1998 pursuant to approval of holders of a majority of the investments in the Oceanside Program. Even if National had continued to manage the build-out of the lots for Investors, they were not likely to receive a full return of their investment from the completion of the construction and sales of homes on those remaining lots. Since the original projections by the borrower were based on the construction of a number of homes which exceeded the number of lots initially acquired with loan proceeds, the Program had anticipated that more lots would be acquired so that a sufficient number of homes could be constructed and sold to provide for an acceptable monetary return to Investors. Investors subsequently voted against this. However, the investors also indicated their preference by majority vote to be able to potentially obtain a greater return of their original funds by continuing to own real estate assets that could attract buyers at increasing values, including a transaction similar to that proposed by the Company. The Yosemite/Ahwahnee golf course and additional land surrounding it was offered as an asset for such a purpose as described below by vote of the Yosemite/Ahwahnee investors and recommended by National. See "-- Efforts to Dispose of the Properties" for a discussion of alternatives considered for this Program by National.

     Concurrently with the sale of the Symphony tract, the Oceanside investors were offered the alternative of applying $3,550,000 of the sale proceeds to the purchase of the golf course ($1,800,000) and surrounding land ($1,750,000) from the Yosemite/Ahwahnee Programs. The purchase of such land was designed to provide the Yosemite/Ahwahnee Programs with needed funds to operate and to further the development of the timeshare and recreational vehicle portions of the Properties, while providing the Oceanside Investors with (i) an additional potential revenue source through a lease of the golf course back to the Yosemite/Ahwahnee Programs and (ii) a possibility of capital appreciation in excess of the price paid. The purchase prices were determined and recommended by National. The golf course price was based on a discount from the March 1998 appraisal of the golf course property due to continued negative cash flow from operations, the lack of achievement of the projected rounds of play, and the Yosemite/Ahwahnee Programs' need for working capital. The price for the surrounding land was based on the lesser October 1996 appraised value for vacant land. Such sale was approved by holders of a majority-in-interest of the Oceanside and Yosemite/Ahwahnee Programs' Investors. The balance of the sale price for the Symphony tract ($3,000,000) was remitted to the Oceanside Investors.

     YOSEMITE/AHWAHNEE PROGRAMS. Title to the Yosemite/Ahwahnee Programs' Properties was obtained in September 1995. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The May 1997 appraisal was updated in March 1998. An appraisal for planning purposes was previously conducted in October 1996. The properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. They included an operating 18-hole golf course, swimming pool and tennis courts, along with approximately 47 finished estate lots and an existing 54 site recreational vehicle park, permitting for up to 600 sites in total.

     Upon completion of funding of the Yosemite/Ahwahnee II loan, the Yosemite/ Ahwahnee I Investors were secured by a first deed of trust on the 660-acre portion of the property and by a second deed of trust on the 990-acre portion. The Yosemite/Ahwahnee II Investors were secured by a first deed of trust on the 990-acre portion and a second deed of trust on the 660-acre portion of the property. After the borrower's default, National foreclosed on the second deeds of trust as the agent of and on behalf of the Investors in each Program. The first deeds of trust were left in place to protect the Investors against subsequent creditors. These will be "extinguished" as a part of the Acquisition.

     Since taking over the operation of these Properties, National has operated them as the agent of and for the benefit of the Investors through a corporation known as Ahwahnee Golf Course and Resort, Inc. Approximately $3,000,000 has been funded by Investors' assessments in these Programs to provide working capital to maintain, improve and further develop the project, and to fund the negative cash flow from operations. In order to achieve the Investors' objectives, National has sought to maintain the status of the project and keep it from any deterioration while enhancing its value. To obtain the needed financing to further improve the property, National has attempted to seek conventional financing for the project without success due to the fact that no title company would provide a lender's policy of title insurance for the loan because of the tenancy-in-common relationship among the Investors holding beneficial ownership of the Property. National has also explored the possibility of a sale of the entire project; however, no offers have been forthcoming. National has continued its efforts to enhance the marketability and value through revenue production from the golf course, club house and restaurant facilities, to market and develop recreation vehicle sites, to develop vacation villa timeshare units and to pursue additional entitlements required to develop the remainder of the project. The project is expected to experience negative cash flow until and unless additional recreational vehicle sites are constructed or until timeshare sales can commence. See "-- Efforts to Dispose of the Properties" for a discussion of alternatives considered for this Program by National.

     As described above, in June 1998, pursuant to a majority vote of Investors, in order to raise badly needed cash, the golf course and outlots to be used for future development were sold to the Oceanside Investors for an aggregate of $3,550,000. This cash infusion was allocated to pay property taxes (approximately $235,000), to develop the timeshare and recreational vehicle portions of the project (approximately $1,000,000), to pay a portion of the expenses of the Acquisition (approximately $350,000), to maintain current operational expenses and pay some delinquent accounts payable.

     Since taking title to the property, National has considered continuing operation of the Properties in order to maintain their value and marketability (and, indeed, has operated, or planned for the operation of, the Properties prior to the proposed Acquisition) and sale of the Properties for amounts that might be accepted by Investors. In addition, based on diminishing available capital, National considered, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Programs. National views a discounted liquidation or bankruptcy as alternatives of last resort and not in the best interest of Investors as long as there continues to be adequate funds to manage, operate and develop the Properties in order to optimize their values and marketability for an orderly sale on behalf of the Investors.

     MORI POINT PROGRAM. The Mori Point Program Property was foreclosed on in August 1992 after National, on behalf of the Investors, obtained relief from the borrower's bankruptcy stay from the Bankruptcy Court. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The May 1997 appraisal was updated in March 1998. Title is held by National Investors Land Holding Trust as the agent of and for the benefit of the Investors. The Property was originally to be developed into a hotel/conference center in Pacifica, California, which is approximately 15 miles southwest of San Francisco on the coast. National endeavored to negotiate alternative uses for the Property which would be supported by the local community and be more economically feasible than a hotel/conference center. However, improvements in economic conditions in the Bay Area have recently revived the potential for and are encouraging to segments of the hotel industry. Reinstating the approved specific plan and tentative tract map that expired under the original borrower's ownership will require approximately $500,000 in order to conduct the necessary environmental studies and mitigation of habitats for two endangered species, as well as to complete the required land planning, engineering and preliminary architectural plans. Such funds are not currently available and would have to come from additional capital submitted by the Program's Investor group or by an industry joint venture partner. Since funds are not available to further define the ultimate use and design of the Property, National has not attempted to obtain pre-construction financing because no title company would provide title insurance under the current tenancy-in-common form of ownership. However, even assuming such financing would be available under the present tenant-in-common structure, there would be no potential source for repayment of such loan other than from the Investors. An offer from a potential joint venture partner was received in early October 1996, but such offer was rejected by Investors holding a majority of the interests. See "-- Efforts to Dispose of the Properties" for a discussion of alternatives considered for this Program by National.

     Since foreclosure, National has considered continuing operation of the Property to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for an amount sufficient to repay the Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation or bankruptcy as alternatives of last resort unless funds are not available to maintain and further the development of the Property in order to optimize its value and marketability for an orderly sale on behalf of the Investors.

     CYPRESS LAKES PROGRAM. The Cypress Lakes Program Property, which is located in eastern Contra Costa County, California, was foreclosed on in July 1995 after the borrower had defaulted on interest payments due. Title is held by the National Investors Land Holding Trust VII for the benefit of the Cypress Lakes Investors. In early 1996, National retained the services of a major, publicly-held real estate company to determine the status of and recommend a strategy to liquidate the Property in the most expeditious way, as well as to maximize the return of capital for Investors. Economic, environmental and political issues and their impact on the project were investigated and analyzed. The vesting tentative tract map which provided for an 18-hole golf course with various amenities along with 1,330 dwelling units on 686 acres, was due to expire in September 1997 and was renewed for a two year period. In addition, two engineering firms were hired to determine the infrastructure cost requirement. Various market studies were conducted to determine the long-term economic feasibility of lot and home sales, as well as other uses for the Property including a design exclusively for the "age restricted" segment of the population. It was concluded that the infrastructure expenses, particularly those pertinent to the requirement to structure a levee around the Property (estimated to be approximately $9,000,000) may necessitate a redesign of the map to potentially reduce the cost. During this process, attempts were made to gather enough data so a potential joint venture partner could be approached, both in the sense of the overall development, as well as for the golf course portion exclusively. In 1996, Investors voted to offer the golf course portion of the property to certain qualified developers in exchange for their commitment to the construction of the course and clubhouse facilities. Any constructed amenities such as this would reduce many of the infrastructure costs and create greater demand for the property. That strategy did not result in any specific offers. In May 1998, National obtained appraisals of the Property's value as of the Ownership Date and as of March 31, 1998. The real estate market for large residential land development projects in the East Bay, Contra Costa County, area has been in a recessionary situation for several years, although single-family homes have been selling well further west. National believes that the market for this type of project was improving enough for a well capitalized real estate development company to be attracted to it for the purpose of land banking it for future completion. In other words, it is still premature to develop the property into several parcels of land that could each be further developed into residential lots, particularly in light of current values and the costs of the infrastructure. But for a company or entity with capital and time available to wait for more attractive profitability, the timing could be right. That perception led to National's negotiation of a potential sale on behalf of the investors.

     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for amounts that might be accepted by Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation sale or bankruptcy as alternatives of last resort. As long as there were adequate funds to manage, operate and develop the Property, National has sought to optimize its value and marketability for an orderly sale on behalf of the Investors.

     PALMDALE/JOSHUA RANCH PROGRAM. Final funding for the loan to the developer occurred in February 1992. National foreclosed on behalf of the investors in September 1993 after the borrower had defaulted on interest payments due. Subsequent to the investors gaining ownership of the project, which is held on their behalf in the National Investors Financial Land Holding Trust V, National hired a firm that specialized in entitlement and land development to assess the economic, environmental and political situation regarding the Property. The Palmdale market has typically been dependent on the aerospace industry, as well as the commuter base from other areas of Los Angeles County. The original borrower had projected from 1,200 to 2,000 units in density for the project. However, there has been a considerable supply of traditional middle-market single-family lot and home inventories over the past few years. One significantly large development tract failed with the developer defaulting on its bond obligations. The Property is unique in that its 700+ acres sit mostly on a ridge that overlooks the valley and the City of Palmdale, so National's consultants conducted market studies indicating that lots of a larger and equestrian type of appeal would be more feasible both economically and politically. The City planning department had severely downsized the quantity of lots that could be approved for a tentative map from the time that the original developer was involved which dramatically decreased its value. These factors caused National to hire engineers and land planners to redesign the project accordingly in order to submit a tentative map that would be approved. National was advised that the Property would be much more marketable with a tentative map approved for a particular development rather than without a map but with just the zoning. After approximately three years of significant engineering and planning efforts, the vested tentative map for 539 10,000 to 20,000 square foot lots was approved in July 1998. National obtained appraisals for the Property as of the date of foreclosure and March 1998. Both indicated a deterioration in the market below the amount invested originally. While the appraiser indicated that obtaining the vested tentative map would have little or no impact on the current valuation, National believes the value may have been slightly increased by obtaining the vested tentative map.

     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for amounts that might be accepted by Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National has viewed a discounted liquidation or bankruptcy as alternatives of last resort and not in the best interest of Investors. As long as there were adequate funds to manage, operate and develop the Property, National sought to optimize its value and marketability for an orderly sale on behalf of the Investors.

     ESPERANZA PROGRAM. The funding for the Esperanza project was finalized for the developer in March 1988. The developer defaulted on the interest payments for the loan in March 1990 and National initiated foreclosure proceedings on behalf of Investors. However, the borrower filed a bankruptcy action to preclude foreclosure so National had to file a request for relief from the stay in the Bankruptcy Court. In December 1990, that stay was granted and National obtained ownership on behalf of Investors. National had the Property listed for sale by two local Victorville, California, brokerage firms during 1991 and 1992. There was one offer received in November 1991 that was rejected by Investors. When the listing agreement expired, National determined that it was in the best interest of the Investors to market the project on a non-listed basis until the economy dictated better economic feasibility for the Victorville area, and particularly for the location and commercial zoning represented by the project. To date, the market has not reflected any activity or turnaround that has resulted in a price being offered that will allow for the recovery of the initial investment by Investors.

     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for an amount sufficient to repay the Investors. In addition, due to diminishing available capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National views a discounted liquidation sale or bankruptcy as alternatives of last resort.

     STACEY ROSE PROGRAMS. The Stacey Rose Properties represent three adjacent parcels zoned for single-family residential use. Parcel A and B secured two separate Investor loans. In March 1990, due to borrower default in interest payments, National began foreclosure action on behalf of Investors which was delayed by the borrower's bankruptcy filings and was not concluded until July 1992. An offer was made to the bankruptcy trustee which was accepted and the parcels A and B were purchased for the amount of debt owed plus $20,000. The purchase also included an additional parcel that is larger, adjacent and integral to the value of the Stacey Rose A and Stacey Rose B parcels. These parcels are estimated to require approximately $50,000 in order to obtain a tentative tract map from the City for a certain design for approximately 160 residential lots. Due to lack of funds, this process has not been started. Without a tentative tract map, coupled with the recessionary effects of the real estate market, it was determined that the Property could not have been sold for even a fraction of the original investment. In May 1998, National obtained appraisals for the Property as of the date of foreclosure and March 1998. Both indicated a deterioration in the market below the amount invested originally.

     Since foreclosure, National has considered continuing operation of the Property in order to maintain its value and marketability (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) in order to sell the Property for an amount sufficient to repay the Investors. In addition, due to the lack of capital, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National views a discounted liquidation sale or bankruptcy as alternatives of last resort.

EFFORTS TO DISPOSE OF THE PROPERTIES

     SACRAMENTO/DELTA GREENS PROGRAM. Subsequent to foreclosure on the Property in 1993, the project manager, which was hired, managed and supervised by National, presented the Property to several small and medium sized builders in the Sacramento area. No significant interest was shown by such builders at that time. However, in early 1994, National negotiated for and received a purchase offer and joint venture proposal from a real estate company located in San Mateo, California, both of which were rejected by the Investors because the net amount to them of approximately $3,000,000 was considered too low and the five year time period over which the consideration was to be paid was considered too long. No brokers were engaged. Subsequent to that, in late 1994, another joint venture proposal was obtained from a local Sacramento builder. It was considered and approved by investors; however, the transaction and agreement were terminated because the builder failed to fulfill his initial financial obligations. Then, in 1996, National negotiated another joint venture with a builder from Davis, California, that was not finalized because the builder was unable to obtain an infrastructure and development loan. More recently, since 1997 National has been informally presenting the Property to several large homebuilders with presence in the Sacramento area. While more interest was shown than before, again no significant steps were taken by any of such builders to enter negotiations to acquire the Property.

     OCEANSIDE PROGRAM. In the second quarter of 1997, on behalf of the Oceanside Program, National began the process of marketing the 111 Symphony tract lots. No brokers were used in the marketing effort as National has adequate knowledge of the builders in the area likely to be interested. Through National, those efforts resulted in a preliminary offer from a major homebuilder to buy the Symphony tract in bulk for approximately $41,000 per lot, subject to due diligence. A sale escrow was opened but the details of the offer were not submitted to the Oceanside Investors pending completion of the buyer's due diligence. A sale at that price would not have yielded an amount sufficient to return the Investors' capital. After conducting due diligence, the potential buyer asserted that the cost to finish the lots would be about $42,000 per lot instead of its original estimate of approximately $26,000 per lot for such costs. The buyer then attempted to negotiate the price down to approximately $25,500 per lot, $15,000 less than the preliminary offer. Before selling expenses and closing costs, that price per lot would have yielded $2,830,500, approximately $20,200 less than the May 1997 appraised value. Based on advice from consultants, National believed the potential buyer's estimate of costs to finish the lots was too high. Thereafter, the sale escrow was cancelled. In early 1998, National resumed its efforts to sell the Symphony lots. After an extensive competitive situation involving three different builders, Investors approved the proposed sale, as well as the use of $3,550,000 of the proceeds to acquire the golf course and surrounding property from the Yosemite/Ahwahnee Programs. On June 5, 1998, the Symphony parcel was sold for $6,672,099.

     YOSEMITE/AHWAHNEE I AND II PROGRAMS. The foreclosures took place in September 1995. At that time, the Programs' Properties also included 47 finished estate lots of 1-3 acres available for sale. Two of those lots were sold in mid-1996 for approximately $50,000 per lot to current owners of contiguous homes. For working capital purposes, in February 1998, National negotiated the sale of twelve of the estate lots to the independent project manager for the

Yosemite/Ahwahnee Properties for $255,100 ($21,250 per lot) before closing costs. The Programs have the option to repurchase the lots prior to January 1, 2001 for an aggregate of $300,000 for which a monthly option payment of approximately $4,100 is required. The disparity in lot prices between the 1996 sales and the 1998 sales is based on the value placed on contiguous lots by existing homeowners for the 1996 sales and the fact that the 1998 transaction was a bulk sale designed to provide working capital for the Programs. An additional lot was sold in February 1998 for $52,500 to an independent buyer. Although the remaining estate lots were listed with local brokers during two separate six-month time periods since the foreclosures, no further offers were forthcoming and the listings have been allowed to expire. After the foreclosure, National contacted several of the former borrowers' potential joint venture partners and possible purchasers of the Properties, but no offers were forthcoming. In the first quarter of 1996, National had received two letters of intent, one from a potential buyer of the entire project and one from a potential buyer of the golf course. Neither could perform financially and no formal purchase offer was obtained. In mid-1996, National received another letter of intent from a nearby Kampgrounds of America ("KOA") campground owner for the 50-site recreational vehicle membership area and ten additional acres for $200,000. National informed the potential buyer that his offer was significantly less than the property was worth. No purchase agreement was forthcoming. In December 1996, National received another letter of intent for the golf course which was contingent upon financing for a down payment and that the investors carry back a seven-year note. There was no final purchase agreement because the financing could not be arranged. The golf course was sold in June 1998, along with additional land surrounding it, to the Oceanside Program for $3,550,000 to obtain working capital for timeshare and recreational vehicle site development. The golf course has been subsequently leased back for the benefit of the Yosemite/Ahwahnee Programs.

     MORI POINT PROGRAM. After foreclosing, in 1993, the Property was listed for sale with a national commercial brokerage firm for approximately six months to no avail. During 1994 and 1995, National solicited two large land trusts that, with both federal and state funds, purchase and hold tracts of land for open space. Although both expressed an interest in the Mori Point property, a purchase offer was not generated. In January 1996, the Investors were offered a joint venture opportunity with an Orange County-based property developer. Holders of a majority of the tenancy-in-common interests voted to turn down the proposal because they did not want to risk losing the Property which the developer had proposed be put up as collateral for a loan to further develop the Property. There have been no recent efforts to sell the Property because of the entitlement work that needs to be done before a value acceptable to Investors could be realized through an orderly sale process. National continues to seek possible joint venture development arrangements for the Property but no proposals have been received.

     CYPRESS LAKES. After the borrower's default in 1994 but prior to the foreclosure in 1995, National allowed the borrower to package the project for presentation of the golf course portion to golf course developers in such a way as to attract the capital necessary to begin the infrastructure on the project. National also solicited the Investors and they indicated their support to research the potential of an acquisition by or an exchange of the Property for shares of a public company. The proposal from the borrower was to provide the golf course property to a developer in exchange for that developer building the golf course. The proposal was presented to several golf course developers without serious subsequent negotiations. In the interim, a developer gave National a proposal to either develop the Property on a fee basis or purchase it after the final map was obtained. National rejected the offer to develop the Property on a fee basis because the $20,000 per month proposal had no time definition and was not provided for by Investors. In 1996, the Property was listed for six months with a nationally known real estate brokerage company which did not result in any sales. Subsequently, a broker that represented foreign interests, particularly one from Japan that had golf course holdings, presented the property to them. That process also did not generate any sale agreements. National also retained the expertise of a knowledgeable real estate development company to assist in providing engineering and environmental cost analyses, as well as a rapport with the County's Planning Department to maintain the current vesting tentative map. In October 1995, National solicited and entered into a 90-day exclusive negotiating agreement regarding the potential purchase of the Property with a large, publicly-traded national homebuilder. It did not result in a purchase offer because the potential buyer decided to acquire property in other geographic areas that were more conducive to the immediate construction of homes for sale.

     In the second quarter of 1998, an offer was received from a reputable real estate company to purchase the Cypress Lakes Property for a total purchase price of $11,550,000, including third party brokerage commissions, payable $100,000 upon completion of its due diligence, an additional $2,100,000 upon the closing of escrow, and a promissory note secured by a first trust deed on the property for $9,350,000 bearing a market rate of interest at the closing of escrow. The note was to be due and payable on or before December 15, 1999. Investors in the Cypress Lakes Program were advised of the offer. Although, by its servicing agreement, National may sell the property without the approval of the Investors, it determined that Investor votes would be solicited to confirm the sale. The sale has not been confirmed by Investors holding a majority-in-interest. However, National has continued to negotiate with the potential buyer and, if finalized, the agreement will be treated as an asset of the Cypress Lakes Program and transferred to the Company if the Acquisition is approved. If (i) a definitive agreement is reached, (ii) the Acquisition is approved, and (iii) the buyer pays the balance due on the note by the end of December 1999, the Cypress Lakes Investors will receive a contingent payment of Units (valued at $20 per Unit) equal to the difference in the net cash purchase price (exclusive of broker commissions, closing costs and interest) received for the Property and the March 1998 appraised value used to compute the Exchange Value assigned to the Property for purposes of the Acquisition. Based on $20 per Unit, the approximate additional value of these Units would be $5,000,000.

     PALMDALE/JOSHUA RANCH: After the borrower's default and subsequent foreclosure, National retained the expertise of a land development consulting firm on behalf of Investors in order to further the approval status of the Property with the City of Palmdale in order to make it more marketable. After several hearings and studies, it was determined that the project's marketability hinged on obtaining a vested tentative tract map and the activities to obtain it along with the expenses were authorized by Investors. The density proposed by the original borrower for approximately 2,000 units initially was altered to less than 1,200 units in order to conform to the more current economic and political environment. The owners and developers of two large tracts of land in the City had recently abandoned their plans due to seriously deteriorating market conditions. One had defaulted on City-backed bonds for infrastructure improvements. National then engaged two different market studies and, under the direction of its consulting firm, coupled with the cooperation of the City Planning Department to tend to approve a larger-lot, equestrian-oriented site, the density was downsized to accommodate significantly larger, but purportedly more marketable, lots. The approval process for the tentative map has included the continuous involvement of engineers and various consultants to obtain a complex easement from the State for access, negotiate for the exchange of land from adjacent property owners, design utilities and water systems that would be cost-effective, as well as most conducive to approval by the City Council. The final hearing for approval occurred in July 1998. In addition to assisting National in the tentative map approval process, the land development consultant presented the project on a preliminary basis to several developers in 1996.
They indicated future interest on a joint venture basis in the future when approval for the tentative map was obtained from the City and when potential infrastructure financing could be obtained. None indicated interest in an outright purchase at prices approximating the Investors' capital nor did they express any interest in committing any funds to infrastructure improvements on a joint venture basis. National initiated preliminary meetings with a municipal bond underwriting company to introduce them to the project's needs. They also indicated an interest upon finalizing tentative map approvals.

     ESPERANZA: The Property is commercially zoned and is located within one and one-half blocks from the residentially zoned Stacey Rose Program discussed below. The Esperanza Property was listed for sale by two different local Victorville real estate brokerage companies, one for approximately six months in 1991 and the other from the end of 1992 through 1993. One offer was received in November 1991, but was determined to be unsatisfactory and rejected by a majority vote of Investors. Market conditions must improve considerably in order to justify development of the Property or a sale that would recover the Investors' capital.

     STACEY ROSE PROGRAMS: Subsequent to the initiation of the foreclosure action in 1990, the borrower filed for bankruptcy. National's efforts in the bankruptcy court on behalf of the Program resulted in relief from the bankruptcy stay and the foreclosure was finalized in 1992. National arranged for the purchase of the two parcels subject to the Investors' loans in the Stacey Rose Programs, along with an adjacent parcel from the bankruptcy court. This parcel is being held by National for the benefit of the Programs and the Investors.
The borrower subsequently filed an action against National and the Program alleging collusion to illegally possess his property. After a series of court proceedings, the suit was dismissed in 1994. In 1993, National began the negotiations with a builder to finalize the approvals and improve the parcels so that they could be subdivided into single-family residential lots for construction. After studying the cost and marketing feasibility, the developer and National determined that the lack of demand for homes and the cost of development dictated that the Property must be held for future development or until market conditions improved. National has maintained regular communications with brokers, developers and builders that are familiar with and active in the Victorville and Antelope Valley market and has been advised as recently as the last quarter of 1997 that market conditions in the area of the Properties are not yet attractive to builders, nor can the Properties be sold for enough to recover the initial capital. In 1996, Investors approved the deferral of the payment of property taxes until five years of delinquency made it necessary to arrange a payment plan in 1998. Due to lack of funds from Investors, National recently advanced funds on behalf of the Program in the amount of approximately $12,000 for payment of the current taxes and the first payment of a five year plan for those that are past due.

CONSOLIDATION OF THE PROPERTIES

     Prior to the Acquisition, the Programs operated according to their respective separate business plans. There have been many impediments to achieving the objectives of Investors under those business plans. Upon completion of the Acquisition, each of the Properties will be held in subsidiaries of the Company with AFC coordinating the management according to a unified business plan which is designed to maximize the value of the Company's Shares. The economies of scale which will result from the consolidation will allow AFC to introduce resources such as additional management and development opportunities that would not have been economically feasible for the individual Programs to obtain for themselves. Further, the consolidation will also reduce the dependence of Investors in a particular Program on the geographic or economic constraints which their respective operations were subject to prior to the Acquisition. For example, Sacramento/Delta Greens Investors are entirely dependent upon the economic opportunities available from building entry-level homes in South Sacramento submarket. That dependency will be substantially reduced by the Acquisition. The Acquisition will allow for Palmdale/Joshua Ranch Investors to have geographical diversification in residential development because of the Sacramento/Delta Greens Property, as well as being diversified into the lodging and recreation industries as made available with the Yosemite/Ahwahnee, Oceanside and Mori Point Properties. Conversely, the Yosemite/Ahwahnee and Mori Point Investors' opportunities will be expanded and diversified as well to take advantage of those represented by the Sacramento/Delta Greens, the Cypress Lakes and the Palmdale/Joshua Ranch Properties.

     Upon completion of the Acquisition, the Company's resources can be managed such that the operation of each of its subsidiaries contributes meaningfully to the achievement of its consolidated business objectives.

THE RESIDENTIAL DEVELOPMENT INDUSTRY

     The Company anticipates that the demand for unimproved land will increase in the near future and that unimproved properties with entitlements, ready for physical improvements, will be in demand. In order to build homes, land entitlements (necessary governmental approvals) must be obtained and maintained in effect. Entitlements include development agreements, vesting tentative maps and recorded maps. These give a developer the right to obtain building permits to begin construction upon compliance with conditions that are usually within the developer's control.

     In order to acquire land for residential or timeshare development while conserving cash, the Company may utilize options to buy land (generally requiring a payment that is a small fraction of the purchase price to hold the property pending financing). Such payment usually is applied to the purchase price. It will fund additional acquisitions whenever possible with non-recourse seller financing which does not require a full payment of the purchase price immediately. The risk of securing the availability of property through the use of options is that the Company will be unable to exercise the option and lose the option payment. The risk of seller non-recourse financing is the potential loss of the property, loss of the downpayment and loss of funds spent on development if there is a default on the loan by the Company.

     The Company views land as a component of a home's cost structure, rather than for its speculative value. Due to the cyclical nature of the industry, the critical role of risk management in land development, and the low margins that are typical in today's homebuilding market, the Company will seek to place more emphasis on the acquisition and development of potential timeshare projects rather than for land to entitle the actual construction of homes. The Company intends to focus its residential development acquisitions, if any, primarily in the infill and emerging market segments. Properties acquired by the Company through the Acquisition will be in various stages of the approval process and development.

THE LODGING AND RECREATION INDUSTRY

     This industry includes many distinct product categories, including commercial lodging-oriented products such as hotels and conference centers, recreation-oriented products such as golf courses, equestrian facilities, sports complexes, marinas, theme parks, destination resorts, recreational vehicle resorts, and vacation-oriented products such as timeshare resorts, to name a few.

     THE RECREATIONAL VEHICLE RESORT INDUSTRY.

     Recent statistics indicate that recreational vehicle travel is on the rise and, like timeshare, is being pushed by the baby boomer demands. There are now an estimated 25 million recreational vehicle enthusiasts in the United States. Recreational vehicle owners travel an average of 5,900 miles a year and spend 23 days on the road. The average recreational vehicle owner is 48 years old, owns his own home, has a household income just under $40,000 and is overwhelmingly pleased with the purchase. Recreational vehicle sales have increased by 44% between 1992 and 1995 and are projected to continue to increase as the "boomers" enter their prime buying years of between 45 and 54. They value the recreational vehicle as a less expensive way for the entire family to travel together. Recreational vehicle camping topped hiking, wilderness camping, biking, horseback riding, canoeing, boating and many other forms of recreation for satisfaction among participants in outdoor activities. Nine of ten recreational vehicle owners agree that recreational vehicles are a great way to travel because they offer the convenience of home away from home; a majority said that recreational vehicle parks are like a second neighborhood; and there is a real camaraderie among users. Also, weekend trips have increased 85% since 1984 and recreational vehicles are well suited for such weekend travel. All of the above information is derived from publications of the California Travel Parks Association.

     THE TIMESHARE INDUSTRY

     THE MARKET. According to an American Resort Development Association ("ARDA") study, the leisure industry is primarily made up of two components for overnight accommodations: commercial lodging establishments and timeshare or "vacation ownership" resorts. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. First introduced in Europe in the mid-1960s, ownership of vacation intervals has been one of the fastest growing segments of the hospitality industry over the past two decades.

     The Company believes that the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the substantial growth of the timeshare industry over the past 15 years:

     - Increased consumer confidence resulting from consumer protection regulation of the timeshare industry;

     -    The entrance of brand name national lodging companies to the industry;

     - Increased flexibility of timeshare ownership due to the growth of exchange organizations;

     - Improvement in the quality of both the facilities themselves and the management of available timeshare resorts;

     - Increased consumer awareness of the value and benefits of timeshare ownership; and

     -    Improved availability of financing for purchasers of timeshare units.

     The timeshare industry traditionally has been highly fragmented and dominated by local and regional resort developers and operators. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies, such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin. However, none of such brand name lodging companies are presently potential competitors of the Company.

     THE CONSUMER. The Company believes that the prime market for vacation intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are rapidly gaining more leisure time.

     According to ARDA, the three primary reasons cited by consumers for purchasing a vacation interval are (i) the ability to exchange the vacation interval for accommodations at other resorts through exchange networks (cited by 82% of vacation interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and (iii) the quality and appeal of the resort at which they purchased a vacation interval (cited by 54% of purchasers). The ARDA study also indicated that vacation interval buyers have a high rate of repeat purchases. In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to vacation interval exchange networks. The Company plans to create a timeshare facility at the Yosemite/Ahwahnee Property to take advantage of expected growth in the timeshare industry as the baby-boom generation enters the 40-55 year age bracket, the age group which purchased the most vacation intervals in 1994.

     TIMESHARE EXCHANGE COMPANIES. Exchange privileges simply represent the opportunity for timeshare owners to place their timeshare interval in a pool and exchange it for a comparable timeshare elsewhere. The ability to do this is the single most important motivation for timeshare purchases, and appears especially important to educated consumers, who look forward to opportunities to learn through travel.

     According to ARDA, two exchange companies dominate the industry. These are Resort Condominiums International, which started in 1974 and controls about two-thirds of the market, and Interval International, which began in 1976 and controls most of the remaining one-third. Both systems operate similarly. They compete to sign up new resorts; once a resort is affiliated with one or the other company, anyone who purchases a timeshare at the resort is automatically signed up with the exchange. Timeshare owners must renew their membership with the exchange company every year for about $75. Exact figures are not available, but it is estimated that about 75% of timeshare owners are affiliated with an exchange company.

     A timeshare owner wishing to make an exchange places his time in the exchange system and requests a location and time to exchange into. Exchange requests generally cost less than $100. Time placed in the exchange system does not have to be used in order for the person who places it to receive the exchange they request, and it is not a one-for-one trade.

     THE EXECUTIVE CONFERENCE CENTER INDUSTRY

     An Executive Conference Center is distinguished from general, resort, institutional and academic conference centers by virtue of its positioning within the target market to attract corporate executive meetings. According to the International Association of Conference Centers ("IACC"), a conference center is defined as "a facility whose primary purpose is to accommodate small to medium-sized meetings." A fully dedicated conference center differs from a hotel or resort that has meeting space in that the primary purpose of a conference center is to satisfy and accommodate groups by offering a self-contained, full-service meeting environment. It is dedicated to accommodating small-to-medium sized groups, and meetings usually comprise at least 60% of a facility's overall business. Due to this dedication to meetings, conference centers tailor their facilities and services primarily to the needs of the meeting planner by providing all necessary arrangements for the complete schedule of activities from arrival to departure. The pricing structure for a conference is often a single, uniform per person rate - a package that includes lodging, meals, coffee breaks, meeting services, and equipment fees, called a Complete Meeting Package, or the Full American Plan. Meeting rooms are designed and used only for meetings and do not double as banquet rooms or exhibition space. Meal functions are held in a central dining area. The IACC defines five types of conference centers, one of which, the Executive or Dedicated Conference center, the Company feels suits the Mori Point site the best.

     At an Executive (Dedicated) Conference Center, groups are typically composed of corporations, associations, and other organizations that emphasize quality of accommodations and services over price. This type of facility was developed primarily to satisfy upper-level management meetings and education/training seminars. Facilities usually include sophisticated equipment and are staffed with professional conference coordinators. Because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Conference Center could be positioned within this category of facilities.

     According to a recent report issued by the IACC and PKF Consulting entitled "Conference Center Industry, A Statistical and Financial Profile - North American 1996," since the recession in 1991 to year-end 1995, U.S. conference centers have achieved a 27.2% increase in occupancy. This compares to an 8.3% increase in occupancy for the overall lodging industry during the same period. Except for resort conference centers, all types of conference facilities have enjoyed double digit increases in occupancy since 1991.

     According to the same sources, total revenue, measured on a per occupied room basis, has grown approximately 20% for resort and executive conference centers since 1991. For comparative purposes, cumulative inflation during the same period was 11.9% and the total revenue for U.S. hotels grew only 10.4%.

     The primary competitive lodging market for the proposed conference center at Mori Point is comprised of four hotels with a total of 508 rooms. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. These hotels are all full-service hotels and conference centers which cater to group and leisure demand emanating primarily from the Bay Area, but with a secondary component of national business attracted to their coastal locations. The secondary competitive lodging market is comprised of three group-oriented airport properties with 1,865 guest rooms, rendering the total potential current competition to 2,373 rooms.

THE BUSINESS STRATEGY

     The Company's objective is to become one of North America's leading developers and operators of timeshare and recreational vehicle resort properties, utilizing its residential assets and capital obtained from the sale of certain properties and additional units, as well as exercise of warrants to create the necessary initial cash flow and capital to do so. The Company does not currently own or operate any timeshare or recreational vehicle resort properties. After the Acquisition, the Company will own the Yosemite/Ahwahnee Programs and their assets. On behalf of Investors in those Programs, National currently operates a 54 site recreational vehicle park and is expanding the park with the addition of another 100 sites. Additionally, National is beginning the development of vacation villa timeshare units and investigating the feasibility of traditional attached timeshare facilities for the future on the site as well.

     The Company expects that it will have a competitive advantage by virtue of the location advantages of the Yosemite/Ahwahnee and Mori Point Properties. The Company expects that it will be capable of enhancing the value and financial performance of the businesses and assets currently held by the Investors in separate Programs through the consolidation which the Acquisition will provide.

     In order to meet its objectives, the Company intends to (i) develop certain of the Properties for their highest and best use, thereby maximizing the value of the Company's asset base; (ii) increase the current cash flow from the Company's consolidated operations, thereby enhancing the value of the Company's businesses; (iii) maximize the profit margins of tangible and intangible for-sale products by lowering costs and promoting efficiencies through economies of scale; (iv) raise funds through a strategic combination of the exercise of warrants by its stockholders, the sale of additional units and the sale of selected real estate assets acquired from the Programs to outside parties in order to finance the Company's operations and expansion; and (v) generate revenues through lateral expansion by acquiring complimentary projects and assets which are consistent with the Company's objectives and business plans (external growth).

     EXTERNAL GROWTH STRATEGY. When appropriate, and assuming market acceptance for the Company's Shares, it is intended that growth through acquisitions will be initially achieved through (i) the issuance of Shares of the Company to the seller of the asset(s) to be acquired or (ii) the utilization of options to purchase real estate assets. Preserving cash may be preferable even though such transactions may result in the dilution of the current Shareholders.

THE CONSOLIDATED BUSINESS PLAN

     It is anticipated that the Company will have approximately $[1,500,000] of liquidity if the Acquisition is completed before the end of 1998. The Company will seek additional liquidity from the sale of one or more of the Company's assets or a combination thereof. If one or more Properties have to be sold by the Company at a substantial discount from the original loan amount to raise cash for Company operations, which would enhance overall shareholder value, the Company believes such a sale would make sense and will attempt it. Although National attempted to develop the Properties after the Ownership Dates, except for the Oceanside Program, the other Programs generally were faced with obstacles which National was not able to overcome. The principal obstacle was the inability to obtain project financing secured by the Properties from third party lenders due to the unwillingness of California title insurance companies to provide lenders' policies of title insurance when title was beneficially held by such a large number of tenants-in-common. In addition, potential joint venture partners found dealing with the tenancy-in-common ownership structure of the Programs to be unattractive. The inability to obtain third party financing and the unwillingness of Program Investors to provide sufficient additional equity capital meant that National, on behalf of the Programs, could not proceed to obtain necessary permits and approvals from applicable real estate regulatory authorities without which continued development could not proceed in order to improve the value and marketability of the Programs. Furthermore, in the case of the Yosemite/Ahwahnee Properties, prior to the cash sale of the golf course and certain outlots to the Oceanside Program Investors, lack of adequate financing prevented a more aggressive marketing of the golf course and recreational vehicle portions of the Properties, as well as a slowdown in the sale of the estate lots. The Company and National believe that these disadvantages will disappear when the Properties are owned by a single corporation.

     If the Company attains liquidity from the sale of units or certain of the Properties or from the exercise of warrants, and if management is correct in its belief that third party financing would become available to the Company through the Acquisition (which eliminates the tenancy-in-common form of ownership thereby making the critical element of lenders' policies of title insurance available), it will then conduct the following activities in such a manner so as to maximize positive cash flow in the most expeditious way. If such liquidity is not attained, the Company's business plan will likely be no more successful than the individual Programs have been since their respective Ownership Dates.

     THE SACRAMENTO/DELTA GREENS PROPERTY. It is the intent of the Company to sell the property in bulk or develop it in phases. Depending on the availability of working capital from the sale of assets, the Company will seek to obtain approval of the revised tentative map from the City of Sacramento by the first quarter of 1999. After the final map is approved, the necessary infrastructure (main road and utilities) can then be built along with finished lots, model homes and the first phase of production homes.

     The material risks associated with the development of the Sacramento/Delta Greens Property are (i) as of [AUGUST 31, 1998], approximately $26,000 of property taxes are owed for the last payment of a 5-year payment plan and must be paid in April 1999 in order to avoid loss of the Property for delinquent taxes; (ii) funds must be available to cover the delinquent property taxes, as well as costs of obtaining approval of the revised tentative and final maps from the City of Sacramento; (iii) a recent ruling by local officials stated that housing tracts in this area which are affected by the 100-year flood plain must mitigate against potential flood damage which will add further costs of the development; (iv) a substantial sales and marketing effort will be necessary to sell homes constructed on the Property if a bulk sale of the lots or the entire property is not made; (v) the Property is located in a lower income residential area that has had a reputation as a high crime area; and (vi) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the Company thereby increasing the sales price of the lots which will delay market absorption.

     Real estate values in the area of the Property improved in 1997 and the first part of 1998. The Property is located in the South Sacramento area which is primarily populated with lower income residents. The general population of the Sacramento area has been growing in recent years, indicating that housing demand should continue to improve. However, there can be no assurance that the Company will be able to develop the Property in a manner that is ultimately profitable.

     There are currently 230 active subdivisions in the Sacramento market. Eleven of those are within ten miles of the Property and are designed to provide single-family housing at a cost comparable to that proposed for the Property.

     THE YOSEMITE/AHWAHNEE PROPERTIES. Yosemite National Park is located within a six hour drive of over 30 million people. The Company plans to aggressively focus on the following areas of operations and development for these Properties:
(1) recreational vehicle facility, (2) timeshare development, and (3) the golf course facility.

     Recreational vehicle development presents additional cash flow and profit opportunities. In addition to the existing 54 recreational vehicle sites, the Company intends to complete the construction of 100 more. Revenue from membership sales and dues is expected to continue to increase in 1998 based on investing an additional amount of about $700,000 in the construction of the new recreational vehicle sites. Additional revenues can be generated from the financing of the installment purchases of memberships, since most memberships are purchased on an installment basis over a two to seven year time frame.

     There are virtually no competitive recreational vehicle resorts in the immediate area of the Property. The recreational vehicle park is a member of Coast to Coast Resorts, AOR and Western Horizons. These affiliations are important marketing tools. They allow members reciprocal use of many other recreational vehicle camp resorts located regionally and across the country. Bass Lake Resort, the nearest competitor, consists of 175 sites and is located about 12 miles from the Property's site. It has about 1,900 members and has been operational since 1984. On the other hand, the Yosemite/Ahwahnee recreational vehicle park has been fully operational since August 1996 with 50 sites and has over 320 members to date. The Company intends to aggressively expand this membership base. The Bass Lake recreational vehicle resort is of significantly lesser quality than the Yosemite/Ahwahnee recreational vehicle park. It is older with deferred maintenance, has no golf course and lacks space for any additional amenities or expansion.

     The timeshare industry continues its significant growth pace, particularly for developments that are well located near natural amenities, like the Yosemite/Ahwahnee Property. A prominent timeshare industry consultant has evaluated the project and has recommended a 170-unit timeshare development on the Property. The planning and construction of the vacation villas has been initiated . Additional capital of approximately $3,000,000 will be required to finalize the initial vacation villa timeshare construction on the recreational vehicle site and implement an aggressive marketing program.

     In terms of timeshare competition, the Property has almost none. As of October 1996, there were 15 timeshare projects in California with active marketing and sales programs. They include six from the Desert-Palm Springs and Big Bear Mountain ski areas, four from the Lake Tahoe area and the remaining five in other scattered locations. There is one relatively small project of 13 units near Bass Lake, run by Worldmark, a timeshare operator located in Seattle. That project is of no competitive consequence because of its size and lack of comparable amenities. There is no present or planned direct competition in the immediate vicinity from any of the major companies involved in the timeshare industry such as Marriott, Hyatt, Four Seasons, Disney or Hilton.

     Since 1995, a significant amount of capital has been used for improvements to the golf course. The golf course is considered to be a primary amenity to attract future timeshare sales. Annual revenues have increased over 200% since 1995 and rounds played have more than doubled. Additional revenues are a natural bi-product from the golf course for the ancillary products like food, liquor and clothing. The golf course and surrounding land was recently sold to the Oceanside Program for $3,550,000 in order to obtain working and development capital.

     There are also no comparable golf courses in the area. A nine-hole course exists approximately five miles from the Property. It offers a recreational facility primarily for local players but has no resort-type amenities or room for expansion. In addition, there is another nine-hole course just inside Yosemite Park near the Wawona Hotel. It is designed and used primarily for tourist day stop and family-type entertainment. For persons seeking a golf-related vacation or the challenges of a regulation course, neither nine-hole course would be viewed as competitive.

     The principal risks involved in the Yosemite/Ahwahnee Properties are (i) as of August 31, 1998, approximately $[506,000] of property taxes remain on a five-year payment plan that was recently arranged with the County of Madera and must be paid when due in order to avoid a loss of the Properties for delinquent property taxes; (ii) the need for substantial working capital to operate and develop the recreational vehicle facility, the proposed timeshare development, and the golf course facility; (iii) assuming that working capital is available to accomplish the business plan, high marketing costs could adversely affect profitability; and (iv) due to the remote location and the resort nature of the project, financing costs for development will be less readily available and likely more expensive than financing costs for traditional residential development projects in more heavily populated areas.

     The Company believes that the economic outlook for the golf course operation is favorable. Given its proximity to Yosemite National Park and the fact that the nearest comparable golf facility is approximately 15 miles away, the Company expects that, with proper marketing, the use of the golf course will increase. With regard to the recreational vehicle facility, vacation villas and the proposed attached timeshare project, given its location in the much travelled, highly desirable area near Yosemite Park, the Company believes that with proper marketing it will be able to attract users of resort property to either the recreational vehicle facility or the proposed timeshare units. Presently, California has a strong economy with relatively low unemployment.
The income demographics for the products being offered at the Yosemite/Ahwahnee Properties range from $35,000 to over $50,000 annually, and, according to the California Travel Parks Association, there are 5,100,000 households in California with incomes over $35,000 and 3,100,000 households in California with incomes exceeding $50,000.

     THE MORI POINT PROPERTY. The Company will continue with the proposed development plan for a hotel/conference center on the Property. It may also explore the possibility of including timeshare facilities in the development. However, because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Property could be positioned competitively within the executive conference center category of facilities. Detailed plans for the development of the Property do not exist at this time. Therefore, an accurate cost to develop the facility, as well as a timetable, is not possible. A study of the endangered species' habitat and any potential mitigation measures is being conducted as are other environmentally-related issues like traffic impacts. It is anticipated that over $500,000 will be needed by the Company to complete the permitting process and deal with any other environmental concerns. Within 12-18 months from completion of the Acquisition, the Company believes it can obtain governmental approvals to complete the development of the Property.

     The material risks associated with the development of the Mori Point Property are (i) potential loss of the Property for delinquent property taxes which, as of August 31,1998, amount to approximately $157,000 which are on a payment plan and must be paid when due in order to avoid a loss at a tax sale;
(ii) the Tentative Tract Map and Specific Plan for the Property have expired and new entitlements must be processed which is costly and time-consuming; (iii) two endangered species are located on the Property requiring the preparation of an acceptable plan to mitigate disruption of their habitats and there is no assurance that acceptable mitigation plans can be proposed; and (iv) if an acceptable mitigation plan cannot be developed, the Property will have little value to the Company and it will be difficult to sell at any cost.

     The Property is oceanfront property in the town of Pacifica, California, located approximately ten miles from downtown San Francisco and five miles from San Francisco International Airport. The San Francisco Bay Area has enjoyed an economic boom for the last few years and it is on the cutting edge of the emerging knowledge-based economy in the United States. The Bay Area is a favorite destination for both tourists and conventioneers. It is desirable for its scenery, restaurants, mild climate, and varied types of entertainment.

     The following table, based on information contained in the May 1997 appraisal of the Mori Point Property by PKF Consulting, provides a summary of the current primary and second competition of the proposed executive conference center for Mori Point.


      Property                                          Number of Rooms  Amenities
      --------                                          ---------------  ---------
      Primary Competition
        Seascape Resort - Aptos                               164        A, B, C, D
        Chaminade Conference Center - Santa Cruz              152           A, C
        Lighthouse Inn - Pacifica                             95          A, B, C
        Half Moon Bay Lodge                                   81
      Secondary Competition
        Hyatt Regency                                         791        A, B, C, D
        Marriott                                              684        A, B, C, D
        Westin                                                330        A, B, C, D
      TOTAL                                                  2,297

      ----------------
      A  -  Restaurant
      B  -  Meeting Rooms
      C  -  Swimming Pool
      D  -  Exercise Room

     Estimated year-end 1996 occupancy level for the primary competition for a Mori Point hotel/conference center was 67.8%; the secondary competitive market's performance was at a higher occupancy level of 83.3% for the same period.

     THE CYPRESS LAKES PROPERTY. The project has an approved vested tentative map covering 1,330 residential units on 686 acres. Several different land uses have been planned for the project, including an 18-hole championship golf course, lakes, a church, public parks, 23 acres of open space, wetlands, a school, a beach club, a fire station and a day care center. Due to the size of the parcel and the required infrastructure to service it, the Property will most likely be sold. The present vested tentative map will expire April 15, 1999 and must be planned for renewal immediately. The Property is located in the delta area of Contra Costa County and as such is subject to flooding without proper levee protection which is typical of the area. The most likely candidates to purchase the Property are large master-plan builder/developers who are able to generate large front-end capital resources to install the needed infrastructure.

     In the event the Company is unable to find a willing buyer, it will need to continue processing for governmental approval which could require an estimated $400,000 to finalize the engineering in order to submit for a final record map. In the event a purchaser is not found, the next step would be to install preliminary infrastructure to the site, record lots in increments of 100 units for potential sale to more moderately sized builders who could afford to purchase lots in smaller quantities. Once the initial infrastructure is installed, an aggressive sales program would be initiated with homebuilders to coincide with the completion of the initial infrastructure to service the project.

     An additional alternative would be to bring in a joint venture partner who can bring in cash and also act as the master developer. In either case, the Company would attempt to phase out of any actual site work as soon as the economics and sales of land with the project are stabilized.

     The risks associated with the Property, its infrastructure challenges, the size of the project and the high capital requirements all combine to somewhat limit its marketability. The site is subject to

     (1) A 100-year flood zone and must be protected by an earthen levee that will surround the project's perimeter in an effort to reduce potential flood, the costs of which are estimated to be in excess of $9,000,000;

     (2) In 1995, the Company received a property tax default notice from the Contra Costa County Treasurer-Tax Collector. As of August 31, 1998, total taxes, penalties and interest amounts to approximately $199,000. The Company intends to enter into a redemption plan agreement with Contra Costa County that allows for the payment of delinquent taxes, penalties and interest over a five-year period. Under the terms of the agreement, all property taxes must be kept current and all payments made on time. If the Company defaults on the agreement or fails to enter into the agreement by the deadline of June 30, 2000, the Property could become subject to a tax sale.

     (3) The cost of grading, installing utilities, building the levee and golf course require in-depth planning and extensive estimating in order to properly estimate the cost of such a large-scale development.

     (4) Modification of the existing vesting tentative map might expose the project to additional exactions by County government which could possibly negatively impact the financial viability of the project.

     (5) Market conditions, while improving at the present time, might well become less positive over time as the project is built out.

     According to the Ryness Company, a residential market feasibility research company located in California, real estate values are improving in eastern Contra Costa County; however, the project is considered to be a "pioneering" area. Access to it by major transportation corridors is somewhat limited and the area is considered to be somewhat rural. Shopping and schools are located in neighboring Oakley and Brentwood. The project must be well thought out, competitively priced and offer the consumer the ability to upgrade and customize his or her house.

     Also according to Ryness Company, the East Bay metropolitan statistical area has an average annual demand for new housing of some 4,000 units per year. Sales rates remain strong at one sale per project per week to 1.25 sales per project per week. There were some 182 residential projects in the Bay Area in the first quarter of 1998 with net sales averaging 1.29 sales per week.

     THE PALMDALE/JOSHUA RANCH PROPERTY. The project, which contains 739.6 acres and 539 10,000 and 20,000 square foot lots, has received a vested tentative map. Due to the relatively large scale of the project, the Property most likely will be sold in bulk. The most likely candidates to purchase a large master-planned community such as Joshua Ranch are large master-plan builders and developers. It is estimated that $140,000 will be required to complete the engineering, soils and utility planning. It is unlikely that a purchaser can be found until a majority of these funds are expended. If a purchaser is not found, and depending on the market, the Company will need to secure third party financing in order to record the final map and post the necessary bonds. The next step would be to install the initial roads and utilities to service the site and record lots in phases of 100 units for potential sale to more moderate size builders. Again, third party financing will have to be obtained. An aggressive lot sales program would coincide with the completion of the initial improvements.

     Another alternative is to bring in a joint venture partner who can provide equity capital and also act as a master developer of the lots. In either case, the Company will attempt to phase out of any actual site development work as soon as the economics and sales within the project are stabilized. The risks associated with the project, its infrastructure requirements in the initial phases of the development, the project's size and large capital requirements tend to limit the project's marketability. There are no assurances that the Company can secure the necessary financing to start the project.

     The risks associated with the Property include:

     (1) In 1996, the Company entered into an installment Plan of Redemption ("Payment Plan") with the Los Angeles County Tax Collector. The Payment Plan allows for the annual payment of delinquent property taxes, penalties and interest over a period not to exceed five years providing that all payments, including current property taxes, are paid on time. If payments, which amount to approximately $53,000 annually or current year taxes of approximately $20,000, are missed and the agreement falls into default, the Property could become subject to a tax sale by the County.

     (2) The cost of grading, installing utilities and building the main infrastructure, require in-depth planning and extensive estimating in order to properly assess the cost of such a large scale development.

     (3) Market conditions, while improving marginally in the area, might well become less favorable over time as the project is built out.

     As stated in recent articles in the Business and Sunday Real Estate Sections of the LOS ANGELES TIMES, real estate values are showing signs of improving in the area. Access to the site is quite good with schools and major services close by. National believes that the project is in the path of logical development within the City. Major retail shopping is located close by as are all other services.

     National also believes that the current housing market is considered to be of moderate supply and demand. Inventory is reducing and average unit prices are relatively unchanged from the prior one-year period. There are presently 17 projects selling within the submarket area which the Property is located. The project offers an equestrian feature and larger lots than typically found in the market area which should help to ensure a relatively stable annual sales pace.

     THE ESPERANZA PROPERTY. The project, which contains 6.12 acres and is commercially zoned, will most likely be sold to a commercial developer. The Company will initiate a sales program utilizing a local commercial broker. An arrangement for a payment plan for past due property taxes must be made in 2000 to avoid a tax sale.

     The risks associated with the Property include

     (i) approximately $23,000 of property taxes are delinquent and must be brought current or a statutory 5-year payment plan must be arranged with the County of San Bernardino in the year 2000 to avoid loss of the Property for delinquent property taxes; and

     (ii) rents and values for retail properties in the Victorville area are expected to remain soft due to the amount of property zoned for commercial use which is available for development.

     THE STACEY ROSE PROPERTIES. The Property consists of 32 acres of unimproved raw land which is comprised of three separate parcels. The Property is zoned residential and could contain approximately 160 lots. The Property is most likely to be sold to residential builders and developers. It is estimated that it may cost about $50,000 to finalize a tentative tract map on the parcels. A payment plan for past due taxes in the amount of approximately $7,500 annually, along with current taxes of approximately $10,000 annually, must be kept current in order to avoid the loss of the Property to a tax sale.

     The risks associated with the Property include

     (i) approximately $30,000 of property taxes are delinquent and must be brought current or a statutory 5-year payment plan must be arranged with the County of San Bernardino in order to avoid loss of the Properties for delinquent property taxes;

     (ii) approximately $50,000 will be needed to finalize a tentative tract map on the parcels;

     (iii) a substantial, and potentially expensive, sales and marketing effort will be necessary to sell homes which are constructed on the Properties unless a bulk sale of the lots can be made;

     (iv)   the Properties are located in a lower income residential area;

     (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of the lots, thereby delaying market absorption; and

     (vi)   home financing may not be available at reasonable costs.

PRIORITY OF PROJECTS AND ESTIMATED TIMETABLE

     If adequate working capital is available from the sale of assets, the Company will bring delinquent property taxes current and begin work on all of the Properties promptly after the Acquisition is completed. In order to obtain additional working capital, the Company believes that funds may also become available from the sale of the Units offered concurrently and exercise of the warrants included in the Units offered in the Acquisition and concurrently. It plans to sell one or more of the Sacramento/Delta Greens, Mori Point, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza or Stacey Rose Properties to raise such working capital. Sale prices for all of these Properties may be below the appraised values. The Company believes these Properties can be sold at prices that would not be acceptable to, nor achieve the objectives of, the respective Programs' Investors if such sales occurred separately within each Program. Efforts to conduct such discounted sales were never undertaken by National because of the Investors' expressed desire to receive as nearly a full return of principal as possible. However, National has investigated, and rejected, the auction process as an alternative since it appears unlikely that such process would yield any significant number of bidders or bidders willing to offer more than the amount of the appraised values for any of the Properties. While discounted prices might not have been attractive to the Programs' Investors, sales at such prices could provide needed cash capital to move the Company forward once these Properties become assets of the Company after the Acquisition.

     Approximately $4,565,000 would be required for the Company to obtain the necessary permits and complete the development activities for all of the Properties, except for construction financing required to actually build a hotel/conference center on the Mori Point Property and construction financing for the Sacramento/Delta Greens Property. Any funds from the sale of assets will be focused on the development of the Yosemite/Ahwahnee Properties as the Company considers the Yosemite/Ahwahnee Properties to have the most potential for short-term cash flows and long-term profits in order to build value for the shareholders. Thus, in an environment with limited working capital, any costs for the development or construction of any of the other Properties would assume lesser priority in order to maximize the potential of the Yosemite/Ahwahnee Properties.

     If enough funds are raised from the sale of assets to fulfill the Yosemite/Ahwahnee Properties' initial requirements (approximately $3,000,000), the balance of any asset sale proceeds would be applied to the Sacramento/Delta Greens, Mori Point, Cypress Lakes, Palmdale/Joshua Ranch, Stacey Rose, and Esperanza Properties, in that order.

     The Company plans on financing as many of the costs of the Properties as possible from third party lenders or by entering into joint venture development agreements with third parties. There are currently no committed sources of external financing or prospective joint venture partners. However, as stated above, the Company believes that third party lenders will be more willing to provide financing where it can obtain title insurance which was not generally available in the tenancy-in-common ownership structure. To the extent that external sources of financing or joint venture partners are not available on reasonable terms, the Company plans to sell one or more of the Sacramento/Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza, Stacey Rose or Mori Point Properties to raise operating capital.

     The Company proposes to finance development of each of the Properties in the following order of priority and manner:

     YOSEMITE/AHWAHNEE PROPERTIES. Amount needed: $3,000,000. Funds would come first from the proceeds of the sale of other assets. Balance, if any, from third party financing, if available, or from exercise of warrants included in the Units.

     SACRAMENTO/DELTA GREENS. Amount needed: initially $25,000 to complete the permitting and approval process. If a sale cannot be consummated, the Company conducts the construction of the homes, approximately $3,000,000 of capital will be needed to be financed for the permitting, approvals, infrastructure and to build the initial phase of homes. Funds for the permitting process would come first from a joint venture partner, or from sale of another Property, with construction funding to come from a traditional third party construction lender.

     MORI POINT. Amount needed: initially $500,000 to complete the permitting and approval process. Funds to complete the permitting process would come from a joint venture partner in return for a profit participation, or sale of one of the other Properties. Funds for the equity portion would also come from those sources. Construction funds would come from traditional construction lenders, perhaps with the assistance of a joint venture partner.

     CYPRESS LAKES. Amount needed: initially $400,000 to modify the existing vested tentative map in order to be more cost effective in the physical development stages. Funds to complete the modifications to the vested tentative map would come from a joint venture partner or sale of the Sacramento/Delta Greens or Palmdale/Joshua Ranch Properties.

     PALMDALE/JOSHUA RANCH. Amount needed: initially $140,000 in order to complete grading, soils and utility studies in order to analyze and reduce overall development costs. Funds to complete this work noted would come from a joint venture partner or sale of the Sacramento/Delta Greens Property.

     ESPERANZA. Amount needed is unknown to complete preliminary planning for the commercial site. Funds to complete the work noted would come from a joint venture partner or sale of the Sacramento/Delta Greens Property.

     STACEY ROSE. Amount needed: $50,000 in order to obtain a tentative map and complete grading, land planning and cost structure. Funds to complete the work noted would come from a joint venture partner or sale of the Sacramento/Delta Greens Property.

     Cash flow from operations cannot be counted upon to provide funding for the continued development of the Programs Properties. Cash flow from sales of Properties, as well as proceeds from sale of the Units offered concurrently and exercise of warrants, would constitute sources for such financing. Except for operating costs and property tax payments, the Company does not anticipate any other capital or cash commitments. Pending property taxes, if any, will be brought current, including applicable interest, from the proceeds of the sale of other properties. Pursuant to statute, the Company will either enter into or succeed to payment plans which permit back property taxes to be paid over a five year period. To the extent that cash capital is not available to make timely payments under such plans, the Company believes that the Properties can be sold at amounts in excess of property taxes that are due.

     The Company's plans for the development of the Yosemite/Ahwahnee Properties currently targets the Spring of 1999 for the completion of 100 additional recreational vehicle sites and the readiness of the initial timeshare vacation villa units at the recreational vehicle sites for sale. Thereafter, additional recreational vehicle sites and vacation villa timeshare units will be built from cash flow. If funds are available either from external sources or the sale of other properties, the Company estimates that the Sacramento/Delta Greens Property will involve approximately three years to complete the permitting process, construction and sell out to homebuyers or other builders in the area. The Mori Point permitting process will require up to two years. Assuming necessary permits to develop a hotel/conference center are obtained, a sale of the Property or its development with a joint venture partner will be solicited. THERE IS NO ASSURANCE THAT THE ABOVE ESTIMATED TIMETABLES FOR ANY OF THE PROPERTIES CAN BE MET.

TYPES OF BORROWING REQUIRED

     The Company anticipates that it will seek infrastructure financing and construction financing. Infrastructure financing is designed to provide borrowed funds to construct roads, install utilities and other things necessary for a Property to function in the manner anticipated. For example, a residential development requires the installation of roads, sidewalks, sewer lines, water lines, and power lines for it to be able to function as a community. The principal risks involved in infrastructure financing involve the cost (usually higher for infrastructure loans than construction or permanent financing loans) and the risk that there will be no replacement financing in the form of construction or permanent loans available when the loan is due resulting in a default and a potential loss of the property.

     Construction loans involve the financing necessary to actually build a proposed project once the infrastructure is in place. As with infrastructure financing, it is secured by the real estate meaning the failure to generate sales or operating cash flow sufficient to pay the loans will result in a default and a potential loss of the land which has been provided as collateral. While less risky than infrastructure loans, construction loans usually bear a higher interest rate than permanent loans do. See "-- Impact of Interest Rates on the Company."

IMPACT OF INTEREST RATES ON THE COMPANY

     The Company intends to use traditional construction loan financing if it pursues the buildout of the lots and homes on its Sacramento/Delta Greens Property, as well as for the construction of the traditional and vacation villa timeshare units beyond the initial models. If interest rates rise during the construction of and prior to the sell out of the completed homes, then the prices of the homes would have to be increased or the Company would have to absorb the increased cost and associated decrease in profits. If prices are increased, some buyers may be priced out of the market, in which case the Properties would have less potential buyers and could suffer from a decline in volume of homes sold. In addition, the sale of homes is dependent on adequate and competitive buyer financing. Higher interest rates for potential homebuyers will result in a decrease in the velocity of homes sold. The Company may also consider some infrastructure financing, for roads and utilities, for the Sacramento/Delta Greens Property. If that occurs, then higher interest rates will negatively affect the profitability of the Property. A falling interest rate environment will have the opposite effect on these two Properties.

     The Company intends to use its working capital to perform the planning, engineering and other approval work for the Mori Point Property. It also intends to use working capital and internally generated funds to finalize the construction of an additional 100 recreational vehicle sites and vacation villa timeshares, as well as the costs for the traditional timeshare approvals and initial model construction on the Yosemite/Ahwahnee Properties. In these cases, a rising or falling interest rate environment will have little or no direct affect on those Properties. If the Company decides later to use a construction loan to build the initial timeshare models, then a change in interest rates will have the same affect as stated above relative to the construction of the Sacramento/Delta Greens Property.

INSURANCE

     Management of the Company believes that each of the Properties is adequately insured for title, property and casualty matters.

EMPLOYEES

     It is anticipated that the Company's initial employees will consist of approximately 15 individuals located at the home office in Newport Beach, California, who will handle the responsibilities of management, accounting and administration of the subsidiaries through AFC. There will initially be approximately 35 additional full- and part-time employees at the Yosemite/Ahwahnee Property who will handle the operation and maintenance of the project and carry forward with the development and entitlement activities. Marketing and consulting services for the recreational vehicle membership sales and resort operations are contracted through Western Horizons, a Colorado-based recreational vehicle park management and marketing company. None of the employees will be subject to collective bargaining agreements.

LEGAL PROCEEDINGS

     Neither the Company nor the Properties is the subject of any material legal proceeding.

                     POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the shareholders.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE. Initially, the Company will invest in the Properties it receives in the Acquisition. This is a portfolio of properties in various stages of development. As the business plans for the various Properties described herein are either completed or matured, the Company will seek to acquire and develop or manage, as appropriate, properties which are compatible with its existing properties. Such properties may include resort properties (in the development phase or completed), residential properties (in the development phase), or such other types of properties as the Board of Directors may from time to time in its sole discretion deem to be appropriate investments for the Company. The Company expects that most of its initial investments will be located in the State of California, although there is no requirement that such be the case. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.

     The Company has no policy with regard to whether it will acquire assets primarily for possible capital gain or primarily for income. It will acquire the Properties in the Acquisition and properties in the future in the manner deemed by the Board of Directors to be in the best interests of the Company and its shareholders in making profits. The Company has no specific policy as to the percentage of assets which will be concentrated in any specific property;

however, the Board of Directors will use its best efforts to diversify the Company's investment portfolio as much as possible.

     INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest in mortgages, but may do so. The mortgages which the Company may purchase may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Company may also invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, the Company has no present plans to make any such investment in securities. In any event, the Company does not intend that its investments in securities will require it to register as an "investment Company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

     JOINT VENTURES. The Company may enter into joint ventures or partnerships or other participations with real estate developers, builders, owners and others for the purpose of obtaining or retaining equity interests in a particular property.

     OFFERING SECURITIES IN EXCHANGE FOR PROPERTY. The Company may offer its securities in exchange for a property in which it wishes to invest.

     REPURCHASING ITS OWN SHARES. The Company may purchase or repurchase Shares from any person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

     ISSUANCE OF ADDITIONAL SECURITIES. The Board of Directors may, in its discretion, issue additional equity securities from time to time to increase its available capital. Such issuance will result in a dilution of the interests of the then-existing Shareholders.

FINANCING POLICIES

     ISSUANCE OF SENIOR SECURITIES. The Company may, at any time, issue securities senior to the Shares, upon such terms and conditions as may be determined by the Board of Directors.

     BORROWING POLICY. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and, in connection therewith, execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into shares or other equity interests or be issued together with warrants to acquire shares or other equity interests. The Charter Documents impose no limit upon the Company's debt. The Board has not established any maximum debt limit for the Company, although it intends to act prudently in borrowing funds for Company operations.

     LENDING POLICIES. The Company may, at any time, make mortgage loans secured by properties of the type in which the Company may invest, subject to restrictions on related party transactions contained in the Delaware General Corporation Law.

MISCELLANEOUS POLICIES

     REPORTS TO SHAREHOLDERS. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports. The Company currently intends to provide annual and quarterly reports to its Shareholders.

     COMPANY CONTROL. The Board of Directors has exclusive control over the Company's business and affairs subject only to restrictions in the Charter Documents and the Delaware General Corporation Law. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs.

WORKING CAPITAL RESERVES

     The Company will attempt to maintain working capital reserves (and when not sufficient, access to borrowing) in amounts that the Board of Directors determines to be adequate to meet the normal contingencies in connection with the operation of the Company's business and investments.

                                    CAPITALIZATION

     The following table sets forth the capitalization of the Company as of August 31, 1998 after giving effect to the completion of the Acquisition.


                                                             JUNE 30, 1998
                                                       -----------------------
                                                               Pro Forma
                                                              Acquisition
                                                              -----------
DEBT:
     Capital lease obligations . . . . . . . . . . .         $    313,083
                                                             ------------
          Total debt . . . . . . . . . . . . . . . .              313,083

STOCKHOLDERS' EQUITY:
     Common Stock(1) . . . . . . . . . . . . . . . .                1,727
     Additional paid-in capital(1) . . . . . . . . .           26,212,692
     Accumulated deficit(2). . . . . . . . . . . . .                    -
                                                             ------------
          Total stockholders' equity . . . . . . . .           26,214,419
                                                             ------------
     Total capitalization. . . . . . . . . . . . . .         $ 26,527,502
                                                             ------------
                                                             ------------

----------------
(1) Gives pro forma effect to the Acquisition and the conversion of investor interests into common stock ownership in the Company.

                                       DILUTION

     Assuming completion of the Acquisition, the following table sets forth on a pro forma basis as of June 30, 1998, with respect to the founders, consultants and existing Program Investors, a comparison of the number and percentage of Shares purchased and cash or other consideration paid and the average price per share.



                                                         Acquisition
                                ----------------------------------------------------------------
                                                                                      Average
                                                                                     Price per
                                   Shares Purchased          Total Consideration       Share
                                   ----------------          -------------------       -----
                                 Number       Percent        Number       Percent
                                 ------       -------        ------       -------
 Founders and Consultants          323,296        19%     $      3,233        0%     $    0.01
 Program Investors               1,403,321        81        27,680,906      100          19.73
                                 ---------       ---      ------------      ---      ---------
      Total                      1,726,617       100%     $ 27,684,139      100%     $   16.03
                                 ---------       ---      ------------      ---      ---------
                                 ---------       ---      ------------      ---      ---------


                            SELECTED FINANCIAL INFORMATION

     The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.



                                            Company Pro Forma                             The Acquisition Historical
                                   ------------------------------------     -------------------------------------------------------
                                     Six Months           Year Ended
                                   Ended June 30,        December 31,                              Years Ended
                                        1998                 1997                                  December 31
                                   ---------------      ---------------     -------------------------------------------------------

                                   The Acquisition      The Acquisition          1997                1996                1995
                                   ---------------      ---------------     --------------       -------------       --------------

 Revenues                          $      324,654       $     5,193,012     $    5,193,012       $   6,213,299       $    6,333,143
 Cost of sales                            121,187             4,081,530          4,081,530           5,224,186            5,346,735
                                   ---------------      ---------------     --------------       -------------       --------------
 Gross profit                             203,467             1,111,482          1,111,482             989,113              986,408
 Expenses:
   Selling, general and
    administrative                      2,413,683             5,676,067          4,357,059           4,029,618            2,486,099
   Land write-down                        255,000             1,299,651          1,299,651             845,000           16,167,424
   Management fees                              -                     0            949,003             949,003              949,003
                                   ---------------      ---------------     --------------       -------------       --------------
 Total expenses                    $    2,668,683       $     6,975,091     $    6,605,713       $   5,823,621       $   19,602,526
 Net interest income
   (expense)                               (1,117)               31,345             31,345              73,205            1,222,008
                                   ---------------      ---------------     --------------       -------------       --------------
 Gain on sale of
   property                             1,871,279                     -                   -                  -                     -
 Net loss                          $     (595,054)      $    (5,832,886)    $   (5,462,886)      $  (4,761,303)      $  (17,394,110)
                                   ---------------      ---------------     --------------       -------------       --------------
                                   ---------------      ---------------     --------------       -------------       --------------
 Net loss per share                         (0.34)                (3.38)               N/A                 N/A                  N/A
                                   ---------------      ---------------
                                   ---------------      ---------------
 Average number of
   shares outstanding                   1,726,617            [1,726,617]               N/A                 N/A                  N/A
                                   ---------------      ---------------
                                   ---------------      ---------------
 Balance Sheet Data:
   Cash and cash
    equivalents                         2,809,752                   N/A            540,909           1,065,715                  N/A
   Total real estate                   27,601,000                   N/A         27,427,617          28,444,055                  N/A
   Total assets                        32,059,053                   N/A         32,065,559          34,561,602                  N/A
   Total debt                             313,083                   N/A            324,920             424,767                  N/A
   Total liabilities                    5,844,634                   N/A          6,938,267           4,782,370                  N/A
   Stockholders'/
    owners' equity                     26,214,419                   N/A         25,127,292          29,779,232                  N/A
 Other Data:
   Cash used in
    operating
    activities                         (2,525,042)                  N/A         (2,015,894)         (1,658,879)             (68,615)
   Cash provided by
    (used in)
    investing
    activities                          6,988,374                   N/A           (163,264)           (186,211)            (436,545)
   Cash provided by
    (used in)
    financing
    activities                         (2,067,345)                  N/A          1,523,975           1,168,817              674,403



[NOTE THAT THE AVERAGE NUMBER OF SHARES OUTSTANDING WILL CHANGE AS WE RECALCULATE EXCHANGE VALUES UNTIL WE GO EFFECTIVE. THAT'S WHY THEY ARE BRACKETED.]

                                   [TO BE UPDATED]

                                                         The Acquisition Historical
                                          ---------------------------------------------------------
                                              Six Months
                                             Ended June 30,                         Years Ended
                                                1998                                December 31
                                          ------------------      -------------------------------------------------

                                               1998                    1997             1996              1995
                                          ------------------      --------------   --------------    --------------

 Investment Program
 Data

 Oceanside
 ---------
 Cash and cash equivalents                    $      17,037       $     145,072    $     660,207      $       N/A
 Real estate                                      3,525,539           3,322,329        3,219,920              N/A
 Total assets                                     4,335,472           5,443,408        7,938,216              N/A
 Total debt                                               -                   -            3,910              N/A
 Total liabilities                                  778,149           1,271,694        1,207,402              N/A
 Total owners' equity                             3,557,323           4,171,714        6,730,814              N/A
 Revenues                                                 -           4,290,850        5,490,180        5,920,600
 Gross margin                                             -             461,868          515,020          624,859
 Net Loss (Income)                               (2,385,609)          1,857,850          548,675          367,219


 Yosemite/Ahwahnee
 -----------------
 Cash and cash equivalents                    $   2.751,587       $           -    $     101,551      $       N/A
 Real estate                                      5,423,254          10,137,074       10,404,135              N/A
 Total assets                                    10,151,876          11,704,727       11,499,429              N/A
 Total debt                                         313,083             340,563          420,857              N/A
 Total liabilities                                3,538,760           3,495,010        2,141,259              N/A
 Total owners' equity                             6,613,176           8,209,717        9,358,130              N/A
 Revenues                                           324,654             902,162          723,119          412,543
 Gross margin                                       203,467             649,614          474,093          361,549
 Net Loss                                         1,877,901           2,059,368        2,078,604          915,537


 Mori Point
 ----------
 Cash and cash equivalents                    $       5,176      $        7,204    $       39,032     $       N/A
 Real estate                                      4,100,000           4,100,000         4,100,000             N/A
 Total assets                                     4,361,140           4,339,911         4,139,032             N/A
 Total debt                                               -                   -                 -             N/A
 Total liabilities                                  848,104             868,964           807,514             N/A
 Total owners' equity                             3,513,036           3,490,947         3,331,518             N/A
 Revenues                                                 -                   -                 -               -
 Gross margin                                             -                   -                 -               -
 Net Loss                                           123,848             279,448           189,125         146,867


 Sacramento/
 -----------
 Delta Greens
 ------------
 Cash and cash equivalents                            7,886      $        4,099   $        62,583     $       N/A
 Real estate                                      1,745,000           2,000,000         2,230,000             N/A
 Total assets                                     1,871,316           2,108,627         2,292,583             N/A
 Total debt                                               -                   -                 -             N/A
 Total liabilities                                  300,830             322,271           259,066             N/A
 Total owners' equity                             1,570,486           1,786,356         2,033,517             N/A
 Revenues                                                 -                   -                 -               -
 Gross margin                                             -                   -                 -               -
 Net Loss                                           315,545             394,796         1,062,684         131,590

                                                             The Acquisition Historical
                                      ----------------------------------------------------------
                                        Six Months
                                      Ended June 30,                            Years Ended
                                           1998                                 December 31
                                      --------------        ----------------------------------------------------
                                           1998                  1997                 1996               1995
                                      --------------        --------------       --------------     --------------
 Investment Program
 Data

 Cypress Lakes
 -------------
 Cash and cash equivalents              $     20,542          $    148,068         $     75,373      $        N/A
 Real estate                               5,200,000             5,200,000            5,200,000               N/A
 Total assets                              5,395,878             5,348,068            5,275,373               N/A
 Total debt                                        -                     -                    -               N/A
 Total liabilities                           370,950               180,193              107,977               N/A
 Total owners' equity                      5,024,928             5,167,875            5,167,396               N/A
 Revenues                                          -                     -                    -                 -
 Gross margin                                      -                     -                    -                 -
 Net Loss                                    234,378               392,353              254,791        14,484,305

 Palmdale/
 ---------
 Joshua Ranch
 ------------
 Cash and cash equivalents              $        199          $     98,898         $    119,922      $        N/A
 Real estate                               2,700,000             2,700,000            2,700,000               N/A
 Total assets                              2,832,572             2,798,898            2,819,922               N/A
 Total debt                                        -                     -                    -               N/A
 Total liabilities                           210,690               152,843              142,898               N/A
 Total owners' equity                      2,621,882             2,646,055            2,677,024               N/A
 Revenues                                          -                     -                    -                 -
 Gross margin                                      -                     -                    -                 -
 Net Loss                                    232,302               455,476              615,688         1,211,310


 Stacey Rose
 -----------
 Cash and cash equivalents              $        339          $          -         $          -      $       N/A
 Real estate                                 320,000               320,000              320,000              N/A
 Total assets                                347,339               320,000              320,000              N/A
 Total debt                                        -                     -                    -              N/A
 Total liabilities                           100,777                68,978               55,775              N/A
 Total owners' equity                        246,562               251,022              264,225              N/A
 Revenues                                          -                     -                    -                -
 Gross margin                                      -                     -                    -                -
 Net Loss                                      6,410                13,203               12,445           76,571


 Esperanza
 ---------
 Cash and cash equivalents               $     3,753           $     7,191          $     7,047         $    N/A
 Real estate                                 270,000               270,000              270,000              N/A
 Total assets                                298,253               277,191              277,047              N/A
 Total debt                                        -                     -                    -              N/A
 Total liabilities                            81,897                55,481               44,944              N/A
 Total owners' equity                        216,356               221,710              232,103              N/A
 Revenues                                          -                     -                    -                -
 Gross margin                                      -                     -                    -                -
 Net Loss                                      5,354                10,393                9,859           65,678

                         MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

     The following discussion should be read in conjunction with the "Selected Financial Information" as well as the financial statements listed in the index on page F-1. If approved by the Investors in the seven former "Trudy Pat" programs and three non-"Trudy Pat" programs, as discussed below, they will be acquired by the Company. Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties that could cause results to differ materially.

RESULTS OF OPERATIONS - THE SACRAMENTO/DELTA GREENS PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $69,059 at June 30, 1997 to $35,610 at June 30, 1998, a decrease of $33,449. The operating expenses primarily consist of property taxes and consulting expenses. Property tax expense remained consistent for both periods, while consulting expenses decreased as a result of a decrease in the feasibility studies performed on the property during the first quarter of 1998 compared to the same period in 1997. Management fees were consistent for both periods at $25,000 per period. These fees were for the management and administration of the property.

     The appraised value of the Sacramento/Delta Greens property decreased from $2,230,000 at December 31, 1996 to $2,000,000 at June 30, 1997 due to a decrease in the median price of the homes in this community during 1996 and due to the decrease in the number of homes zoned for this property. This decrease was reflected in the statement of operations as a property write down loss.

     During 1998, there was a further writedown of the Sacramento/Delta Greens property from $2,000,000 at December 31, 1997 to $1,750,000 at June 30, 1998.
The decrease was attributable to a further decrease in the number of homes zoned for this property. This decrease was reflected in the statement of operations as a property writedown loss.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No development activity occurred during the periods on this property. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $169,649 for the year ended December 31, 1996 to $115,620 at December 31, 1997, a decrease of $54,029. The difference is a result of the employment of consultants during 1997 to perform studies related to the proposed development of the property. Management fees were consistent for both years at $50,000 per year.

     Due to a decrease of approximately 35% in the median prices of homes in the communities surrounding Sacramento/Delta Greens during 1996 and a decrease in the number of homes zoned for this property during 1997, impairment losses of $845,000 and $230,000 were recorded on the property's financial statements during the periods presented. Originally, 596 homes were zoned for this property, while 534 homes are currently zoned for this property.

RESULTS OF OPERATIONS - THE OCEANSIDE PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

     For the six months ended June 30, 1998, net income amounted to $2,646,882 compared to a net loss of $659,911 for the six months ended June 30, 1997. Some of the increase in net income is primarily due to the following factors: a realization of the gain on the sale of real estate of $2,991,836 in 1998; a decrease in the gross profit of $368,036, a decrease in selling, general and administrative expenses of $346,516 and a decrease in real estate inventory writedown of $360,172.

     The gain on sale of real estate of $2,991,836 is a result of the sale of the Symphony lots made during the second quarter of 1998.

     The decrease in gross profit by $368,036 is due to the fact that there were no home sales made during 1998, compared to the sale of 17 homes during the first quarter of 1997.

     Selling, general and administrative expenses decreased by $346,516 due to a decrease in the accounting, legal and consulting fees as a result of the decrease of the homes sold during 1998.

     As a result of the sales of homes on the Encore project, capitalized construction costs incurred on these homes in excess of the consideration received were written off during 1997.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     For the year ended December 31, 1997, the net loss amounted to $1,857,850 compared to a net loss of $548,675 for the year ended December 31, 1996. The change of results are primarily from the following factors: a decrease in revenue of $1,199,330, which has been offset by a decrease in cost of sales of $1,146,678, an increase in selling, general and administrative expenses of $171,725 and a writedown in the real estate inventory of $1,069,651.

     Revenues decreased in 1997 by $1,199,330 or 22% as compared to 1996. The decrease was caused by 11 less homes being sold in 1997 as compared to 1996, which has been partially offset by an increase in the average selling price of each home of approximately five percent. This increase in average price is principally due to the recovery in the California real estate market in 1997. In addition, the company sold the remaining two undeveloped phases of the Encore project during 1997.

     Cost of sales decreased in 1997 by $1,146,678 or 23% as compared to 1996 primarily due to the decrease in the number of houses sold discussed above.

     Selling, general and administrative expenses increased $171,725 (20%) due to an increase in the sales incentives provided on houses sold during 1997 as compared to 1996. Some of the increase is also due to increases in salaries and wages and consulting fees paid to employees and consultants in 1997 compared to 1996.

     Based on the net proceeds received from the sale of the remaining inventory lots during 1997, the Program wrotedown its real estate inventory to its estimated fair value resulting in a $1,069,651 charge against income during the year ended December 31, 1997.

RESULTS OF OPERATIONS - THE YOSEMITE/AHWAHNEE PROGRAMS

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

     For the six months ended June 30, 1998 the net loss amounted to $1,753,651 compared to a net loss of $1,129,395 for the six months ended June 30, 1997.
The change of results are primarily from the following factors: a decrease in revenues of $121,625, a decrease in selling, general and administrative expenses of $269,423 and the realization of the loss on sale of real estate of $735,034 during 1998.

     The decrease in revenues of $121,625 (27%) is due to the decline in golf course activity during the first six months in 1998, compared to the same period in 1997.

     Selling, general and administrative expenses decreased by $269,423 (20%) as a result of the decrease in the golf course activity during the first six months of 1998, compared to the same period in 1997.

     As a result of the sale of the golf course and estate lots during 1998, a $735,034 loss was realized during the six months ended June 30,1998.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     For the year ended December 31, 1997, the net loss amounted to $2,059,368, compared to a net loss of $2,078,604 for the year ended December 31, 1996. The change of results is primarily from the following factors: an increase in revenues of $179,043 which has been offset by an increase in selling, general and administrative expenses of $136,466 and an increase in interest expense of $19,819.

     The increase in revenues of $179,043 (25%) was primarily due to the operation of the golf course for the entire period of 1997, while it was closed for refurbishing for a portion of the year ended December 31, 1996, as well as an increase of $85,615 of recreational vehicle memberships during 1997.

     The increase in selling, general and administrative expenses of $136,466 (6%) is a result of the increased operations of the golf course and the increased recreational vehicle membership sales effort during 1997 as compared to 1996.

RESULTS OF OPERATIONS - THE MORI POINT PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent at June 30,1 998, compared to June 30, 1997. The operating expenses consist of property taxes and consulting expenses. Management fees were consistent for both periods at $50,000. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $190,348 for the year ended December 31,1996 to $281,034 at December 31, 1997, an increase of $90,686. The operating expenses primarily consist of property taxes and consulting fees related to feasibility studies performed on the property. Property tax expense increased by $26,405 due to an increase in the assessed property value, while consulting fees significantly increased as the Program explored various development and entitlement options for the property. Management fees were consistent for both years at $100,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE CYPRESS LAKES PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $140,454 at June 30,1997 to $165,596 at June 30, 1998, an increase of $25,142. The operating expenses primarily consist of property taxes and consulting expenses. Property tax expense remained consistent for both periods, while consulting expenses increased as a result of an increase in the work performed on feasibility studies during the first quarter of 1998 compared to the same period in 1997. Management fees were consistent for both periods at $70,000 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $120,114 at December 31,1996 to $254,272 at December 31, 1997, an increase of $134,158. The operating expenses primarily consist of property taxes, legal and development expenses. Property taxes remained consistent for both periods. Legal expenses increased by $75,331 and development expenses increased by $59,150. These legal and development expenses mainly relate to land planning, feasibility studies, permits and environmental consulting issues related to the property. Management fees were consistent for both year ends at $140,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE PALMDALE/JOSHUA RANCH PROGRAM

COMPARISON OF PERIOD ENDED JUNE, 1998 TO 1997

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $144,883 at June 30,1997 to $157,376 at June 30, 1998, an increase of $12,493. The operating expenses primarily consist of property taxes and consulting expenses. The increase in operating expenses were primarily attributable to an increase in consulting expenses as a result of feasibility studies performed on the property relating to the potential development of the property. Property taxes remained consistent for both periods. Management fees were also consistent for both periods at $75,000 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $469,910 at December 31,1996 to $306,484 at December 31, 1997, a decrease of $163,426. The operating expenses primarily consist of property taxes, legal and development and consulting expenses. Property taxes remained consistent for both periods. Legal expenses increased by $86,111 and development and consulting expenses decreased by $241,552. These legal and development expenses mainly relate to land planning, feasibility studies, permits and environmental consulting issues related to the property. Management fees were consistent for both year ends at $150,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE ESPERANZA PROGRAM

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent at June 30,1998 compared to June 30, 1997. The operating expenses consist of property taxes. Management fees were consistent for both periods at $2,500 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent for both years ending December 31,1997 and December 31, 1996. The operating expenses consist of property taxes. Management fees were consistent for both year ends at $5,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE STACEY ROSE PROGRAMS

COMPARISON OF PERIOD ENDED JUNE 30, 1998 TO 1997

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent at June 30,1998 compared to June 30, 1997. The operating expenses consist of property taxes. Management fees were consistent for both periods at $2,002 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996

     No activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses remained consistent for both years ending December 31,1997 and December 31, 1996. The operating expenses consist of property taxes. Management fees were consistent for both year ends at $4,003 per year. These fees were for the management and administration of the property.

LIQUIDITY AND CAPITAL RESOURCES

     Upon completion of the Acquisition on a pro forma basis as of June 30, 1998, the Company will have approximately $2,800,000 of unrestricted cash available to operate the Company and develop its owned real estate. The Company is also attempting to raise additional funds by offering units for sale in conjunction with the Acquisition, which if fully subscribed would result in net proceeds of approximately $2,200,000.

     In addition to the methods discussed above, the Company anticipates creating additional liquidity through the following methods on an as needed basis:

     (a) Obtain additional mortgage debt against the Properties: At June 30, 1998, the Company had approximately $313,000 of debt and approximately $1,009,000 of delinquent property taxes levied against its real estate, some of which is being paid pursuant to statutorily permitted 5-year payment plans. Based on its lack of significant leverage, the Company believes that some liquidity can be generated through additional borrowings, if necessary. The Company believes that mortgage debt will be available to it, when it was not available to National on behalf of the Programs, because of the elimination of the tenancy-in-common ownership structure. This will make available lenders' policies of title insurance which are not available under the current structure.

     (b) Obtain additional funding by selling off additional Properties: The Company believes some of the Properties, or portions thereof, can be sold to generate sufficient liquidity to develop the remaining Properties. In conjunction with this strategy, the Company has made various property sales during 1997 and 1998. In October 1997, the remaining 23 lots of the Encore property, a development within the Oceanside Program, were sold for net proceeds of $593,115. In addition to this sale, during June 1998, the 111 lots of the Symphony property, a second development within the Oceanside Program, were sold for net proceeds of $6,576,859. In February 1998, the Ahwahnee Program sold 13 single-family development lots for a sales price of $307,500. The Company believes that the sale of the Sacramento/Delta Greens or Mori Point Properties would be possible in bulk at prices discounted from the March 1998 appraisal values but for more than the property taxes due.

     (c)  Reduce development capital needs through joint venture arrangements:
The Company believes that, due to the elimination of the tenancy-in-common ownership structure which was cumbersome for potential partners, it will be able to enter into joint venture arrangements to develop and operate one or more of its current properties.

     (d) Conserve development capital by slowing down the currently planned development process: If the Company is unable to raise sufficient development funds utilizing the methods discussed above, the pace of property development can be slowed until necessary internal or external funding is generated.

     Listed below is a summary, by project, of the estimated time period to develop each project as well as the projected external financing needed to complete development:

YOSEMITE/AHWAHNEE

     The Company plans to continue to develop the recreational vehicle park, continue to operate the golf course, build a new public overnight stay park, construct timeshare units and market these products and services. The Company estimates that this will require approximately $3,000,000 of funding. The source of the funds is intended to be the proceeds from the sale of the golf course and the estate lots which were sold in June 1998 to the Oceanside Program for proceeds of $3,550,000. If additional financing is required, the proceeds of the unit offering, third party financing or sale of the Sacramento/Delta Greens, Palmdale/Joshua Ranch or Mori Point Properties should be sufficient.

OCEANSIDE

     The Company would continue to hold the Yosemite/Ahwahnee golf course and surrounding land for lease and potential ultimate sale back to the Yosemite/Ahwahnee Program.

MORI POINT

     The Company anticipates developing a state of the art business conference center located near San Francisco, California. The Company anticipates that approximately $500,000 and 1.5 years is needed to complete the entitlement and mapping process.

SACRAMENTO/DELTA GREENS

     The Company anticipates finishing the permitting process and obtaining the city and other governmental approvals of the project's tentative map and design. Approximately $175,000 of capital is needed to complete the engineering, environmental and other wetlands activities to finalize the tentative tract map process.

CYPRESS LAKES

     The Company will proceed with providing the due diligence documentation required by the current potential buyer. The Company will then either consummate the transaction or if the deal is not approved, then approximately $400,000 of capital will be needed for the management, engineering and legal expenses to redesign the project to minimize infrastructure costs and to renew the tentative map.

PALMDALE/JOSHUA RANCH

     The Company will most likely pursue a bulk sale at an adequate price. Approximately $140,000 of capital is required in order to proceed with finalizing the grading, soils and underground studies.

ESPERANZA

     The Company will most likely pursue a bulk sale that is reasonable under the current economic conditions, preferably before delinquent property taxes become due in 2000.

STACEY ROSE

     The Company will most likely pursue the approval of a tentative tract map from the City of Victorville. It is estimated that the cost will exceed $50,000 and will require about nine months.

LIQUIDITY SUMMARY

     The Company expects to meet its short- and long-term liquidity requirements through the methods described above in addition to cash generated from the operations of the resort properties once these properties are operational. The Company believes that the liquidity sources described above will be adequate to satisfy the cash requirements of the Company for the 12 months following the completion of the Acquisition.

HISTORICAL CASH FLOWS

THE OCEANSIDE PROGRAM

     The Oceanside Program continued its development and sale of houses on the Encore site during 1997 and decided to sell the remaining 23 undeveloped lots on its Encore site at the end of 1997. This sale caused a decrease in the number of houses sold by the Program from 30 in 1996 to 19 in 1997 and was the significant factor causing the decrease in cash flows from operations of $1,002,238 in 1996 to $297,288 in 1997. The Program continued limited development of the Symphony site during 1996 and 1997 and repaid the line of credit utilized to build houses on the Encore site during 1997.

     As there were no homes sold in 1998, while 17 homes were sold in the first six months of 1997, cash flows from operations decreased from $784,227 for the six months ended June 30, 1997 to $8,513 for the six months ended June 30, 1998. The Program sold the Symphony lots during 1998, which generated $6,671,836 in cash inflows. With the proceeds of the sale, the Program purchased the Ahwahnee golf course and estate lots for $3,552,314 and distributed $3,000,000 back to the investors.

THE YOSEMITE/AHWAHNEE PROGRAM

     The Yosemite/Ahwahnee Programs experienced significant cash outflows from operations during 1996 and 1997 due to the property of the Programs being in a very early stage of development. As the property continues to progress toward being fully developed, the amount of operational cash outflows should decrease as a larger customer base will utilize current and future resort amenities. These operational outflows, as well as the minimal expenditures made by the Programs to expand the recreational vehicle park of the property, were funded by contributions from current investors of the Programs.

     The significant increase in the cash balance at June 30, 1998 is primarily attributable to the sale of the golf course and some of the outlots in 1998. The proceeds from the sale of the golf course and outlots amounted to $3,868,852.

THE MORI POINT, SACRAMENTO/DELTA GREENS, CYPRESS LAKES, PALMDALE/JOSHUA RANCH, ESPERANZA AND STACEY ROSE PROGRAMS

     The Mori Point, Sacramento/Delta Greens, Cypress Lakes, Palmdale/Joshua Ranch, Esperanza and Stacey Rose Programs continued to explore opportunities for development of their real estate assets during 1996, 1997 and 1998. The expenditures made to investigate various development opportunities were paid for by contributions from current investors of each Program.

NEW ACCOUNTING PRONOUNCEMENTS

     Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 will not have a material effect on the financial position or results of operations of the Company

     Statements of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) issued by the FASB is effective for financial statement beginning after December 15, 1997 (although the FASB is encouraging earlier application). The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The adoption of SFAS No. 131 will not have a material effect on the financial position or results of operations of the Company.

     Statements of Financial Accounting Standards No. 132 "Employees' Disclosures about Pensions and Other Postretirement Benefits" issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is encouraged. The new standard standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable. The adoption of SFAS No. 132 will not have a material effect on the financial position or results of operations of the Company.

                                      MANAGEMENT

     The Company will operate under the direction of the Board, the members of which are accountable to the Company and its shareholders as fiduciaries. The Board will be responsible for the management and control of the affairs of the Company; however, the executive officers of the Company and its subsidiaries will manage the Company's and its subsidiaries' day-to-day affairs and the Acquisition and disposition of investments, subject to the Board's supervision.

The Company currently has six directors; it must have at least one and may have no more than nine directors. As a matter of policy, the Company will maintain at least two Independent Directors on the Board; that is, persons who are not employed by or otherwise affiliated with the Company prior to becoming directors. The Board will then be divided into three classes serving staggered three year terms.

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director will be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Company's Charter Documents.

     The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the executive officers of the Company. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable. Initially, the Company will pay Independent Directors a retainer fee of $20,000 per year, plus $1,000 per meeting attended, plus 2,500 options to purchase shares, plus out-of-pocket expenses in attending meetings. The Company will not pay any director compensation to the officers of the Company who also serve as directors.

     The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors will establish further policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are in the best interest of the shareholders and are fulfilled. Until modified by the directors, the Company will follow the policies on investments and borrowings set forth in this Prospectus.

     The Company believes that its management has the requisite real estate experience to fulfill the Company's business plan. While none of the officers have extensive experience in the development, marketing and management of timeshares, Messrs. Lasker and Orth have developed familiarity with the basic concepts through participating in the management of the Yosemite/Ahwahnee Properties. To the extent a property needs skills not possessed by management, or cannot be efficiently provided by management, consultants will be hired to provide those skills and services.

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:


                                                                  Director Term
 Name                        Age  Position                           Expires
 ----                        ---  --------                           -------

 David G. Lasker              52  Co-Chairman of the Board,          2000(1)
                                  President and Chief Financial
                                  Officer

 James N. Orth                51  Co-Chairman of the Board,          2000(1)
                                  Chief Executive Officer and
                                  Secretary

 L.C. "Bob" Albertson, Jr.    54  Executive Vice President of        1999(1)
                                  the Company and President and
                                  Chief Executive Officer of
                                  American Family Communities,
                                  Inc., Director

 Charles F. Hanson            61  Director                           1999(1)

 Dudley Muth                  58  Director                           2001(2)

 James G. LeSieur, III        57  Director                           2001(2)

(1)  Elected in 1997.
(2)  Elected in 1998.

     The following is a biographical summary of the experience of the directors and executive officers of the Company.

     DAVID G. LASKER - Co-Chairman of the Board, President and Chief Financial Officer of the Company. Mr. Lasker has served as Chairman and President of National Investors Financial, Inc. since 1986. Prior to that, he served as Chairman and Vice Chairman of the Board of Directors of American Merchant Bank, a commercial bank headquartered in Orange County, California, from 1985 to 1986. His experience includes all phases of negotiating, underwriting, closing and servicing of residential and commercial loans. Since the Ownership Date, Mr. Lasker has overseen the development and construction of the Oceanside Property. He has served as project manager of the Mori Point Property. He and Mr. Orth have supervised the predevelopment activities of the Sacramento/Delta Greens Property and they have shared the responsibility for the management and ultimate development of a business plan for the Yosemite/Ahwahnee Properties. He and Mr. Orth are responsible for overall management of the Company. Mr. Lasker holds a Bachelor of Science degree from Purdue University and an M.B.A. from the University of Southern California.

     JAMES ORTH - Co-Chairman of the Board, Chief Executive Officer and Secretary of the Company. Since 1986, Mr. Orth has been Executive Vice President and a member of the Board of Directors of National Investors Financial, Inc. Prior to that, in 1980, he was a founding member of NIF Securities, Inc., a securities broker-dealer oriented to the capitalization of start-up and second-stage business ventures. In addition, he has been a founder and executive officer of a variety of companies specializing in financial management, marketing and distribution. From 1969 through 1976, Mr. Orth was employed by IBM Corporation as a marketing representative and territory manager. From 1977 to 1980, he was an employee, vice president and branch manager of ENI Corporation, an oil and gas exploration company. He received a Bachelor of Science in Mathematics-Statistics, French and Economics from the University of Wyoming in 1969 and did post-graduate work in the MBA-Finance program at the University of Colorado.

     L.C. "BOB" ALBERTSON, JR. - Executive Vice President and Director of the Company, President and Chief Executive Officer of American Family Communities, Inc., a wholly-owned subsidiary of the Company. Mr. Albertson is responsible for the operation of the Company's Properties and the implementation of the Company's business plan. Mr. Albertson is a 32-year veteran of the homebuilding industry. From 1985 to 1996, he served as President of a division of Presley Homes, Southern California Region, a large publicly-traded homebuilding Company. From 1981 to 1984, he was President of Barrett American, Irvine, a publicly-traded homebuilding Company based in Great Britain. Mr. Albertson is President of HomeAid America, a non-profit organization supported by the Management Association of Homebuilders. From 1985 to 1986, he served as President of the Building Industry Association/Orange County Region.

     CHARLES F. HANSON - Director of the Company. Since 1989, Mr. Hanson has served as Co-Chairman of the Board of Larson Training Centers, Inc., a vocational training Company with campuses in the Cities of Orange and Carson, California. Also, since 1994, he has served as an independent marketing director for a major pharmaceutical Company. In 1991, he developed Coastal Pacific Commercial Corporation, a consulting Company to the real estate industry. From 1987 to 1989, Mr. Hanson was associated with CIS Corporation, a New York stock exchange listed Company and a leading equipment leasing firm, as Vice President and Management Sales Manager. In 1985, he developed Half-Time Associates, Inc., a national seminar Company. From 1983 to 1985, Mr. Hanson was associated with Integrated Resources, Inc. as Vice President, Director of Marketing. Prior positions at Integrated Resources, Inc. included Senior Executive Vice President of Integrated Resources Equity Corp. and Executive Vice President, Management Sales Manager and Director of Marketing for Integrated Resources Energy Group. Mr. Hanson received his Liberal Arts degree from the University of Washington.

     DUDLEY MUTH - Director of the Company. Mr. Muth's career includes over 20 years of extensive experience in the field of corporate management, law, securities and real estate. From June 1993 through May 1997, Mr. Muth served as a consultant on real estate and securities matters and as Vice President of Drake Capital Securities, Inc. He recently rejoined Drake Capital Securities, Inc. to direct all compliance and legal activities. From March 1990 until June

1992, he served as president of First Diversified Financial Services, Inc., a syndicator of all-cash investments in California real estate. From June 1987 until February 1990, he was President of USREA/WESPAC which controlled two public real estate investment trusts. From January 1985 to May 1987, Mr. Muth was President of Cambio Equities Corporation and Cambio Securities Corporation. From October 1982 to December 1984, he served as Executive Vice President of Angeles Corporation. From July 1977 through September 1979, he was Vice President and Director of Compliance for The Pacific Stock Exchange, Inc. In 1967, he began his career in the tax department of Arthur Andersen & Co. Mr. Muth received his Bachelor of Arts degree in Economics from Pomona College, his M.B.A. in accounting from UCLA Graduate School of Management, and his J.D. from the University of Southern California. He is a member of the California State Bar and a Registered Principal with the NASD.

     JAMES G. LESIEUR, III - Director of the Company. From April 1991 to the present, Mr. LeSieur has been President and Chief Executive Officer of Sunwest Bank, Tustin, California. Prior to that, he was Executive Vice President and Chief Financial Officer of Sunwest Bank from December 1985 to March 1991, and held other responsible officer positions with that bank from September 1975 to November 1985. Before joining Sunwest Bank, he was with Arthur Young & Company (independent accountants). He received a Bachelor of Science degree from Purdue University and an M.B.A. degree from Wharton Graduate School of University of Pennsylvania.

     COMMITTEES OF THE BOARD OF DIRECTORS

     EXECUTIVE COMMITTEE. In due course, the Board of Directors will establish an executive committee (the "Executive Committee") which will be granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Company expects that the Executive Committee will ultimately consist of the co-Chairmen of the Board of Directors and two Independent Directors.

     AUDIT COMMITTEE. The audit committee will consist of two Independent Directors and, if permissible, one "inside" director (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and result of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE. In due course, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan for the Company's executive officers. The Company expects that the Compensation Committee will ultimately consist of two Independent Directors. Until the Committee is established, the Independent Directors will serve as the Compensation Committee.

     NOMINATING COMMITTEE. In due course, the Board of Directors will establish a nominating committee (the "Nominating Committee") to nominate persons to serve on the Company's Board of Directors as vacancies arise. The Nominating Committee will ultimately consist of three directors, at least two of whom will be Independent Directors

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION AND INCENTIVES

     The Company will compensate designated key managers of the Company with cash compensation and certain incentives including stock option and bonus plans. The below table sets forth the estimated annual base salary to be paid to the Chief Executive Officer, President and Vice Presidents, as well as the stock options for the officers and directors.


                                                                 Annual       Common Stock
 Name                             Position                     Salary(1)       Options
 ----                             --------                     ------          -------
David G. Lasker*                  Co-Chairman of the
                                  Board, President and         $180,000        30,000(2)
                                  Chief Financial Officer

James N. Orth                     Co-Chairman of the           $180,000        30,000(2)
                                  Board, Chief Executive
                                  Officer and Secretary

L.C. "Bob" Albertson, Jr.         Executive Vice               $200,000        30,000(2)
                                  President and Director
                                  of the Company;
                                  President and Chief
                                  Executive Officer of
                                  American Family
                                  Communities, Inc.,
                                  Director

Charles F. Hanson                 Director                         -            2,500(3)

Dudley Muth*                      Director                         -            2,500(3)

James G. LeSieur, III*            Director                         -            2,500(3)

------------------------
*    Initial members of Audit Committee.
(1) Employment Agreements for Messrs. Lasker, Orth and Albertson contain provisions for bonus payments based on performance criteria.
(2) 10,000 to be issued upon completion of the Acquisition to Messrs. Lasker, Orth and Albertson and 10,000 additional options to be issued to each of them on the first and second anniversaries of the Acquisition. These options are nonqualified stock options which are not issued pursuant to the Company's 1997 Stock Incentive Plan. They have a ten year term. Messrs. Lasker, Orth and Albertson may exercise options for 3,333 shares immediately. Options issued at later dates will be exercisable at market value on the date of issuance.
(3) To be issued upon completion of the Acquisition. These options are issued pursuant to the Company's 1997 Stock Incentive Plan. They have a ten-year term and are exercisable one year from the date of grant at $10 per Share. The number of options is determined by formula for the Independent Directors.

STOCK INCENTIVE PLAN

     The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company and its subsidiaries and to provide incentives to such persons to maximize the Company's value, as well as cash flow, available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company and its subsidiaries of stock-based compensation alternatives such as restricted stock, nonqualified stock options and incentive stock options and provides for the grant to Independent Directors of nonqualified stock options on a formula basis.

     The Stock Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company and its subsidiaries the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan. Nonqualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Incentive Plan.

     The Stock Incentive Plan was approved by the Company's founding shareholders September 15, 1997. The following awards may be made under the
Plan:

     NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

     INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance

     Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be ten years from the date of grant and they will be exercisable one year after the date of grant at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives." Except for those options, the Company does not plan to grant options under the Stock Incentive Plan until after the first year of operations.

     NO CRITERIA FOR ISSUANCE OF OPTIONS OR RESTRICTED STOCK HAVE YET BEEN DEVELOPED BY THE COMPENSATION COMMITTEE. There is no maximum number of options that a single individual may receive.

     185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically)

     FEDERAL INCOME TAXES. If the option has no readily ascertainable fair market value, no income is recognized by a participant at the time an option is granted. If the option is an incentive stock option ("ISO"), no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option ("NQSO") generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value on the exercise date and the option price.

     The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

401(k) PLAN

     The Company intends to establish a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan will permit the employees of the Company and the Operating Partnership to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan will allow participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company for a participant will vest over a period of years to be determined and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

     Employees of the Company and its subsidiaries will be eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Lasker and Orth for a term of five years and Mr. Albertson for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for signing bonuses of $25,000 for Messrs. Lasker, Orth and Albertson and for initial annual salary compensation as follows: Messrs. Lasker and Orth, each $180,000; Mr. Albertson $200,000. Each of the agreements for Messrs. Lasker and Orth provides for annual increases of the greater of ten percent per annum or the increase in the consumer price index for the metropolitan area in which Newport Beach, California, is located and Mr. Albertson's provides for annual salary increases of $25,000 per year for the second and third years of his agreement. In addition, the salaries may be raised at the discretion of the Board upon recommendation of the Compensation Committee. No criteria other than prudent stewardship of Company resources exist for the exercise of such discretion. Each agreement also contains provisions for discretionary bonus consideration and a fixed bonus equal to two percent of pre-tax profits in the case of Messrs. Orth, Lasker and Albertson. In addition, Messrs. Lasker, Orth and Albertson may receive discretionary bonuses of up to 50% of base salary if certain to-be-budgeted financial results are exceeded. Except to the extent required to carry on pre-existing duties to investors in other programs managed by Management or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment. Each agreement also provides for certain salary and benefit continuance for six months if the officer is permanently disabled; and, provides for a severance payment in the amount of 2.99 times for Messrs. Lasker, Orth and Albertson, the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 18 equal monthly installments for Messrs. Lasker, Orth and Albertson. Change of control is generally defined to include a consolidation in the hands of one Person of 40% or more of the voting securities of the Company, a business combination after which the existing shareholders of the Company hold less than 51% of the voting securities of the resulting entity, or a change in membership of the Board of Directors resulting in 50% or more of the Board of Directors not being nominated by management.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Charter Documents limit the liability of the Company's directors to the Company and its stockholders for money damages to the fullest extent permitted from time to time by Delaware law. Delaware law presently permits the liability of directors to a corporation or its shareholders for money damages to be limited, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful distributions to stockholders; and (iv) for any transaction from which the director derived an improper benefit.

     The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties (collectively "agents") to the fullest extent permitted from time to time by Delaware law. The Company's Certificate of Incorporation and By-Laws also permit the Company to indemnify its agents who have served another corporation or enterprise in various capacities at the request of the Company. The Delaware law presently permits a corporation to indemnify its agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that: (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was
unlawful.   Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of NOLO CONTENDERE or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the Delaware law is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By-Laws, or under resolutions of shareholders or directors, contract or otherwise.

     The Company will apply for a directors and officers liability insurance policy in an amount of $5,000,000. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.

                                   PRIOR PROGRAMS

     None of the executive officers of the Company have participated in the operation of an entity with similar objectives to those of the Company, although each of such officers has skills and experience in one or more of the types of property to be acquired and operated by the

Company. See "Management -- Executive Officers and Directors" for biographical information about the executive officers.

     In the last ten years, Management (through Messrs. Lasker and Orth) sponsored 12 programs which offered tenancy-in-common interests in loans secured by real estate located in California. Nine of such programs were public programs having raised more than $100,000,000 from more than 5,500 investors and three were private programs. The total amount of money raised from the private offerings was approximately $900,000 from a total of 72 investors. Loans were made to developers of ten California properties. One-half of one percent of the loans were made to developers of shopping centers, approximately 30% to developers of mixed use projects (commercial and residential) and approximately 70% to developers of residential properties. All of the properties involved previously undeveloped land. Of the amount loaned, approximately $16,000,000 was distributed back to investors. Of the 12 lending programs, ten eventually were defaulted upon by the borrowers and two paid the lender/investors in full. In each of the programs where borrowers defaulted and National did not replace the borrower with another entity, possession of the applicable property was taken through National's efforts and the investors became the tenant-in-common owners of the properties through trusts established for their benefit by National. Where possible, National is in the process of trying to bring these properties to a point where they can be sold or otherwise return as much as possible to the investors.

     None of the 12 tenancy-in-common lending programs had investment objectives similar to those of the Company.

     The names of the programs are: Sacramento/Delta Greens "Trudy Pat" Program, Oceanside "Trudy Pat" Program, Yosemite/Ahwahnee I "Trudy Pat" Program, Yosemite/Ahwahnee II "Trudy Pat" Program, Mori Point "Trudy Pat" Program, Cypress Lakes "Trudy Pat" Program (located in Contra Costa County, California), Joshua Ranch "Trudy Pat" Program (located in Palmdale, California), Arciero-Diamond Ridge "Trudy Pat" Program (located in Diamond Bar, California), Esperanza Program (located in Victorville, California), Stacey Rose "A" Program (located in Victorville, California), Stacey Rose "B" Program (located in Victorville, California), and Franklin Meadows "Trudy Pat" Program (located in Sacramento, California). None of such programs have been required to file reports with the Commission.

     Only the Yosemite/Ahwahnee Properties and the Cypress Lakes property have been acquired through foreclosure in the past three years. Detailed information regarding the Yosemite/Ahwahnee Properties may be found at "Business and Properties -- Properties -- Yosemite/Ahwahnee Properties." The Cypress Lakes property and consists of approximately 686 acres which were intended to be developed into an 18-hole golf course along with 1,330 residential units.

     In Management's opinion, the principal adverse business development which caused 10 of the 12 loans to default was the precipitous decline of the value of real estate throughout California brought about by the economic recession that commenced in California in the early 1990s. The decline in real estate values changed the economics of the projects planned by the developers so that they were no longer able to project profitability for themselves. Further, the availability of traditional financing for construction was significantly reduced due to (i) the savings and loan association failures of the late 1980s and (ii) bank regulatory requirements which tightened the availability of credit generally and substantially increased the amount of equity required as a prerequisite to obtaining a real estate development loan.

     With real estate values down and the availability of credit substantially reduced, the borrowers elected to cut their losses, default on the loans and turn the Properties over to the lender/Investors. This decision resulted in the Investors in the various Programs becoming tenancy-in-common beneficial owners of the real estate which secured the loans. This economic reality was not unique to the Programs.

                            PRIOR PERFORMANCE SCHEDULES

     Certain prior performance schedules are included in the following tables. Schedule A shows, as of December 31, 1997, general information about funds raised by the only program the offering for which closed in the last three years. Schedule B shows, as of December 31, 1997, compensation paid to Management or its affiliates by the eleven programs which have not been completed. Schedule C shows, as of December 31, 1997, the annual operating results of the eight programs for which the offering closed in the last five years. Schedule D shows general information about the one program that was completed within the last five years and the two programs which obtained title to the real estate securing their loans in the last five years. Schedule D shows general information about the one program that was completed within the last five years. See also "Background and Reasons for the Acquisition -- Historical Compensation for Servicing, Asset and Property Management/Effect of Acquisition" and "-- Historical Cash Distributions to Investors" in the accompanying Consent Solicitation Statement/Prospectus for further information about compensation paid to National and its affiliates and distributions to Investors in the Programs.

                                     SCHEDULE A

The purpose of Schedule A is to show, as of August 31, 1998, information about the funds raised and the associated offering expenses of the only "Trudy Pat" program which closed in the three most recent years. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. THIS PROGRAM DID NOT HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of this program are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.

                                                        Arciero-Diamond Ridge
                                                        ---------------------
        Dollar amount offered                              $    14,000,000

        Dollar amount raised                                     5,538,800

        Less offering expenses:
        Organizational expenses(1)                                       0
             Sales commissions(1)                                        0
             Discounts retained by affiliates(1)                         0

        Loan Amount                                        $     5,538,800

        Date offering began                                 July 21, 1993

        Length of offering in months                        12.75

        Months to investment all available for              one
        investment

--------------------
(1) The borrower repaid the loan proceeds on August 17, 1994 before the entire amount offered was raised. No offering expenses were paid by the investors.

                                     SCHEDULE B

The purpose of Schedule B is to show, as of August 31, 1998, aggregate compensation paid over the last three years to National and its affiliates by the eleven public "Trudy Pat" programs which have not been completed. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.

                                         Sacramento/                            Yosemite/         Yosemite/
                                        Delta Greens          Oceanside        Ahwahnee I       Ahwahnee II
                                        ------------          ---------        ----------       ----------
Date offering commenced                      11/1/88           11/15/91           5/2/89           9/10/90

Dollar amount raised                      $5,000,000        $30,000,000        $6,500,000       $13,500,000

Servicing fees
Jan. 1995 to Dec. 1997:
     Accrued                                       0                  0                 0                 0
     Paid                                          0            900,000            48,750           101,250

Property management fees
Jan. 1995 to Dec. 1997:
     Accrued                                 141,733                  0                 0                 0
     Paid                                      8,267                  0           146,250           303,750

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                                      N/A                N/A               N/A               N/A


                                                                                                             Arciero-
                                         Mori Point        Joshua Ranch           Cypress Lakes         Diamond Ridge
                                         ----------        ------------           -------------         -------------
Date offering commenced                    11/20/89             3/26/90                 2/19/91               7/21/93

Dollar amount raised                    $10,000,000         $15,000,000             $14,000,000            $5,538,000

Servicing fees
Jan. 1995 to Dec. 1997:
     Accrued                                      0                   0                       0                     0
     Paid                                         0                   0                       0                     0

Property management fees
Jan. 1995 to Dec. 1997:
     Accrued                                272,667                   0                       0                     0
     Paid                                    27,333             450,000                 420,000                     0

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                                     N/A                 N/A                     N/A            $   69,670

                                SCHEDULE B (continued)

                                  Esperanza   Stacey Rose "A"  Stacey Rose "B"
                                  ---------   ---------------  ---------------
Date offering commenced            11/18/87            5/5/88           5/5/88

Dollar amount raised                                                  $315,300
                                   $500,000           $85,000
Servicing fees
Jan. 1995 to Dec. 1997:
     Accrued                              0                 0                0
     Paid                                 0                 0                0

Property management fees
Jan. 1995 to Dec. 1997:
     Accrued                         15,000             2,550            9,459
     Paid                                 0                 0                0

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                            N/A               N/A              N/A

                                     SCHEDULE C

The purpose of Schedule C is to show, as of August 31, 1998, the annual operating results of the seven public "Trudy Pat" programs the offerings of which closed in the most recent five years. No tax information is included as tenancy-in-common arrangements are not required to file information tax returns. Each investor determines the tax treatment of distributions. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.

                                                                          Sacramento/Delta Greens
                                      ---------------------------------------------------------------------------------
                                                  1993             1994            1995           1996           1997
                                                  ----             ----            ----           ----           ----
 Borrower loan repayments:
      Principal                              $       0        $       0        $      0       $      0       $      0
      Interest                                       0                0               0              0              0
 Cash from sale                                    N/A              N/A             N/A            N/A            N/A
 Distributions to investors:(1)
      Principal                                      0                0               0              0              0
      Interest                                       0                0               0              0              0
 Distributions per $1,000
 invested:
      Principal                                    N/A              N/A             N/A            N/A            N/A
      Interest                                     N/A              N/A             N/A            N/A            N/A

                                                                                  Oceanside
                                       -------------------------------------------------------------------------------------
                                               1993            1994         1995           1996          1997          1998
                                               ----            ----         ----           ----          ----          ----
 Borrower loan repayments:
      Principal                          $        0       $ 375,000   $  900,000     $  900,000    $  675,000    $
      Interest                            3,145,869         393,750            0              0             0     3,000,000
 Cash from sale                                 N/A             N/A          N/A            N/A           N/A
 Distributions to investors:(1)
      Principal                                   0         375,000      900,000        900,000       675,000
      Interest                            3,145,869         393,750            0     $        0             0
 Distributions per $1,000
 invested:
      Principal                                   0           12.50           30             30         22.50
      Interest                               104.86           13.13            0              0             0

---------------------
(1)  Net of servicing fees and property management fees and expenses.

                                                          Yosemite/Ahwahnee I
                               -------------------------------------------------------------------------
                                        1993          1994            1995          1996          1997
                                        ----          ----            ----          ----          ----
Borrower loan
repayments:
     Principal                 $     103,085       $     0         $     0       $     0       $     0
     Interest                        920,794         4,756               0             0             0
Cash from sale                           N/A           N/A             N/A           N/A           N/A
Distributions to
investors:(1)
     Principal                       103,085             0               0             0             0
     Interest                        920,794         4,756               0             0             0
Distributions per $1,000
invested:
     Principal                         15.86             0               0             0             0
     Interest                         141.66           .73               0             0             0

                                                          Yosemite/Ahwahnee II
                              -----------------------------------------------------------------------
                                      1993          1994           1995          1996           1997
                                      ----          ----           ----          ----           ----
Borrower loan
repayments:
     Principal                $     68,264       $     0        $     0       $     0        $     0
     Interest                      688,303        10,273              0             0              0
Cash from sale                         N/A           N/A            N/A           N/A            N/A
Distributions to
investors:(1)
     Principal                      68,264             0              0             0              0
     Interest                      688,303        10,273              0             0              0
Distributions per $1,000
invested:
     Principal                        5.06             0              0             0              0
     Interest                        50.99           .76              0             0              0

----------------------
(1)  Net of servicing fees and property management fees and expenses.

                                                 Mori Point                                        Joshua Ranch
                      ----------------------------------------------------   -----------------------------------------------------
                         1993       1994        1995       1996       1997       1993        1994       1995       1996       1997
                         ----       ----        ----       ----       ----       ----        ----       ----       ----       ----
Borrower loan
repayments:
     Principal        $     0    $     0     $     0    $     0    $     0   $      0     $     0    $     0    $     0    $     0
     Interest               0          0           0          0          0    478,127           0          0          0          0
Cash from sale              0          0           0          0          0        N/A           0          0          0          0
Distributions to
investors:(1)
     Principal              0          0           0          0          0          0           0          0          0          0
     Interest               0          0           0          0          0    478,127           0          0          0          0
Distributions per
$1,000 invested:
     Principal              0          0           0          0          0          0           0          0          0          0
     Interest               0          0           0          0          0      31.88           0          0          0          0

---------------------

(1)  Net of servicing fees and property management fees and expenses.

                                         Cypress Lakes                                        Arciero-Diamond Ridge
                    ------------------------------------------------------   ------------------------------------------------------
                          1993       1994      1995        1996       1997       1993         1994        1995       1996      1997
                          ----       ----      ----        ----       ----       ----         ----        ----       ----      ----
Borrower loan
repayments:
     Principal      $        0    $     0     $   0       $   0      $   0   $      0   $5,538,800         N/A        N/A       N/A
     Interest        1,337,101     62,706         0           0          0    113,531      297,077         N/A        N/A       N/A
Cash from sale             N/A        N/A       N/A         N/A        N/A        N/A          N/A         N/A        N/A       N/A
Distributions to
investors:(1)
     Principal               0          0         0           0          0   $      0    5,538,800         N/A        N/A       N/A
     Interest        1,337,101     62,706         0           0          0    113,551      997,027         N/A        N/A       N/A
Distributions per
$1,000 invested:
     Principal               0          0         0           0          0   $      0        1,000         N/A        N/A       N/A
     Interest            95.57       4.48         0           0          0      20.50        53.64         N/A        N/A       N/A

-------------------
(1)  Net of servicing fees and property management fees and expenses.

                                      SCHEDULE D

The purpose of Schedule D is to show, as of August 31, 1998, the results of the "Trudy Pat" programs which closed or in which the loan has been completely repaid or title obtained to the property within the last five years. No tax information is available as tenancy-in-common arrangements are not required to file information income tax returns. The business objective of the program was to earn a higher rate of interest on money than was available from financial institutions and to receive a return of the principal advance in four years or less. NONE OF THE PROGRAMS HAVE INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company. See "Prior Programs" at page __ for a narrative summary of similar programs in which National was involved.

                                                                         ARCIERO-DIAMOND         PALMDALE/
                                                                             RIDGE            JOSHUA RANCH          CYPRESS LAKES
                                                                             -----            ------------          -------------
                 Dollar amount raised                               $       5,538,800      $      15,000,000    $      14,000,000

                 Loan secured by                                    one property           one property         one property

                 Date loan fully funded                             July 25, 1994          February 24, 1992    February 26, 1993

                 Date loan paid off or title to property obtained   August 17, 1994(1)     October 8,1993       July 14, 1995

                 Repayment/Distributions:
                     Principal                                      $       5,538,800      $             -0-    $             -0-
                     Interest                                       $         297,077(2)   $       3,887,428    $       3,739,550

                 Distributions per $1,000 invested:
                     Principal                                      $           1,000      $             -0-    $             -0-
                     Interest                                       $           53.64(2)   $          259.16    $          267.11


------------------
(1) This loan was funded over the course of 12.75 months, commencing on July 21, 1993. Funds were first advanced to the borrower on September 16, 1993.
(2) Net of compensation to National. In 1993, interest in the amount of $113,551 ($53.64 per $1,000 of investment), net of compensation to National, was distributed to investors.

                                PRINCIPAL SHAREHOLDERS

     The following tables set forth information as of the date hereof as to each person or entity who owns of record or is known by the Company to own beneficially five percent or more of the Company's outstanding voting securities and information as to the securities ownership of management. All stock ownership shown below is direct unless otherwise indicated.

PRINCIPAL SHAREHOLDERS

                                                            Percent of All
        Name and Address           Common Stock        Voting Shares Outstanding
        ----------------           ------------        -------------------------
 Yale Partnership for Growth
    and Development, L.P.(1)         [118,814]                  37.6%
 4220 Von Karman Avenue
 Suite 110
 Newport Beach, CA 92660
 J-Pat, L.P.(2)
 4220 Von Karman Avenue              [118,814]                  37.6%
 Suite 110
 Newport Beach, CA 92660

---------------
(1) As manager of the general partner, Mr. Lasker controls this partnership and has sole voting and investment power.
(2) As manager of the general partner, Mr. Orth controls this partnership and has sole voting and investment power.

DIRECTOR AND OFFICER STOCK OWNERSHIP

                                                                                                Percent of
                                                                 Percent of                     Class if
                                                                  Class if      Percent of    Acquisition
                                                   Percent      Acquisition      Class if      Completed,
                                                 of Class if     Completed     Acquisition     All Units
                                                 Aquisition     only and all    Completed     Sold and All    Common
                                       Common     Completed       Warrants       and All        Warrants       Stock     Percent
   Name/Position                        Stock      Only(3)      Exercised(3)  Units Sold(3)   Exercised(3)    Options    of Class
   -------------                        -----      -------      ------------  -------------   ------------    -------    --------
David G. Lasker, President, Chief
Financial Officer and Director(1)     [118,814]    6.88%(4)        2.0%(7)       1.96%(10)     1.85%(13)    10,000(16)    26.66%

James Orth, Chief Executive Officer,
Secretary and Director(2)             [118,814]    6.88%(4)        2.0%(7)       1.96%(10)     1.85%(13)    10,000(16)    26.66%

L.C. "Bob" Albertson, Jr. Executive
Vice President, Director               44,685      2.59%(5)        0.8%(8)       0.74%(11)      0.7%(14)    10,000(16)    26.66%

Charles F. Hanson, Jr., Director         -            -              -              -             -          2,500         6.67%

Dudley Muth, Director                    -            -              -              -             -          2,500         6.67%

James G. LeSieur III, Director           -            -              -              -             -          2,500         6.68%

Directors and Officers as a group     [282,313]   16.35%(6)        4.8%(9)       4.66%(12)     4.40%(15)    37,500       100.00%


-----------------
(1) Mr. Lasker controls Yale Partnership for Growth and Development, L.P. which owns the Shares reported. He has sole voting and investment power.
(2) Mr. Orth controls J-Pat, L.P. which owns the Shares reported. He has sole voting and investment power.
(3)    Assuming all ten Programs participate in the Acquisition.
(4)    6.97% if only seven Programs participate.
(5)    2.62% if only seven Programs participate.
(6)    16.56% if only seven Programs participate.
(7)    2.03% if only seven Programs participate.
(8)    0.77% if only seven Programs participate.
(9)    4.83% if only seven Programs participate.
(10)   1.99% if only seven Programs participate.
(11)   0.75% if only seven Programs participate.
(12)   4.73% if only seven Programs participate.
(13)   1.87% if only seven Programs participate.
(14)   0.7% if only seven Programs participate.
(15)   4.44% if only seven Programs participate.
(16) Options to be granted to Messrs. Lasker, Orth and Albertson initially will not be granted pursuant to the Stock Incentive Plan. Those granted to the other directors will be granted pursuant to that Plan. Messrs. Lasker, Orth and Albertson each will be able to exercise options to purchase 3,333 shares immediately upon receipt. In addition, each of Messrs. Lasker, Orth and Albertson will be issued 10,000 options on the first anniversary of the Acquisition and 10,000 options on the second anniversary of the Acquisition.

                              DESCRIPTION OF SECURITIES

     The following description of the Shares and other capital stock of the Company does not purport to be complete but contains a summary of portions of the Company's Certificate of Incorporation and is qualified in its entirety by reference to the Company's Certificate of Incorporation.

GENERAL

     The total number of shares of stock which the Company has authority to issue is 12,000,000 shares, of which 10,000,000 are shares of Common Stock, $0.001 par value per share ("Common Stock"), and 2,000,000 are shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and the rights of such series and the qualifications, limitations or restrictions thereof.

COMMON STOCK

     All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of Preferred Stock, holders of Common Stock will be entitled to receive distributions on such Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Holders of Common Stock have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of preferred stock outstanding at the time and notwithstanding any other provision of the Certificate of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock. There are no shares of Preferred Stock outstanding and the Company has no present plans to issue any.

WARRANTS

     The only presently existing warrants will be issued as part of the Units to be issued in the Acquisition and the concurrent offering they are denominated "1998" Warrants. Each warrant will be exercisable to purchase one share of Common Stock. The 1998 Warrants will be exercisable for a period of 20 consecutive trading days commencing on the first trading day of the first full week after the six-month anniversary of the issuance of the Units to Investors. The exercise price would be [80%] of the average trading price for the Common Stock with average trading price meaning the average of the closing trading prices for the Common Stock for the 20 consecutive trading days (whether or not trades actually occurred on all of such dates) prior to the date the 1998 Warrants first become exercisable. The warrants are [not] detachable from the Units [for 60 days], contain standard anti-dilution clauses and will be fully transferable from [60 days from] the date of the close of the Acquisition. The Common Stock issued upon exercise of these warrants has been registered under the Securities Act and, when issued, will be freely tradable. [The warrants will not be listed initially.] National will not exercise any of the warrants it receives with Units allocated to it as an Investor in each of the Programs.

CERTAIN SHAREHOLDER VOTING REQUIREMENTS

     The Company's Certificate of Incorporation requires the concurrence of the holders of two-thirds of the voting power of the outstanding voting stock to amend specified provisions of the Company's Certificate of Incorporation and By-Laws, which provide that (i) shareholders generally may not call a special meeting of shareholders or act by written consent; (ii) subject to applicable law, the Company's Board of Directors will be divided into three classes, the effect of which is that only approximately one-third of the Board will be elected each year; (iii) directors may be removed by the Shareholders only for cause and only upon the affirmative vote of two-thirds of the voting power of the outstanding voting stock; (iv) a vote of two-thirds of the voting power of the outstanding voting stock not held by an "interested stockholder" is required for the approval of specified types of business combinations; and (v) subject to applicable law, holders of Common Stock will not be entitled to cumulative voting of shares for the election of directors. These provisions, together with a classified Board of Directors and the authorization to issue Preferred Stock on terms designated by the Board of Directors, could be used to defend against certain business combinations not favored by the Board of Directors (so-called "hostile takeovers").

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company.


                                     THE OFFERING


OFFERING OF UNITS

     The Company is also offering to existing Investors in the Programs EXCLUSIVELY and on a "best efforts" basis" an aggregate of 125,000 units at $20 per unit. A unit consists of one Share and three 1998 Warrants. Shares purchasable upon exercise of 1998 Warrants will be registered under the Securities Act. Units will be allocated among the Investors on a first-come-first-serve basis. NASD broker-dealers which assist in selling the units will receive an aggregate commission of $1.40 per unit sold.

     There is no established public market for the Company's stock. The offering price of the Units was arbitrarily determined by the Company to coincide with the $20 per Unit price being used by the Company to calculate the number of Units to be issued to Investors in the Acquisition. See accompanying Consent Solicitation Statement/Prospectus. The exercise price of the warrants was designed to encourage Investors who purchase Units in this offering to purchase more equity in the Company at a later time. Even if the Company's Shares were not performing well, a potential 20% discount against market value would provide (i) a buyer with the opportunity for a quick short-term profit, and (ii) the Company with additional low cost equity. [The Company has received approval for listing upon issuance on _________ under the symbol "___."]

     FINANCIAL ADVISORY SERVICES. Management has entered into an agreement with L.H. Friend, Weinress, Frankson & Presson, Inc. and Management Securities Corporation (the "Advisors"), whereby the Advisors agreed to provide financial advisory and investment banking services in connection with the Acquisition and the offering of units. In exchange, the Advisors will receive $7,500 per month for a minimum of three months and options to purchase up to 30,000 shares of Common Stock at $10 per share.

ESCROW ARRANGEMENTS

     Commencing on the date of this Prospectus, all funds received by the Company from orders for units will be placed promptly in an interest bearing escrow account with the Escrow Agent at the Company's expense until such funds are released as described below. Separate escrow accounts will be established for benefit plan funds as required by law for such benefit plans. Payment for Units will be payable to "First Trust of California, N.A., as Escrow Agent for

American Family Holdings, Inc. Unit Offering," but sent to the Company which will promptly send them to the Escrow Agent. Such funds will be held in trust for the benefit of subscribing Investors to be used for the purposes set forth in this Prospectus. The funds will be invested in a money market account maintained by the Escrow Agent. The interest, if any, earned on escrow funds prior to the transmittal of such proceeds to the Company will not become part of the Company's capital. Instead, within 15 days following the issuance of Units, the Company will cause the Escrow Agent to make distributions to subscribing Investors of all interest earned on their escrowed funds used to purchase the Shares.

     As soon as practicable after the Closing of the Acquisition, the Company will cause to be issued Units to all Investors whose orders have been accepted. The Offering of Units will terminate at the time of the Effective Time of the Acquisition.

     On or after the date received by the Escrow Agent, Investors will have no right to withdraw any funds submitted to the Escrow Agent prior to the earlier of the Effective Time of the Acquisition or the determination by Management that the votes to approve the Acquisition are not available. No sales of Units will be consummated unless the Acquisition is approved.

     If the Acquisition is not approved within 60 days after the date this Prospectus is first mailed to Investors, or such later date as may by approved by the Company, then the Company will cancel all existing orders for Units and all funds submitted on account of such orders will be released from escrow and promptly returned to each investor together with all interest earned thereon.

     Pending use of funds received by the Company from the Escrow Agent, the Company may invest such funds in Permitted Temporary Investments.

     FIRST TRUST OF CALIFORNIA, N.A., IS ACTING ONLY AS AN ESCROW AGENT IN CONNECTION WITH THE OFFERING OF THE UNITS DESCRIBED IN THIS PROSPECTUS, AND HAS NOT ENDORSED, RECOMMENDED OR GUARANTEED THE PURCHASE VALUE OR REPAYMENT OF THE UNITS.

CONCURRENT CONSENT SOLICITATION

          By a separate Consent Solicitation Statement/Prospectus, the Company is offering Units (identical to those offered here) in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in the ten Programs named above. For that proposed Acquisition, the Company will issue up to $[28,066,419] of its Units arbitrarily valued at $20 per Unit. The purpose of the Acquisition is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, eliminate the assessment process, focus on revenue-generating potential, improve efficiency of operation in order to reduce costs and increase profit potential, provide the investors with potential liquidity for their investments and create greater potential overall value than each of the programs have separately.
IF INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE SEVEN "TRUDY PAT" PROGRAMS DO NOT VOTE TO APPROVE THE ACQUISITION, THE ACQUISITION WILL NOT TAKE PLACE. IF THE ACQUISITION DOES NOT TAKE PLACE, NONE OF THE UNITS OFFERED BY THIS PROSPECTUS WILL BE SOLD. See the Company's Consent Solicitation

Statement/Prospectus delivered with this Prospectus for further information about the Acquisition.


                           SHARES ELIGIBLE FOR FUTURE SALE


     There are currently __ holders of the issued and outstanding shares of Common Stock of the Company. Upon completion of the Acquisition, the Company will have outstanding [__________] shares of Common Stock ([_____] if all the Units offered hereby are sold). Of these shares, all shares issued in the Acquisition and Offering will be freely tradable without restriction or further registration under the Securities Act except for any of such shares held by "affiliates" of the Company.

     The remaining shares of Common Stock held by the existing shareholders are "restricted securities" as that term is defined in Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, as well as persons who may be deemed "affiliates" of the Company, will be entitled to sell in any three month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are also subject to certain other requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months immediately preceding the sale is entitled to sell restricted shares pursuant to Rule 144(k) without regard to the limitations described above, provided that two years have expired since the later of the date on which such restricted shares were first acquired from the Company or from an affiliate of the Company.

     Upon completion of the Acquisition, 97,500 authorized shares of Common Stock will be subject to outstanding options. Additionally, 185,000 shares of Common Stock of the Company have been reserved for issuance pursuant to the 1997 Stock Incentive Plan. Shares granted or issued upon the exercise of stock options will be restricted shares and subject to Rule 144.

     Because there has been no public market for shares of Common Stock of the Company, the Company is unable to predict the effect that sales made under Rule 144, pursuant to future registration statements or otherwise may have on any then prevailing market price of shares of the Common Stock. Nevertheless, sales of a substantial amount of Common Stock in the public market at any time, or the perception that such sales could occur, could adversely affect market prices.

                               REPORTS TO SHAREHOLDERS

     The Company intends to provide periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

     Investors have the right under applicable federal and Delaware laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders to be used for a proper purpose. In the event that the Commission promulgates rules or in the event that the applicable ________________ Exchange rules and regulations are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and distributing certain of the aforementioned reports, if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission.

                                    LEGAL MATTERS

     Certain legal matters, including the legality of the Units will be passed upon for the Company by Arter & Hadden LLP, Los Angeles, California.

                                       EXPERTS

     The Financial Statements of American Family Holdings, Inc. and its subsidiaries and the Programs included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing

                                 FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement on Form SB-2 and the exhibits relating thereto which the Company has filed with the Commission, in Washington, D.C., under the Securities Act, and to which reference is hereby made. The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).

     All summaries contained herein of documents which are filed as exhibits to the Registration Statements are qualified in their entirety by this reference to those exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statements, including this Prospectus, or necessary to make the statements therein not misleading.

                                       GLOSSARY

     "Acquisition" means the purchase of the assets, liabilities and business of each of the Programs in exchange for Shares.

     "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director, member (in the case of a limited liability Company) or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any Company in which any officer, director, member or partner of any Person specified in (iii) above is an officer, director, member or partner.

     "Charter Documents" means the Certificate of Incorporation and By-Laws of the Company.

     "Commission" means the Securities and Exchange Commission.

     "Company" means American Family Holdings, Inc., a Delaware corporation.

     "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

     "Effective Time" means the date and time as of which the Acquisition is completed, and title to the Properties has passed to the Company.

     "Escrow" means the account established by the Company with the Escrow Agent wherein the funds received from Investors desiring to purchase units are held pending completion of the Acquisition.

     "Escrow Agent" means First Trust of California, N.A.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Independent Director" means a Director of the Company whose primary business or professional affiliations, if any, are with organizations not affiliated with the Company. As of the date of the Prospectus, there are three Independent Directors.

     "Investor" means a Person that purchased a tenancy-in-common interest in one of the loans, secured by a deed of trust, that formed the basis of one of the Programs.

     "NASD" means the Management Association of Securities Dealers, Inc.

     "Management" means David G. Lasker, James N. Orth and L.C. "Bob" Albertson, Jr..

     "ODI" means Oceanside Development, Inc., the entity formed to hold title to the Oceanside Property for the benefit of Investors in the Oceanside Program and to supervise continued development.

     "Offering" means the offering of 125,000 units described in the Prospectus.

     "Outstanding Investment" means the sum of the unpaid principal balance owed to an Investor as of the Ownership Date plus accrued but unpaid interest on such balance as of the Ownership Date plus all amounts paid by the Investor pursuant to mandatory assessments called for by National Investors Financial, Inc. plus all amounts voluntarily advanced by an Investor on behalf of Investors who failed to honor a demand for an assessment from National Investors Financial, Inc.

     "Ownership Date" means, with respect to a particular Program Property, the date on which title to the Property in question was taken and controlled for the benefit of the Investors in such Program.

     "Person" means any natural person, partnership, corporation, limited liability Company, association or other legal entity.

     "Permitted Temporary Investments" means United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptance, public money funds or other similar short-term highly liquid investments.

     "Program" means any one of the following: Sacramento/Delta Greens Program, Mori Point Program, Oceanside Program, Yosemite/Ahwahnee I Program, Yosemite/Ahwahnee II Program, Cypress Lakes Program, Palmdale/Joshua Ranch Program, Esperanza Program, Stacey Rose A Program and Stacey Rose B Program. "Programs" means each of the foregoing collectively. None of the Programs is structured as a partnership, corporation, trust, limited liability Company, or separately identifiable business association of any kind. Each Program merely consists of a group of Persons, each of whom purchased a fractionalized, tenancy-in-common, interest in a loan secured by a deed of trust on real property. Such group of Persons is bound together only by a servicing agreement with Management and a tenancy-in-common agreement among themselves. The tenancy-in-common agreements permit holders of a majority of the Outstanding Investments in a particular Program to bind the Program on certain decisions including the sale of the Program's Property.

     "Property" or "Properties" means the interests in real property held by one or more of the Programs or the Company.

     "Prospectus" means this Prospectus which is included in the Registration Statement filed with the Commission in connection with the issuance of the Shares in the Acquisition.

     "Registration Statement" means the Company's registration statement on Form SB-2 containing the Prospectus, filed with the Commission in the form in which it becomes effective, as the same may be at any time and from time to time thereafter amended or supplemented.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Shares" means common stock in the Company.

     "Shareholder" means a Person holding Shares.

     "Trudy Pat" means trust deed loan participation sold pursuant to a permit issued by the California Department of Corporations. With regard to seven of the Programs, "Trudy Pat" refers to the loans, secured by first deeds of trust, in which fractional, tenancy-in-common, interests were purchased by the applicable Investors.

     "Unit" means one Share plus three 1998 Warrants to purchase three additional Shares.

                            FINANCIAL STATEMENTS

                           INDEX TO FINANCIAL STATEMENTS


PRO FORMA COMBINED FINANCIAL INFORMATION:
     Pro Forma Combined Balance Sheet as of June 30, 1998. . . . . . . .  F-4
     Notes to Pro Forma Combined Balance Sheet . . . . . . . . . . . . .  F-5
     Pro Forma Combined Statement of Operations for the year ended
       December 31, 1997 and for the six months ended June 30, 1998. . .  F-7
     Notes to Pro Forma Combined Statement of Operations . . . . . . . .  F-8

AMERICAN FAMILY HOLDINGS, INC.
     Report of Independent Certified Public Accountants. . . . . . . . . F-10
     Balance Sheet as of June 30, 1998 . . . . . . . . . . . . . . . . . F-11
     Notes to Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . F-12

THE OCEANSIDE PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-14
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-15
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-16
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-17
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-18
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-19

THE YOSEMITE/AHWAHNEE PROGRAMS
     Report of Independent Certified Public Accountants. . . . . . . . . F-23
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-24
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-25
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-26
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-27
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-28

THE MORI POINT PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-34
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-35
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-36
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-37
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-38
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-39


                                       F-1


THE SACRAMENTO/DELTA GREENS PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-42
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-43
     Statements of Operations for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-44
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-45
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-46
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-47

THE CYPRESS LAKES PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-50
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-51
     Statements of Operations for two years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-52
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-53
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-54
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-55

THE PALMDALE/JOSHUA RANCH PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-58
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-59
     Statements of Operations for two years ended December 31,
       1997 and 1998 and for the six months ended June 30, 1998
       and 1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . F-60
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998
       and 1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . F-61
     Statements of Cash Flows for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-62
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-63

THE STACEY ROSE PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-66
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-67
     Statements of Operations for two years ended December 31,
       1997 and 1998 and for the six months ended June 30, 1998
       and 1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . F-68
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-69
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-70
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-71

THE ESPERANZA PROGRAM
     Report of Independent Certified Public Accountants. . . . . . . . . F-74
     Balance Sheet as of December 31, 1997 and June 30, 1998
       (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . F-75
     Statements of Operations for two years ended December 31,
       1997 and 1998 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-76
     Statements of Owners' Equity for two years ended December 31,
       1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-77
     Statements of Cash Flows for two years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and
       1997 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . F-78
     Notes to Financial Statements . . . . . . . . . . . . . . . . . . . F-79

                            AMERICAN FAMILY HOLDINGS, INC.
                           PRO FORMA COMBINED BALANCE SHEET


       The following unaudited Pro Forma Combined Balance Sheet as of June 30, 1998 and the Pro Forma Combined Statement of Operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 have been prepared to reflect the acquisitions of the assets, certain liabilities and business of the Oceanside Program, the Yosemite/Ahwahnee Programs, the Mori Point Program, the Sacramento/Delta Greens Program, the Cypress Lakes Program, the Palmdale/Joshua Ranch Program, the Stacey Rose Programs and the Esperanza Program (collectively, "The Acquisition"). The unaudited Pro Forma Balance Sheet has been prepared as if The Acquisition had been consummated as of June 30, 1998. The unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 has been prepared as if The Acquisition occurred at the beginning of each period presented. The unaudited Pro Forma Combined Financial Statements and related notes should be read in conjunction with the audited financial statements contained elsewhere in this Prospectus. The unaudited Pro Forma Combined Financial Statements are not necessarily indicative of what the actual financial position or results of operations would have been for the respective periods if the transactions had been consummated on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                           AMERICAN FAMILY HOLDINGS, INC.
                         PRO FORMA COMBINED BALANCE SHEETS



                                                                                 As of June 30, 1998
                                                          --------------------------------------------------------------------
                                                            The                                Pro Forma           Pro Forma
                                                          Company          Programs(1)        Adjustments           Combined
                                                          -------          ----------         -----------           --------
THE ACQUISITION
ASSETS:
Real estate, net . . . . . . . . . . . . . .           $        -         $23,283,793        $  4,317,207 (2)     $27,601,000
Cash and cash equivalents. . . . . . . . . .                3,901           2,806,519                (668)(4)       2,809,752
Restricted cash. . . . . . . . . . . . . . .                    -             221,726                   -             221,726
Notes receivable . . . . . . . . . . . . . .                    -             295,629                                 295,629
Goodwill . . . . . . . . . . . . . . . . . .                    -                   -             100,000 (3)         100,000
Property and equipment . . . . . . . . . . .                    -             340,350                                 340,350
Deferred membership selling expense. . . . .                    -             581,781                   -             581,781
Other assets . . . . . . . . . . . . . . . .                    -             108,815                                 108,815
Due from affiliate . . . . . . . . . . . . .                    -           1,955,243          (1,955,243)(5)               -
Deferred acquisition costs . . . . . . . . .            1,955,243                              (1,955,243)(3)               -
                                                       ----------          ----------         -----------          ----------
     Total assets. . . . . . . . . . . . . .            1,959,144          29,593,856                              32,059,053
                                                       ----------          ----------                              ----------
                                                       ----------          ----------                              ----------
LIABILITIES:

Deferred membership revenue. . . . . . . . .                    -           1,385,710                               1,385,710
Capital lease obligations. . . . . . . . . .                    -             313,083                                 313,083
Accounts payable and other liabilities . . .                    -           2,327,157                               2,327,157
Due to affiliate . . . . . . . . . . . . . .            1,955,243           2,072,494          (1,955,243)(5)       1,818,684
                                                                                                 (385,523)(6)
                                                       ----------          ----------         -----------          ----------
     Total liabilities . . . . . . . . . . .            1,955,243           6,230,157                               5,844,634
                                                       ----------          ----------                              ----------
                                                       ----------          ----------                              ----------
STOCKHOLDERS' EQUITY:
Common Stock . . . . . . . . . . . . . . . .                  391                   0               1,403 (2)           1,727
                                                                                                      (67)(4)
Additional paid-in-capital . . . . . . . . .                3,510                   0          27,679,503 (2)      26,212,692
                                                                                               (1,855,243)(3)
                                                                                                     (601)(4)
                                                                                                   385,523(6)
Accumulated deficit. . . . . . . . . . . . .                    -                   -                                       -
Owners' equity . . . . . . . . . . . . . . .                    -          23,363,699         (23,363,699)(2)               -
                                                       ----------          ----------                              ----------
     Total stockholders' equity. . . . . . .                3,901          23,363,699                              26,214,419
                                                       ----------          ----------                              ----------
     Total liabilities and
         stockholders' equity. . . . . . . .            1,959,144          29,593,856                              32,059,053
                                                       ----------          ----------                              ----------
                                                       ----------          ----------                              ----------


                           AMERICAN FAMILY HOLDINGS, INC.
                     NOTES TO PRO FORMA COMBINED BALANCE SHEETS

PRO FORMA ADJUSTMENTS

These pro forma adjustments reflect the completion of the Acquisition. The following sets forth the adjustments:


(1) Reflects the historical combined balance sheets of the Programs as of June 30, 1998.
(2) To record the fair market value of the stock issued to the investment programs being acquired in conjunction with the Acquisition in accordance with the following schedule:

          Net book value of Programs                  $23,363,699
          Add:  Excess of real estate appraised
                value over book value                   4,317,207(a)
                                                      -----------

          Fair value of assets acquired and units
                issued in Acquisition                 $27,680,906

          Less: Par value of stock issued                  (1,403)
                                                      -----------
          Net increase to additional paid-in-capital
                and accumulated deficit               $27,679,503
                                                      -----------
                                                      -----------

     (a) The carrying value of all non-real estate assets and liabilities are deemed to approximate their fair values at the time of the Acquisition.

     Due to the original shareholder group having a significant ownership interest in the Company and control of senior management and board of director positions, the Company is considered the accounting acquirer in the Acquisition. The transaction will be consummated by issuing 1,403,321 units of the Company, the value of which is estimated to be $19.73 per unit, to the investors in the Programs. The value per unit of the Company's units is based on the following calculation:

          Fair value of net assets acquired in Acquisition        $27,680,906
          divided by the number of units issued                     1,403,321
                                                                   ----------

          Fair value per unit                                      $    19.73
                                                                   ----------
                                                                   ----------

     This excess purchase price is due to the appraised value of the properties held by some of the programs being greater than their carrying value on the program's historical financial statements. These excess values are summarized as follows:

          Program        Historical Financial  Appraised Value  Excess Purchase Price
                              Value
     Mori Point             $4,100,000           $6,000,000           $1,900,000
     Oceanside               3,525,539            5,080,000            1,554,461
     Cypress Lakes           5,200,000            6,000,000              800,000
     Yosemite/Ahwahnee       5,423,254            5,486,000               62,746
                             ---------            ---------            ---------
         TOTAL                                                        $4,317,207
                                                                       ---------
                                                                       ---------

(3) To reclass the various professional fees incurred to consummate the securities registration ($1,855,243) to equity, and the direct costs of consummating the Acquisition to goodwill.
(4) To reflect the cancellation of 66,807 shares of common stock of the Company in conjunction with the final allocation of units between Program investors and founders.
(5)  To eliminate intercompany receivables.
(6) To reflect the forgiveness of fees due from the Oceanside ($261,273) and Yosemite/Ahwahnee ($124,250) programs and the resulting adjustment to the value of the stock given to the founders of the Company.

                           AMERICAN FAMILY HOLDINGS, INC.
                     NOTES TO PRO FORMA COMBINED BALANCE SHEETS

(7)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing and lots.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies.


     SEGMENT ASSETS                                 JUNE 30

                           Vacation and   Residential Home
                          Leisure Resort     Development    All Other      Total
                          --------------  ----------------  ----------   ----------
     Segment Assets         10,214,627         5,889,933    17,806,503   33,911,063



     RECONCILIATION OF ASSETS
     Total assets for reportable segments                                 33,911,063
     Cash                                                                      3,233
     Goodwill                                                                100,000
     Elimination of receivables from corporate headquarters               (1,955,243)
                                                                          ----------
     Consolidated total assets after adjustments                          32,059,053
                                                                          ----------
                                                                          ----------

                           AMERICAN FAMILY HOLDINGS, INC.
                    PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     The pro forma combined statements of operations presented below reflect the acquisition as previously described as if it occurred at the beginning of the periods presented. The Company was omitted from the statements presented below since it had no operations during the periods presented.


                                               Year Ended December 31, 1997                    Six Months Ended June 30, 1998
                                -------------------------------------------------        -----------------------------------------
                                                        Pro Forma       Pro Forma                      Pro Forma         Pro Forma
                                   Programs(1)        Adjustments        Combined         Programs(1) Adjustments         Combined
                                   ----------         -----------        --------         ----------  -----------         --------
THE ACQUISITION
Revenues . . . . . . . . . . . .     $5,193,012                 $       $5,193,012          $324,654                      $324,654
Cost of sales. . . . . . . . . .      4,081,530                          4,081,530           121,187                       121,187
                                     ----------                         ----------         ---------                     ---------
Gross profit . . . . . . . . . .      1,111,482                          1,111,482           203,467                       203,467
Selling, general and
  administrative . . . . . . . .      4,357,059         350,000(2)       5,676,062         1,754,181    175,000(2)       2,413,683
                                                        949,003(3)                                      474,502(3)
                                                         20,000(4)                                       10,000(4)
Land write down. . . . . . . . .      1,299,651                          1,299,651           255,000            -          255,000
Management fees. . . . . . . . .        949,003          (949,003)(3)            0           474,502     (474,502)(3)
                                     ----------                         ----------         ---------                     ---------
Total expenses . . . . . . . . .      6,605,713                          6,975,713         2,483,683                     2,668,683
                                     ----------                         ----------         ---------                     ---------
Interest income (expense). . . .         31,345                             31,345            (1,117)                       (1,117)
Gain on sale of property . . . .              -                                  -         1,871,279                     1,871,279
                                     ----------                         ----------         ---------                     ---------

Net income (loss). . . . . . . .     (5,462,886)                        (5,832,886)         (410,054)                     (595,054)
                                     ----------                         ----------         ---------                     ---------
                                     ----------                         ----------         ---------                     ---------
Net loss per
common share(5). . . . . . . . .                                             (3.42)                                          (0.34)
                                                                        ----------                                       ---------
                                                                        ----------                                       ---------

                           AMERICAN FAMILY HOLDINGS, INC.
                NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS


(1) Reflects the historical combined statements of operations of the Programs for the year ended December 31, 1997 and for the six months ended June 30, 1998.

(2) To reflect the replacement of National as asset manager of the investment programs with the new management structure of the Company:


                                              Year Ended        Six Months Ended
                                           December 31, 1997      June 30, 1998
                                           -----------------      -------------
Officers and staff salaries to be                 $ 806,000          $ 403,000
included in selling, general and
administration after Acquisition

Officers salaries included in selling,
general and administration prior to               $(456,000)         $(228,000)
Acquisition                                        --------            -------

Pro forma adjustment to selling, general
and administration                                $ 350,000          $ 175,000
                                                   --------            -------
                                                   --------            -------


(3) To reflect the cancellation of the servicing agreements between National and the investment programs and the reclass of this associated overhead to administrative expenses.

(4) To amortize goodwill arising from the Acquisition over its estimated useful life of 5 years.

(5) Net loss per share is based on 1,726,617 weighted average number of shares outstanding and does not include any warrants to be issued in conjunction with the company's units offering or the Acquisition.

(6)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. However, in the calculation of the pro forma loss for these segments, American officers salaries, management fees and acquisition expenses were excluded.


                                             DECEMBER 31, 1997
                                         Vacation and          Residential Home
                                        Leisure Resort            Development               All Other                 Total
                                        --------------            -----------               ---------                 -----
Revenues                                     902,162               4,290,850                                        5,193,012
Segment profit/(loss)                     (1,795,368)             (1,665,850)              (1,545,668)             (5,006,886)


                                               JUNE 30, 1998
                                         Vacation and          Residential Home
                                        Leisure Resort            Development               All Other                  Total
                                        --------------            -----------               ---------                  -----
Revenues                                     324,654                       -                       -                  324,654
Segment profit/(loss)                     (1,877,901)              2,385,609                (689,762)                (182,054)

                            AMERICAN FAMILY HOLDINGS, INC.

                 NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(6)  Segment Information (continued)

PROFIT OR LOSS RECONCILIATION                   DECEMBER 31, 1997  JUNE 30, 1998
Total profit or loss for reportable segments        (5,006,886)        (182,054)
Adjustment for expenses not included in
 segment loss:
Officers salaries                                     (806,000)        (403,000)
Amortization of goodwill                               (20,000)         (10,000)
                                                     ---------          -------
Total pro forma loss after adjustments              (5,832,886)        (595,054)
                                                     ---------          -------
                                                     ---------          -------

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




American Family Holdings, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of American Family Holdings, Inc. as of June 30, 1998. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Family Holdings, Inc. of as of June 30, 1998 in conformity with generally accepted accounting principles.




                                                 BDO SEIDMAN, LLP

Los Angeles, California
July 17, 1998

                           AMERICAN FAMILY HOLDINGS, INC.

                                   BALANCE SHEET


                                    JUNE 30, 1998


ASSETS
  Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,901
  Deferred acquisition costs . . . . . . . . . . . . . . . . .    1,955,243
                                                                  ---------
    Total assets . . . . . . . . . . . . . . . . . . . . . . .    1,959,144
                                                                  ---------
                                                                  ---------

LIABILITIES
  Due to affiliate . . . . . . . . . . . . . . . . . . . . . .    1,955,243

STOCKHOLDERS' EQUITY (Note 2):
  Preferred Stock, shares authorized - 2,000,000;
    issued and outstanding 0 . . . . . . . . . . . . . . . . .            -
  Common Stock, $0.001 par value; shares authorized -
    10,000,000; shares issued and outstanding - 390,103. . . .          391
    Additional paid in capital . . . . . . . . . . . . . . . .        3,510
                                                                  ---------
      Total stockholders' equity . . . . . . . . . . . . . . .        3,901
                                                                  ---------
  Total liabilities and stockholders' equity . . . . . . . . .    1,959,144
                                                                  ---------
                                                                  ---------


                   See accompanying notes to financial statements.

                            AMERICAN FAMILY HOLDINGS, INC.

                                NOTES TO BALANCE SHEET

NOTE 1.  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

   American Family Holdings, Inc. (the Company) was organized and incorporated in Delaware to become a publicly held corporation which would acquire the assets, certain liabilities and business activities owned by investors in the investment programs listed below in exchange for ownership in the Company. The Company will also attempt to sell a maximum of 1,000,000 units consisting of one share of its common stock plus one warrant at a price of $20 per Unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering. Listed below are the investment programs to be acquired and the number of units of the Company issued to the investors in these programs:

                                                                    Number of
Investment Program                                                    Units
------------------                                                    -----
Oceanside                                                           268,653
Yosemite/Ahwahnee I and II                                          340,006
Mori Point                                                          270,652
Sacramento/Delta Greens                                              78,524
Cypress Lakes                                                       291,246
Palmdale/Joshua Ranch                                               131,094
Esperanza                                                            10,818
Stacey Rose A and                                                    12,328
                                                                  ---------
                                                                  1,403,321

   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   DEFERRED ACQUISITION COSTS

   Deferred acquisition costs represent costs incurred by the Company in conjunction with the acquisition of the net assets of investment programs and the registration of the units to be issued in the Acquisition. If the transaction is not successfully completed, these costs will be expensed.
Upon a successful completion of the transaction, the direct costs associated with the acquisition of the programs, which are approximately $100,000, has been capitalized and will be allocated in conjunction with the acquisition allocations. The remaining balance of $1,855,243, which represents the costs associated with the registration of the securities to be issued in the Acquisition, will be recorded as an adjustment to additional paid in capital.

                            AMERICAN FAMILY HOLDINGS, INC.

                                NOTES TO BALANCE SHEET
                                     (CONTINUED)

NOTE 2.  EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements, contingent upon the successful completion of the Acquisition, with two members of senior management for a term of five years and one member of senior management for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for annual compensation of $180,000, $180,000 and $200,000 and contain provisions for bonus consideration based on performance standards. The agreements also provide for the issuance of 10,000 nonqualified stock options to each member upon completion of the Acquisition and 10,000 additional nonqualified stock options to be issued to each of these members on the first and second anniversaries of the Acquisition.
These options have ten year terms. The original tranche of options are exercisable at $20 per share, while the remaining two tranches are exercisable at the market price of the Company's stock at the date of grant. In addition, except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; providing for certain salary and benefit continuance for six months if the officer is permanently disabled; and, providing for a severance payment in the amount of 2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 36 equal monthly installments, in the event of a change of control of the Company within two years of the change of control event.

NOTE 3.  STOCK INCENTIVE PLAN

   The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The following awards may be made under the Plan:

   NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

   INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

   RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance.

   Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be 10 years from the date of grant. Commencing one year from the Closing, each such option will vest 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."

   185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically).

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Oceanside "Trudy Pat" Program ("Oceanside Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Oceanside Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                            BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                               THE OCEANSIDE PROGRAM

                                   BALANCE SHEET

                                                December 31,          June 30,
                                                    1997               1998
                                                ------------       -----------
                                                                    (unaudited)
ASSETS:
  Cash and cash equivalents                       $  145,072        $  $17,037
  Restricted cash                                  1,421,670           221,726
  Note receivable (Note 7)                            50,000            50,000
  Real estate and improvements                             -         3,525,539
  Real estate property held for sale               3,322,329                 -
  Property and equipment, net (Note 3)                14,093            36,436
  Other assets                                        46,597            32,712
  Due from affiliate (Note 1)                        443,647           452,022
                                                  ----------        ----------
     Total assets                                 $5,443,408        $4,335,472
                                                  ----------        ----------
                                                  ----------        ----------
LIABILITIES:
  Accounts payable                                $  274,664        $  292,478
  Due to affiliate (Note 4)                          800,000           281,273
  Accrued expenses and other liabilities             197,030           204,398
                                                  ----------        ----------
     Total liabilities                             1,271,694           778,149

COMMITMENTS  AND CONTINGENCIES (Note 4)

OWNERS' EQUITY:
  Owners' Equity                                   4,171,714         3,557,323
                                                  ----------        ----------
     Total liabilities and owners' equity         $5,443,408        $4,335,472
                                                  ----------        ----------
                                                  ----------        ----------

                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                              STATEMENTS OF OPERATIONS


                                                                                               Six Months Ended
                                                              Year Ended December 31,              June 30,
                                                              ----------------------         -------------------
                                                               1997           1996           1998           1997
                                                               ----           ----           ----           ----
                                                                                                  (unaudited)
REVENUES FROM HOME SALES                                   $ 4,290,850    $ 5,490,180     $        -    $ 3,240,050

COST OF HOME SALES                                           3,828,982      4,975,160              -      2,872,014
                                                           -----------    -----------     ----------    -----------
GROSS PROFIT                                                   461,868        515,020              -        368,036

EXPENSES:
  Selling, general and administrative                        1,014,712        842,987        205,047        551,563
  Real estate inventory writedown (Note 7)                   1,069,651              -              -        360,172
  Related party management fees (Note 4)                       300,000        300,000        150,000        150,000
                                                           -----------    -----------     ----------    -----------
      Total expenses                                         2,384,363      1,142,987        355,047      1,061,735

Interest income                                                 64,645         79,292         10,093         33,788

Gain on sale of real estate (Note 8)                                 -              -      2,730,563              -
                                                           -----------    -----------     ----------    -----------
Net income (loss)                                          $(1,857,850)   $  (548,675)    $2,385,609    $  (659,911)
                                                           -----------    -----------     ----------    -----------
                                                           -----------    -----------     ----------    -----------


                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                             STATEMENTS OF OWNERS' EQUITY


                                                                      Amount
                                                                      ------
Balance January 1, 1996                                           $ 8,179,489
  Capital distributions                                              (900,000)
  Net loss for the year                                              (548,675)
                                                                  -----------

Balance December 31, 1996                                           6,730,814

  Capital distributions                                              (701,250)
  Net loss for the year                                            (1,857,850)
                                                                  -----------
Balance December 31, 1997                                           4,171,714

Capital distributions                                              (3,000,000)

Net profit for the Period (unaudited)                               2,385,609

Balance June 30, 1998 (unaudited)                                 $ 3,557,323


                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                               STATEMENTS OF CASH FLOWS


                                                                                                Six Months Ended
                                                        Year Ended December 31,                     June 30,
                                                        -----------------------              ---------------------
                                                        1997               1996              1998             1997
                                                        ----               ----              ----             ----
                                                                                                  (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                   $(1,857,850)     $  (548,675)      $ 2,385,609      $  (659,911)
     Adjustments net loss to cash
     provided by (used in) operating
     activities:
     Depreciation and amortization                         12,584            3,352             4,432            4,255
     Gain on sale of real estate                                -                -        (2,730,563)               -
     Real estate inventory writedown                    1,069,651                -                 -                -
     Increase (decrease) from changes in:
     Restricted cash                                      358,471          326,089         1,199,944          250,360
     Note receivable                                      (50,000)                                 -                -
     Real estate inventory                              1,161,508        1,155,537                 -        1,231,159
     Other assets                                         (21,631)         (24,120)           13,885          (35,948)
     Due from affiliate                                  (443,647)               -            (8,375)               -
     Accounts payable                                    (311,104)         286,196            17,814         (108,989)
     Accrued expenses and
       other liabilities                                  379,306         (196,141)         (772,632)         103,301
                                                      -----------      -----------       -----------      -----------
     Net cash provided by (used in)
       operating activities                               297,288        1,002,238           110,114          784,227

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                       (4,854)         (17,600)                -           (4,854)
  Additions to real estate property held
     for sale                                            (102,409)         (96,462)         (238,149)               -
  Cash received on sale of real estate                          -                -         3,000,000                -
                                                      -----------      -----------       -----------      -----------
  Net cash provided by (used in)
       investing activities                              (107,263)        (114,062)        2,761,851           (4,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Line of credit proceeds                               1,821,560        3,600,000                 -        1,821,560
  Line of credit repayments                            (1,825,470)      (3,596,090)                -       (1,825,470)
  Contributions (distributions)                          (701,250)        (900,000)       (3,000,000)        (450,000)
                                                      -----------      -----------       -----------      -----------
  Net cash provided by (used in)
     financing activities                                (705,160)        (896,090)       (3,000,000)        (453,910)
                                                      -----------      -----------       -----------      -----------
Net increase (decrease) in
  cash and cash equivalents                              (515,135)          (7,914)         (128,035)         325,463

Cash and cash equivalents
  at beginning of period                                  660,207          668,121           145,072          660,207
                                                      -----------      -----------       -----------      -----------
Cash and cash equivalents
  at end of period                                    $   145,072      $   660,207       $    17,037      $   985,670
                                                      -----------      -----------       -----------      -----------
                                                      -----------      -----------       -----------      -----------
Cash paid during the
  period for interest                                 $     4,272      $     9,526                 -      $     4,272
                                                      -----------      -----------       -----------      -----------
                                                      -----------      -----------       -----------      -----------



Interest capitalized for the year ended December 31, 1996 and 1997 were $14,939 and $4,536.

                   See accompanying notes to financial statements.

                                THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Oceanside Program (the "Program") to entities affiliated with the Ved Corporation, the original borrowers, in the amount of $30,000,000 by selling undivided tenant-in-common interests in such loan to 1,755 investors. In November of 1993, the borrower granted the property ("Oceanside Development") securing the loan to Oceanside Development, Inc., a California corporation (the "Company"), formed by National on behalf of the investors in the Oceanside Program. The first lien was kept intact after the date of grant to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Program, the underlying protection of the lien is no longer needed and will be extinguished as part of the acquisition. Oceanside Development is a single family detached home development consisting of two tracts, Encore and Symphony. The property is located in Oceanside, California and is currently held by Oceanside Development, Inc. on behalf of the Oceanside Investors. The Oceanside property was appraised at $6,484,000 as of the date of grant from the original borrower. Therefore, the property has been written down to its fair market value at the time of grant and the investors' interests in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consist of Oceanside Development, Inc. and Oceanside Development, LLC, and do not include the accounts of National.

  AMERICAN FAMILY HOLDINGS, INC.
  American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consists of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

  In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH EQUIVALENTS AND RESTRICTED CASH
  The Oceanside Program management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Program has restricted bonded cash accounts which may only be used for capital expenditures on the residential properties. The restricted cash balance at December 31, 1997 and June 30, 1998 were $1,421,670 and $221,726.

                               THE OCEANSIDE PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  REAL ESTATE INVENTORIES AND REAL ESTATE PROPERTY HELD FOR SALE
  Costs incurred which are included in real estate inventories and property held for sale consist of land, land development costs, direct and indirect costs of construction, other overhead costs, interest and property taxes. Interest and property taxes are capitalized to real estate inventories when development activities begin, and capitalization ends when the qualifying assets are ready for their intended use. As of December 31, 1997, the Oceanside Development had 111 lots classified as property held for sale.

Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations to differ from amounts presently estimated.

  SALE AND PROFIT RECOGNITION
  Revenues from home sales are recognized when closings have occurred. At the time of revenue recognition, costs of home sales are charged with direct costs of construction and an allocation of a project's total estimated costs.

  PROPERTY AND EQUIPMENT
  Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

  INCOME TAXES
  The financial statements include the activity of the Program, which income or losses are included in the investors' respective tax returns.

  UNAUDITED INTERIM FINANCIAL STATEMENTS
  The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation o the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                              THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
  Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 and June 30, 1998 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair value of the line of credit was estimated based on similar interest rates available for comparable financial instruments.


NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:


                                                      December 31     June 30,
                                                          1997          1998
                                                      -----------   ----------
  Office and computer equipment                        $ 5,787         $16,776
  Furniture and fixtures                                25,145          40,931
                                                        ------          ------

                                                        30,932          57,707
  Less accumulated depreciation                        (16,839)        (21,271)
                                                        ------          ------
                                                       $14,093         $36,436
                                                        ------          ------
                                                        ------          ------


NOTE 4.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and the activities of the Program are continued for the investors. The Program incurred asset management expenses of $300,000, $300,000, $150,000 and $150,000 for the
years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Additionally, the Program accrued compensation expense of $192,000, $192,000, $96,000 and $96,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998 payable to senior management of the Program, who are also the principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 and June 30, 1998 were $800,000 and $281,273. Included in the Due to Affiliate balance at June 30, 1998 is an amount of $261,273, which relates to commissions payable to National for the sale of the symphony lots.

                              THE OCEANSIDE PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 4.  COMMITMENTS (CONTINUED)

LAWSUITS

   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

NOTE 5.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 6.  CONCENTRATION OF CREDIT RISK

   The Program's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents and restricted cash accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Program has not experienced any losses on such accounts.

NOTE 7.  REAL ESTATE INVENTORY WRITEDOWN

   In October 1997, the Program sold the remaining lots on the Encore project for $650,000, which included a note receivable of $50,000. This note bears interest at 10% per annum and is due the earlier of (i) the close of escrow of the last Encore lot sold by the purchaser or (ii) one year. All capitalized construction costs incurred on the related lots in excess of the consideration received have been written off in the current year.

NOTE 8.  RELATED PARTY TRANSACTIONS

     In June 1998, the Program purchased land held for sale from the Oceanside Program ("Oceanside") and immediately sold the same land to an outside third party for approximately $6,550,000 in net cash proceeds. In exchange for the purchase of the Program's land from Oceanside, the program gave to Oceanside $3,000,000 in cash, and land and a golf course, valued at $3,550,000. The value of the land and golf course was derived by subtracting the value of the land sold to an outside third party of $6,550,000 from the $3,000,000 of cash given to Oceanside. This transaction resulted in a loss on the sale of the land and golf course of approximately $478,000. The Program also entered into a lease agreement with Yosemite for a five year lease of the golf course back to Yosemite. Annual lease revenue to be received as of June 30, 1998 were as follows:

                     Years Ending December 31                Amount
                     ------------------------                ------
                               1998                       $   80,000
                               1999                          220,000
                               2000                          390,000
                               2001                          630,000
                               2002                          760,000
                            Thereafter                       380,000
                                                           ---------
                                                          $2,460,000
                                                           ---------
                                                           ---------

NOTE 9. SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
        ACTIVITIES

   As part of the purchase and sale transaction disclosed in Note 8, land valued at approximately $3,550,000 was exchanged between the Program and the Yosemite/Ahwahnee Program.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Yosemite/Ahwahnee I and II "Trudy Pat" Programs (the "Yosemite/Ahwahnee Programs") (as defined in Note 1) as of December 31, 1997, and the related consolidated statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Yosemite/Ahwahnee Programs as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                              BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                           THE YOSEMITE/AHWAHNEE PROGRAMS

                                   BALANCE SHEET


                                                  December 31,       June 30,
                                                      1997             1998
                                                  ------------     -----------
                                                                    (unaudited)
ASSETS:
  Real estate and improvements (Note 3)            $10,137,074      $5,423,254
  Cash and cash equivalents                                  -       2,751,587
  Notes receivable (Note 4)                            353,028         245,629
  Property and equipment, net (Note 5)                 371,058         303,904
  Deferred membership selling expense (Note 11)        538,993         581,781
  Other assets                                          61,935          76,103
  Due from affiliate (Note 1)                          242,639         769,618
                                                    ----------      ----------

     Total assets                                  $11,704,727     $10,151,876
                                                    ----------      ----------
                                                    ----------      ----------
LIABILITIES:
  Capital lease obligations (Note 6)                   340,563         313,083
  Accounts payable                                     303,400         166,693
  Due to affiliate (Note 7)                            841,763         997,532
  Accrued property taxes (Note 7)                      683,558         499,606
  Accrued expenses and other liabilities               144,149         176,136
  Deferred revenues (Note 11)                        1,181,577       1,385,710
                                                    ----------      ----------
     Total liabilities                               3,495,010       3,538,760

COMMITMENTS AND CONTINGENCIES (NOTE 7)

OWNERS' EQUITY:
  Owners' Equity                                     8,209,717       6,613,116
                                                    ----------      ----------
     Total liabilities and
       owners' equity                              $11,704,727     $10,151,876
                                                    ----------      ----------
                                                    ----------      ----------

                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                              STATEMENTS OF OPERATIONS



                                                                                            Six Months Ended
                                                          Year Ended December 31,               June 30,
                                                         --------------------------       --------------------
                                                             1997           1996           1998           1997
                                                             ----           ----           ----           ----
                                                                                                (unaudited)

REVENUES
  Golf course operations                              $   765,167    $   571,778    $   252,953    $   416,898
  Sale of RV memberships                                  136,995         51,380         71,701         29,381
  Sale of developed lots                                        -         99,961              -              -
                                                       ----------     ----------     ----------     ----------
    Total revenues                                        902,162        723,119        324,654        446,279

COST OF SALES
  Golf course operations                                  252,548        165,836        121,187         90,827
  Developed lots                                                -         83,190              -              -
                                                       ----------     ----------     ----------     ----------
    Total cost of sales                                   252,548        249,026        121,187         90,827

GROSS PROFIT                                              649,614        474,093        203,467        355,452

EXPENSES:
Selling, general and administrative                     2,470,201      2,333,735      1,110,194      1,379,617
Related party management fees (Note 7)                    200,000        200,000        100,000        100,000
                                                       ----------     ----------     ----------     ----------
  Total expenses                                        2,670,201      2,533,735      1,210,194      1,479,617

Interest expense                                           38,781         18,962         11,890          5,230

Loss on sale of real estate (Notes 12 and 13)                   -              -        859,284              -
                                                       ----------     ----------     ----------     ----------

Net loss                                              $(2,059,368)   $(2,078,604)   $(1,877,901)   $(1,129,395)
                                                       ----------     ----------     ----------     ----------
                                                       ----------     ----------     ----------     ----------



                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                             STATEMENTS OF OWNERS' EQUITY

Balance January 1, 1996                             $10,295,663

Capital contributions                                 1,141,111
Net loss for the year                                (2,078,604)
                                                     ----------
Balance December 31, 1996                             9,358,170

Capital contributions                                   910,915
Net loss for the period                              (2,059,368)
                                                     ----------
Balance December 31, 1997                             8,209,717

Capital contributions (unaudited)                       281,300

Net loss for the period (unaudited)                  (1,877,901)
                                                     ----------
Balance June 30, 1998 (unaudited)                    $6,613,116
                                                     ----------
                                                     ----------

                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                               STATEMENTS OF CASH FLOWS

                                                                                         Six Months Ended
                                                        Year Ended December 31,              June 30,
                                                        -----------------------        -------------------
                                                         1997           1996           1998           1997
                                                         ----           ----           ----           ----
                                                                                           (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $(2,059,368)   $(2,078,604)   $(1,877,901)   $(1,129,395)
Adjustments net loss to cash
  provided by (used in) operating activities:
     Cost of developed lots sold                                -         83,190                             -
     Loss on sale of real estate                                -                       859,284              -
     Depreciation and amortization                        381,299        336,229        175,902        184,155
  Increase (decrease) from changes in:
     Other assets                                        (114,023)      (264,478)        93,231       (196,083)
     Due from affiliate                                  (242,639)             -       (526,979)             -
     Accounts payable                                      92,661        172,210       (135,521)       117,633
     Accrued expenses and
       other liabilities                                  622,226        304,920       (120,446)       318,272
     Net deferral of sales revenues and
       selling expenses                                   443,673        198,910        161,345        242,888
                                                       ----------     ----------      ---------      ---------
  Net cash provided by (used in)
     operating activities                                (876,171)    (1,247,623)    (1,371,085)      (462,530)

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                            -        (48,899)             -
  Net cash proceeds from the purchase and sale of
     assets (Notes 12 and 13)                                   -                     3,868,852              -
  Additions to real estate                                (56,001)       (23,250)                      (35,577)
                                                       ----------     ----------      ---------      ---------
  Net cash provided by (used in)
     investing activities                                 (56,001)       (72,149)     3,868,852        (35,577)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital lease repayments                                (80,294)       (67,088)       (27,480)      (104,345)
  Contributions                                           910,915      1,141,111        281,300        674,898
                                                       ----------     ----------      ---------      ---------
  Net cash provided by (used in)
     financing activities                                 830,621      1,074,023        253,820        570,553
                                                       ----------     ----------      ---------      ---------
Net increase (decrease) in
  cash and cash equivalents                              (101,551)      (245,749)     2,751,587         72,446

Cash and cash equivalents
  at beginning of period                                  101,551        347,300              -        101,551
                                                       ----------     ----------      ---------      ---------
Cash and cash equivalents
  at end of period                                    $         -    $   101,551    $ 2,751,587    $   173,997
                                                       ----------     ----------      ---------      ---------
                                                       ----------     ----------      ---------      ---------
Cash paid during the
  period for interest                                 $    40,628    $    27,557    $    31,885    $    21,354
                                                       ----------     ----------      ---------      ---------
                                                       ----------     ----------      ---------      ---------


                   See accompanying notes to financial statements.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

  ORGANIZATION
  During 1989 and 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of two real estate loans for the Yosemite/Ahwahnee Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Yosemite/Ahwahnee I loan was in the amount of $6,500,000 to 426 investors and Yosemite/Ahwahnee II was in the amount of $13,500,000 to 837 investors. In September of 1995, on behalf of the Yosemite/Ahwahnee investors, National foreclosed on the borrower and took title to the property ("Ahwahnee Golf Course and Resort") involved. The first liens were kept intact after the foreclosure to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Programs, the underlying protection of the liens are no longer needed and will be extinguished as part of the acquisition. Ahwahnee Golf Course and Resort is projected to be a multi-faceted resort, which currently includes a country club and a partially completed recreational vehicle park, with plans to develop the remainder of the project, potentially as a timeshare facility. The 1,650 acre property is located in Madera County, California, approximately 15 miles south of Yosemite National Park and is currently held in trust by National on behalf of the Yosemite/Ahwahnee Investors. The Company obtained an appraisal as of the date of foreclosure, which assumes that the property is developed at its highest and best use, and the result of the appraisal, after certain accounting-related adjustments made by the Company, was a fair market value of $10,800,000. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements. Since taking over these properties, National has operated them on behalf of the investors through a corporation known as Ahwahnee Golf Course and Resort, Inc.

The accompanying financial statements include the accounts of the Programs, which consist of Ahwahnee Golf Course and Resort, Inc., National Investors Land Holding Trust VII and National Investors Land Holding Trust IX, and do not include the accounts of National.

  AMERICAN FAMILY HOLDINGS, INC.
  American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

  In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     The Programs' management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     REAL ESTATE AND IMPROVEMENTS
     Real estate and improvements are carried at cost. Expenditures for additions and improvements are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided on a straight-line basis on land improvements and buildings and improvements over estimated useful lives ranging from 5-30 years.

Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

     REVENUE RECOGNITION
     The Programs generate revenues from its golf course operations and sales of recreational vehicle memberships. Revenues from the sale of recreational vehicle memberships are not recognized until the Programs have received at least 10% of the total purchase price and the statutory 3 day rescission period has elapsed. Until a contract to purchase a recreational vehicle membership qualifies as a sale, all payments received are accounted for as customer deposits. The Program sells these recreational vehicle memberships to members on a timeshare plan. The length of this plan ranges from the length of the remaining lifetime of the primary member to the lifetimes of the primary member, the primary member's child and the primary member's grandchild. The membership rights include the use of the recreational vehicle park and facilities. The only restriction to the membership is that members may only use the recreational vehicle park for a maximum of seven days at a time with a minimum of seven days between visits. These revenues are recognized into income on a straight-line basis over the expected life of the memberships sold, which approximates 10 years. In addition, costs directly related to the sale of such memberships are deferred and recognized as selling expenses over this same amortization period.

                            THE YOSEMITE/AHWAHNEE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)
NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     DEFERRED SELLING EXPENSES
     The Company expenses most forms of advertising, except for costs associated with commissions and direct mail costs, which is capitalized and amortized over its expected period of failure benefits.

     Commissions include commissions paid to salespeople, which are directly associated with the successful sale of individual memberships. The commissions paid to salespeople are amortized over the same period that the membership revenue is recognized. Direct mail advertising consists primarily of the campaigns held to promote the sale of the recreational vehicle lots. The Company is able to determine which membership sales occur because of the direct mailings. As a result, the total mailing costs are allocated to these membership sakes and amortized over the same period

     INCOME TAXES
     The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation o the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
     Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 and June 30, 1998 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair values of notes receivable and capital lease obligations were estimated based on similar interest rates available for comparable financial instruments.

NOTE 3.  REAL ESTATE AND IMPROVEMENTS

     Real estate and improvements consist of the following:

                                       December 31,     June 30,
                                           1997           1998
                                       -----------     ----------
     Land                              $ 8,114,645     $5,205,536
     Land improvements                   1,890,656        223,800
     Buildings and improvements            820,783        152,681
                                       -----------     ----------

                                        10,826,084      5,582,017
     Less accumulated depreciation        (689,010)      (158,763)
                                       -----------     ----------
                                       $10,137,074     $5,423,254
                                       -----------     ----------
                                       -----------     ----------

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 4.  NOTES RECEIVABLE

     The Programs make unsecured loans to individuals in conjunction with its sales of recreational vehicle memberships. These loans bear interest at rates between 0% and 17%, range in length from one to seven years and may be prepaid at any time without penalty. Notes receivable are shown net of discounts of $24,950 and $25,150 as of December 31, 1997 and June 30, 1998. As of December 31, 1997 and June 30, 1998, a total of $324,502 and $284,704 of the notes receivable balance is expected to be collected after one year. The total allowance for doubtful accounts as of December 31, 1997 and June 30, 1998 is $41,073 and $4,080.


NOTE 5.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                       December 31,     June 30,
                                           1997           1998
                                       -----------     ----------
     Capital lease equipment              $505,998       $515,317
     Furnitures and fixtures                25,349          2,987
     Machinery and equipment                37,033              -
                                       -----------     ----------

                                           568,380        518,304
     Less accumulated depreciation        (197,322)      (214,400)
                                       -----------     ----------

                                          $371,058       $303,904
                                       -----------     ----------
                                       -----------     ----------

NOTE 6.  CAPITAL LEASE OBLIGATIONS

     Future minimum rental payments under noncancellable capital leases as of December 31, 1997 were as follows:

                                                          Amount
                                                          -------
     1998                                                 120,923
     1999                                                 113,893
     2000                                                 113,893
     2001                                                  59,184
                                                          -------
     Total minimum lease payments                         407,893
     Amount representing interest                          67,330
                                                          -------
     Present value of minimum lease payments              340,563
                                                          -------
                                                          -------

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 7.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT

     The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages five other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $200,000, $200,000, $100,000 and $100,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Additionally, the Programs accrued compensation expense of $264,000, $264,000, $114,000 and $114,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998 payable to senior management of the Company, who are also principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 and June 30, 1998 were $841,763 and $997,532. Included in the Due to Affiliate balance at June 30, 1998 is an amount of $124,250, which relates to commissions payable to National for the sale of the lots.

LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $683,558 and $499,606 as of December 31, 1997 and June 30, 1998. The Program is in the process of negotiating a payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 8.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 9.  DEBT FORECLOSURE

     In September 1995, the management company, for the benefit of investors in debt securities secured by the Property, foreclosed on the Property. Due to the debtor's financial position as of December 31, 1994, the foreclosure has been accounted for as if it took place prior to January 1, 1995.

NOTE 10.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

   During the years ended December 31, 1996 and 1997, the Company entered into capital lease obligations of $298,572 and $0.

   As part of the purchase and sale transaction disclosed in Note 13, land valued at approximately $3,550,000 was exchanged between the Program and the Oceanside Program.

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

NOTE 11.  DEFERRED REVENUE AND MEMBERSHIP SELLING EXPENSES

     Deferred revenue consists of amounts deferred in conjunction with the sales of campground memberships. Components of the changes in deferred membership selling expenses and deferred membership sales revenue are as follows:

                                                                    December 31,                    June 30,
                                                               1997            1996          1998            1997
                                                            ----------       --------     ----------       --------
     Deferred Selling Expenses:

          Deferred selling expenses, beginning of year      $  263,508       $      0     $  538,993       $263,508

          Expenses deferred                                    338,627        292,787         76,219        163,313
          Expenses recognized                                  (63,142)       (29,279)       (33,431)       (30,592)
          Deferred expenses written off                              -              -              -              -
                                                            ----------       --------     ----------       --------
          Net change                                           275,485        263,508         42,788        132,721
                                                            ----------       --------     ----------       --------

          Deferred selling expenses, end of year            $  538,993       $263,508     $  581,781       $396,229
                                                            ----------       --------     ----------       --------
                                                            ----------       --------     ----------       --------
     Deferred Revenue:
          Deferred revenue, beginning of year               $  462,419       $      0      1,181,577        462,419

          Revenue deferred                                     856,153        513,799        275,834        428,076
          Revenue recognized                                  (136,995)       (51,380)       (71,701)       (29,381)
                                                            ----------       --------     ----------       --------
          Net change                                           719,158        462,419        204,133        398,695
                                                            ----------       --------     ----------       --------

          Deferred Revenue, end of year                     $1,181,577       $462,419     $1,385,710       $861,114
                                                            ----------       --------     ----------       --------
                                                            ----------       --------     ----------       --------

NOTE 12. SALE OF LAND

     On February 19, 1998, the Program entered into a sale transaction with a consultant on the project for the sale of 13 single-family development estate lots. The total sale price for these lots was $307,500 which realized a $477,757 loss on the sale. Included in the sale agreement was a repurchase provision which gives the Program the option to repurchase 12 of these lots from the buyer for $300,000. In order to maintain this option, the Program must make monthly option payments of $4,165 per month until the options are exercised.
The repurchase option expires in January 2001.

NOTE 13.  RELATED PARTY TRANSACTIONS

    In June 1998, the Program purchased land held for sale from the Oceanside Program ("Oceanside"), and immediately sold the same land to an outside third party for approximately $6,550,000 in net cash proceeds. In exchange for the purchase of the Program's land from Oceanside, the Program gave to Oceanside $3,000,000 in cash, and land and a golf course, valued at $3,550,000. The valuation of the land and golf course was derived by subtracting the value of the land sold to an outside third party of $6,550,000 from the $3,000,000 of cash given to Oceanside. This transaction resulted in a loss on the sale of the land and golf course of approximately $478,000. The Program then entered into a five year lease agreement for the operation of the golf course.
Future minimum lease payments under the operating lease as of June 30, 1998 were as follows:

        Years Ending December 31                  Amount
        ------------------------                  ------
                  1998                          $   80,000
                  1999                             220,000
                  2000                             390,000
                  2001                             630,000
                  2002                             760,000
               Thereafter                          380,000
                                                ----------
                                                $2,460,000
                                                ----------
                                                ----------


                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Mori Point "Trudy Pat" Program (the "Mori Point Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Mori Point Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                             BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                               THE MORI POINT PROGRAM

                                   BALANCE SHEET


                                             December 31,     June 30,
                                                1997           1998
                                             ----------     ----------
                                                            (unaudited)
ASSETS:
     Land                                    $4,100,000     $4,100,000

     Cash and cash equivalents                    7,204          5,176
     Due from affiliate (Note 1)                232,707        255,964
                                             ----------     ----------

          Total assets                       $4,339,911     $4,361,140
                                             ----------     ----------
                                             ----------     ----------
LIABILITIES:
     Due to affiliate (Note 3)               $  497,885     $  537,885
     Notes to affiliate (Note 3)                      -         43,655
     Accrued property taxes (Note 3)            264,464        164,497
     Accrued expenses                            86,615        102,067
                                             ----------     ----------

          Total liabilities                  $  848,964     $  848,104

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
     Owners' Equity                           3,490,947      3,513,036
                                             ----------     ----------

          Total liabilities and
            owners' equity                   $4,339,911     $4,361,140
                                             ----------     ----------
                                             ----------     ----------


                   See accompanying notes to financial statements.

                               THE MORI POINT PROGRAM

                              STATEMENTS OF OPERATIONS


                                                                                Six Months Ended
                                               Year Ended December 31,              June 30,
                                              ------------------------      ------------------------
                                                 1997           1996           1998          1997
                                              ---------      ---------      ---------      ---------
                                                                                   (unaudited)
EXPENSES:
     Selling, general and administrative      $ 181,034      $  90,348      $  73,072      $  73,340
     Related party management fees (Note 3)     100,000        100,000         50,000         50,000
                                              ---------      ---------      ---------      ---------

Total expenses                                  281,034        190,348        123,072        123,340

Interest income/(expense)                         1,586          1,223           (776)           488
                                              ---------      ---------      ---------      ---------

Net loss                                      $(279,448)     $(189,125)     $(123,848)     $(122,852)
                                              ---------      ---------      ---------      ---------
                                              ---------      ---------      ---------      ---------


                   See accompanying notes to financial statements.

                                THE MORI POINT PROGRAM

                             STATEMENTS OF OWNERS' EQUITY


                                                               Total
                                                            ----------
Balance January 1, 1996                                      3,352,238

     Capital contributions                                     202,310
     Net loss for the year                                    (189,125)
                                                            ----------

Balance December 31, 1996                                    3,365,423

     Capital contributions                                     404,972
     Net loss for the period                                  (279,448)
                                                            ----------

Balance December 31, 1997                                   $3,490,947

Capital contributions (unaudited)                              145,937

Net loss for the period (unaudited)                           (123,848)
                                                            ----------

Balance June 30, 1998 (unaudited)                           $3,513,036
                                                            ----------
                                                            ----------


                   See accompanying notes to financial statements.

                                THE MORI POINT PROGRAM

                               STATEMENTS OF CASH FLOWS


                                                                               Six Months Ended
                                               Year Ended December 31,              June 30,
                                              ------------------------      ------------------------
                                                 1997           1996           1998          1997
                                              ---------      ---------      ---------      ---------
                                                                                  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                 $(279,448)     $(189,125)     $(123,848)     $(122,852)
     Increase (decrease) from changes in:
          Due from affiliate                   (232,707)             -        (23,257)        (6,522)
          Accrued expenses                       75,355         25,847        (44,515)       (47,606)
                                              ---------      ---------      ---------      ---------

     Net cash used in operating
          activities                           (436,800)      (163,278)      (191,620)      (176,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Contributions                              404,972        202,310        145,937        196,376
     Proceeds from notes to affiliate                 -              -         43,655              -
                                              ---------      ---------      ---------      ---------
     Net cash provided by
          financing activities                  404,972        202,310        189,592        196,376

Net increase (decrease) in cash and cash
     equivalents                                (31,828)        39,032         (2,028)        19,396

Cash and cash equivalents at beginning
     of period                                   39,032              -          7,204         39,032
                                              ---------      ---------      ---------      ---------

Cash and cash equivalents
     at end of period                         $   7,204      $  39,032      $   5,176      $  58,428
                                              ---------      ---------      ---------      ---------
                                              ---------      ---------      ---------      ---------


                   See accompanying notes to financial statements.

                                THE MORI POINT PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1990 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Mori Point "Trudy Pat" Program (the "Program") in the amount of $10,000,000 by selling undivided tenant-in-common interests in such loan to 486 investors. In August of 1992, on behalf of the Mori Point Program investors, National foreclosed on and took title to the property ("Mori Point") involved in the Mori Point Program. Mori Point is currently raw land which is zoned for a 275 room hotel/conference center, 60 residential units and an equestrian/commercial facility. The property is located in Pacifica, California and is currently held in trust by National on behalf of the Mori Point Investors. The Mori Point property was recently appraised at $4,100,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Mori Point Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                             THE MORI POINT PROGRAM

                         NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS
No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $100,000, $100,000, $50,000 and $50,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $497,885 and $537,885.

                            THE MORI POINT PROGRAM

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 3.  COMMITMENTS (CONTINUED)

NOTES TO AFFILIATE

   The Program received advances from National during 1998 amounting to $42,700. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS

   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES

   The Program has delinquent property taxes of $264,464 and $164,497 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Sacramento/Delta Greens "Trudy Pat" Program (the "Sacramento/Delta Greens Program") (as defined in Note
1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Sacramento/Delta Greens Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                        BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                        THE SACRAMENTO/DELTA GREENS PROGRAM

                                   BALANCE SHEET



                                                  December 31,       June 30,
                                                      1997             1998
                                                  -----------       -----------
                                                                    (unaudited)
ASSETS:
  Land                                            $ 2,000,000      $ 1,745,000

  Cash and cash equivalents                             4,099            7,886
  Due from affiliate (Note 1)                         104,528          118,430
                                                  -----------      -----------

    Total assets                                  $ 2,108,627      $ 1,871,316
                                                  -----------      -----------
                                                  -----------      -----------

LIABILITIES:
  Accounts payable                                $    25,641      $    14,094
  Due to affiliate (Note 3)                           188,344          181,178
  Notes to affiliate (Note 3)                               -           18,500
  Accrued property taxes (Note 3)                      58,536           27,308
  Accrued expenses                                     49,750           59,750
                                                  -----------      -----------

    Total liabilities                                 322,271          300,830

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
  Owners' Equity                                    1,786,356        1,570,486
                                                  -----------      -----------

    Total liabilities and owners' equity          $ 2,108,627      $ 1,871,316
                                                  -----------      -----------
                                                  -----------      -----------


                   See accompanying notes to financial statements.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                              STATEMENTS OF OPERATIONS



                                                                                           Six Months Ended
                                                                                    -----------------------------
                                                     Year Ended December 31,                    June 30,
                                                  -----------------------------     -----------------------------
                                                      1997             1996              1998             1997
                                                  -----------       -----------      -----------      ------------
                                                                                             (unaudited)
EXPENSES:
Selling, general and administrative               $   115,620      $   169,649       $    35,610      $    69,059
Land write-down (Note 5)                              230,000          845,000           255,000          230,000
Related party management fees (Note 3)                 50,000           50,000            25,000           25,000
                                                  -----------      -----------       -----------      -----------

  Total expenses                                      395,620        1,064,649           315,610          324,059

Interest income                                           824            1,965                65              479
                                                  -----------      -----------       -----------      -----------

Net income (loss)                                 $  (394,796)     $(1,062,684)      $  (315,545)     $  (323,580)
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------


                  See accompanying notes to financial statements.

                    THE SACRAMENTO/DELTA GREENS PROGRAM

                        STATEMENTS OF OWNERS' EQUITY




                                                                       Total
                                                                    -----------
Balance January 1, 1996                                            $ 2,820,595

Capital contributions                                                  262,572
Net loss for the year                                               (1,062,684)
                                                                   -----------

Balance December 31, 1996                                            2,020,483

Capital contributions                                                  160,669
Net loss for the year                                                 (394,796)
                                                                   -----------

Balance December 31, 1997                                          $ 1,786,356

Capital contributions (unaudited)                                       99,675

Net loss for the period (unaudited)                                   (315,545)
                                                                   -----------

Balance June 30, 1998 (unaudited)                                  $ 1,570,486
                                                                   -----------
                                                                   -----------



                  See accompanying notes to financial statements.

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                          STATEMENTS OF CASH FLOWS


                                                                                            Six Months Ended
                                                                                     -----------------------------
                                                       Year Ended December 31,                  June 30,
                                                  -----------------------------      ------------------------------
                                                       1997             1996             1998              1997
                                                  ------------      -----------      ------------      -----------
                                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                        $  (394,796)     $(1,062,684)      $  (315,545)     $  (323,580)
  Adjustment to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities -
    Real estate property write-down                   230,000          845,000           255,000          230,000
  Increase (decrease) from changes in:
    Due from affiliate                               (104,528)               -           (13,902)          (2,813)
    Accounts payable                                   (4,283)          29,924           (11,547)          (4,284)
    Accrued expenses                                   54,454          (19,834)          (28,394)         (15,759)
                                                  -----------      -----------       -----------      -----------

  Net cash used in  operating activities             (219,153)        (207,594)         (114,388)        (116,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                       160,669          262,572            99,675           76,125
  Proceeds from notes to affiliate                          -                -            18,500                -
                                                  -----------      -----------       -----------      -----------
  Net cash provided by
    financing activities                              160,669          262,572           118,175           76,125
                                                  -----------      -----------       -----------      -----------

Net increase (decrease) in cash and cash
  equivalents                                         (58,484)          54,978             3,787          (40,311)

Cash and cash equivalents at beginning
  of period                                            62,583            7,605             4,099           62,583
                                                  -----------      -----------       -----------      -----------

Cash and cash equivalents
  at end of period                                $     4,099      $    62,583       $     7,886      $    22,272
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------

Cash paid during the period for interest          $         -      $         -       $         -      $         -
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------


                  See accompanying notes to financial statements.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1989 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Sacramento/Delta Greens Program (the "Program") in the amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 investors. In March of 1993, on behalf of the Sacramento/Delta Greens Program investors, National foreclosed on the property and took title to the property ("Sacramento/Delta Greens") involved in the Sacramento/Delta Greens Program. Sacramento/Delta Greens is currently raw land which is zoned and has an approved tentative tract map for a single-family detached housing development of 534 homes. The property is located in Sacramento, California and is currently held in Trust by National on behalf of the Sacramento/Delta Greens investors. The Sacramento/Delta Greens property was recently appraised at $3,075,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Sacramento/Delta Greens Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns..

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however, in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.  COMMITMENTS

     SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $50,000, $50,000, $25,000 and $25,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $188,344 and $181,178.

                         THE SACRAMENTO/DELTA GREENS PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 3.  COMMITMENTS (CONTINUED)

NOTES TO AFFILIATE

     The program received advances from National during 1998 amounting to $18,457. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $58,536 and $27,308 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.


NOTE 5.  LAND WRITE-DOWN

     In 1993, 596 lots were approved and appraised at a value of $5,159 per lot. Based on an appraisal done in May 1997, the appraised value of the land had decreased in 1996 by approximately 27% due to a decline in economic conditions of the Sacramento/Delta Greens surrounding area, which resulted in the writedown of the cost of the land of $845,000. Due to a decrease in zoning of the lots to 534 in 1997, a $230,000 writedown in the cost of the land was recorded during the year ended December 31, 1997.

     Based on an appraisal done in June 1998, the appraised value of the land had decreased in 1998 by approximately 13% due to a change in the map of the property to include a wetlands/habitat area, reducing the number of lots to 465 in 1998. Due to this decrease, an additional $255,000 writedown in the cost of the land was recorded during the six months ended June 30, 1998.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Cypress Lakes "Trudy Pat" Program (the "Cypress Lakes Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Cypress Lakes Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                   BDO SEIDMAN, LLP




Los Angeles, California
May 22, 1998

                             THE CYPRESS LAKES PROGRAM

                                   BALANCE SHEET

                                                  December 31,       June 30,
                                                      1997             1998
                                                  -----------       -----------
                                                                    (unaudited)
ASSETS:
  Land                                             $5,200,000       $5,200,000

  Cash and cash equivalents                           148,068           20,542
  Due from affiliate (Note 1)                               -          175,336
                                                  -----------      -----------

    Total assets                                   $5,348,068       $5,395,878
                                                  -----------      -----------
                                                  -----------      -----------

LIABILITIES:
  Accrued property taxes (Note 3)                     180,193          204,404
  Notes to affiliate (Note 3)                               -           47,046
  Accrued expenses                                          -          119,500
                                                  -----------      -----------

    Total liabilities                              $  180,193       $  370,950

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
  Owners' Equity                                    5,167,875        5,024,928
                                                  -----------      -----------

    Total liabilities and owners' equity           $5,348,068       $5,395,878
                                                  -----------      -----------
                                                  -----------      -----------



                   See accompanying notes to financial statements.

                              THE CYPRESS LAKES PROGRAM

                              STATEMENTS OF OPERATIONS

                                                                                            Six Months Ended
                                                       Year Ended December 31,       -----------------------------
                                                  -----------------------------                  June 30,
                                                      1997             1996              1998             1997
                                                  ------------      -----------      ------------      -----------
                                                                                              (unaudited)
EXPENSES:
  Selling, general and administrative               $ 254,272        $ 120,114         $ 165,596        $ 140,454
  Related party management fees (Note 3)              140,000          140,000            70,000           70,000
                                                  -----------      -----------       -----------      -----------

Total expenses                                        394,272          260,114           235,596          210,454

Interest income                                         1,919            5,323             1,218              987
                                                  -----------      -----------       -----------      -----------

Net loss                                            $(392,353)       $(254,791)        $(234,378)       $(209,467)
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------



                  See accompanying notes to financial statements.

                            THE CYPRESS LAKES PROGRAM

                          STATEMENTS OF OWNERS' EQUITY

                                                      Total
                                                  -----------
Balance January 1, 1996                            $5,398,074

  Capital Contributions                                 8,579
  Net loss for the year                              (254,791)
                                                  -----------

Balance December 31, 1996                           5,151,862

  Capital Contributions                               408,366
  Net loss for the period                            (392,353)
                                                  -----------

Balance December 31, 1997                           5,167,875

  Capital Contributions (unaudited)                    91,431
  Net loss for the period (unaudited)                (234,378)
                                                  -----------

Balance June 30, 1998 (unaudited)                  $5,024,928
                                                  -----------
                                                  -----------



                  See accompanying notes to financial statements.

                             THE CYPRESS LAKES PROGRAM

                              STATEMENTS OF CASH FLOWS

                                                                                            Six Months Ended
                                                                                     -----------------------------
                                                       Year Ended December 31,                   June 30,
                                                  -----------------------------
                                                       1997             1996             1998             1997
                                                  ------------      -----------      ------------      -----------
                                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $(392,353)       $(254,791)        $(234,378)       $(209,467)
  Increase (decrease) from changes in:
    Due from affiliate                                      -                -          (175,336)               -
    Accrued expenses                                   56,682         (137,803)          143,711           44,798
                                                  -----------      -----------       -----------      -----------
  Net cash used in operating
    activities                                       (335,671)        (392,594)         (266,003)        (164,669)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                       408,366            8,579            91,431          183,231
  Proceeds from notes to affiliate                          -                -            47,046                -
                                                  -----------      -----------       -----------      -----------
  Net cash provided by
    financing activities                              408,366            8,579           138,477          183,231

Net increase (decrease) in cash
  and cash equivalents                                 72,695         (384,015)         (127,526)          18,562

Cash and cash equivalents at beginning
  of period                                            75,373          459,388           148,068           75,373
                                                  -----------      -----------       -----------      -----------
Cash and cash equivalents
  at end of period                                  $ 148,068        $  75,373         $  20,542        $  93,935
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------

Cash paid during the period for interest            $       -        $       -         $       -        $       -
                                                  -----------      -----------       -----------      -----------
                                                  -----------      -----------       -----------      -----------



                  See accompanying notes to financial statements.

                              THE CYPRESS LAKES PROGRAM

                            NOTES TO FINANCIAL STATEMENTS



NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Cypress Lakes "Trudy Pat" Program (the "Program") in the amount of $14,000,000 by selling undivided tenant-in-common interests in such loan to 832 investors. In July of 1995, on behalf of the Cypress Lakes Program investors, National foreclosed on the property and took title to the property ("Cypress Lakes") involved in the Cypress Lakes Program. Cypress Lakes currently consists of 686 acres of raw land. The development rights granted include 1,330 single-family residential lots; an 18-hole golf course, clubhouse, and tennis courts. The property is located in Contra Costa County, California, which is located along the northeastern shore of San Francisco Bay and is currently held in trust by National on behalf of the Cypress Lakes Investors. The Cypress Lakes property was recently appraised at $5,200,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Cypress Lakes Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                      THE CYPRESS LAKES PROGRAM

                    NOTES TO FINANCIAL STATEMENTS
                            (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $140,000, $140,000, $70,000 and $70,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. As of June 30, 1998 there were no outstanding management fees.

NOTES TO AFFILIATE
     The program received advances from National during 1998 amounting to $46,850. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                      THE CYPRESS LAKES PROGRAM

                    NOTES TO FINANCIAL STATEMENTS
                            (CONTINUED)

NOTE 3. COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $180,193 and $204,404 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Palmdale/Joshua Ranch "Trudy Pat" Program (the "Palmdale/Joshua Ranch Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Palmdale/Joshua Ranch Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                        BDO SEIDMAN, LLP

Los Angeles, California
May 24, 1998

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                                    BALANCE SHEET

                                                 December 31,         June 30,
                                                     1997               1998
                                                  ----------         -----------
                                                                     (unaudited)

ASSETS:
     Land                                         $2,700,000         $2,700,000

     Cash and cash equivalents                        98,898                199
     Due from affiliate (Note 1)                           -            132,373
                                                  ----------         -----------
          Total assets                            $2,798,898         $2,832,572
                                                  ----------         -----------
                                                  ----------         -----------
LIABILITIES:
     Accounts payable                             $   42,527         $   35,527
     Due to affiliate (Note 3)                         3,100                100
     Notes to affiliate                                    -              7,220
     Accrued property taxes (Note 3)                 107,216             63,343
     Accrued Expenses                                      -            104,500
                                                  ----------         -----------
          Total liabilities                          152,843            210,690

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
     Owners' Equity                                2,646,055          2,621,882
                                                  ----------         -----------
          Total liabilities and owners' equity    $2,798,898         $2,832,572
                                                  ----------         -----------
                                                  ----------         -----------



                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                               STATEMENTS OF OPERATIONS

                                                                           Six Months Ended
                                           Year Ended December 31,         ----------------
                                           -----------------------              June 30,
                                              1997          1996          1998           1997
                                              ----          ----          ----           ----
                                                                                (unaudited)
EXPENSES:
Selling, general and administrative     $    306,484   $    469,910   $    157,376   $    104,883
Related party management fees (Note 3)       150,000        150,000         75,000         75,000
                                        ------------   ------------   ------------   ------------
     Total expenses                          456,484        619,910        232,376        179,883

Interest income                                1,008          4,222             74            702
                                        ------------   ------------   ------------   ------------
Net income (loss)                       $   (455,476)  $   (615,688)  $   (232,302)  $   (179,181)
                                        ------------   ------------   ------------   ------------
                                        ------------   ------------   ------------   ------------



                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                             STATEMENTS OF OWNERS' EQUITY




                                                            Total
                                                            -----
Balance January 1, 1996                                $    2,775,289

Capital contributions                                         517,423
Net loss for the year                                        (615,688)
                                                       ---------------
Balance December 31, 1996                                   2,677,024

Capital contributions                                         424,507
Net loss for the year                                        (455,476)
                                                       ---------------
Balance December 31, 1997                                   2,646,055

Capital contributions (unaudited)                             208,129
Net loss for the period (unaudited)                          (232,302)
                                                       ---------------
Balance June 30, 1998 (unaudited)                      $    2,621,882
                                                       ---------------
                                                       ---------------




                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                               STATEMENTS OF CASH FLOWS




                                                                                             Six Months Ended
                                                   Year Ended December 31,                       June 30,
                                                   -----------------------               ------------------------
                                                   1997               1996               1998                1997
                                                   ----               ----               ----                ----
                                                                                                (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                $    (455,476)      $    (615,688)      $    (232,302)      $    (179,181)
     Increase (decrease) from changes in:
          Due from affiliate                             -                   -            (132,373)            (12,500)
     Accounts payable                               42,527                   -              (7,000)                  -
          Accrued expenses                         (32,582)            (34,432)             57,627             (44,909)
                                             -------------       -------------       -------------       -------------
     Net cash used in operating activities        (445,531)           (650,120)           (314,048)           (236,590)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Contributions                                 424,507             517,423             208,129             255,364
     Proceeds from notes to affiliate                    -                   -               7,220                   -
                                             -------------       -------------       -------------       -------------
     Net cash provided by
          financing activities                     424,507             517,423             215,349             255,364

Net increase (decrease) in cash and cash
     equivalents                                   (21,024)           (132,697)            (98,699)             18,774

Cash and cash equivalents at beginning
     of period                                     119,922             252,619              98,898             119,922
                                             -------------       -------------       -------------       -------------
Cash and cash equivalents
     at end of period                        $      98,898       $     119,922       $         199       $     138,696
                                             -------------       -------------       -------------       -------------
                                             -------------       -------------       -------------       -------------
Cash paid during the period for interest     $           -       $           -       $           -       $           -
                                             -------------       -------------       -------------       -------------
                                             -------------       -------------       -------------       -------------




                   See accompanying notes to financial statements.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Palmdale/Joshua Ranch "Trudy Pat" Program (the "Program") in the amount of $15,000,000 by selling undivided tenant-in-common interests in such loan to 1011 investors. In October of 1993, on behalf of the Palmdale/Joshua Ranch Program investors, National foreclosed on the property and took title to the property ("Palmdale/Joshua Ranch") involved in the Palmdale/Joshua Ranch Program. Palmdale/Joshua Ranch currently consists of 794 acres of raw land. The land consists of 539 proposed single-family lots and 472 acres of open space and proposed streets. The property is located in Palmdale, California, which is approximately 37 miles north of Los Angeles. The property is currently held in Trust by National on behalf of the Palmdale/Joshua Ranch investors. The Palmdale/Joshua Ranch property was recently appraised at $5,390,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Esperanza Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $150,000, $150,000, $75,000, and $75,000 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $3,100 and $100.

NOTES TO AFFILIATE
     The program received advances from National during 1998 amounting to $7,200. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                          THE PALMDALE/JOSHUA RANCH PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 3.  COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $107,216 and $63,343 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Stacey Rose A and B "Trudy Pat" Programs (the "Stacey Rose Programs") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Stacey Rose Programs as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                             BDO SEIDMAN, LLP

Los Angeles, California
May 22, 1998

                               THE STACEY ROSE PROGRAMS

                                    BALANCE SHEET




                                                 December 31,          June 30,
                                                     1997               1998
                                                 -----------         -----------
                                                                     (unaudited)

ASSETS:
     Land                                         $  320,000         $  320,000

     Cash and cash equivalents                             -                339
     Due from affiliate (Note 1)                           -             27,000
                                                  ----------         ----------

          Total assets                            $  320,000         $  347,339
                                                  ----------         ----------
                                                  ----------         ----------
LIABILITIES:
     Due to affiliate (Note 3)                    $   31,275         $   33,276
     Notes to affiliate (Note 3)                           -             15,292
     Accrued property taxes (Note 3)                  37,703             29,709
     Accrued expenses                                      -             22,500
                                                  ----------         ----------
          Total liabilities                       $   68,978         $  100,777

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
     Owners' Equity                                  251,022            246,562
                                                  ----------         ----------
          Total liabilities and owners' equity    $  320,000         $  347,339
                                                  ----------         ----------
                                                  ----------         ----------




                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                               STATEMENTS OF OPERATIONS




                                                                                           Six Months Ended
                                                           Year Ended December 31,             June 30,
                                                           ----------------------         ------------------
                                                           1997             1996          1998          1997
                                                           ----             ----          ----          ----
                                                                                               (unaudited)
EXPENSES:
   Selling, general and administrative                  $   9,200      $   8,442      $   4,370      $   4,594
   Related party management fees (Note 3)                   4,003          4,003          2,002          2,002
                                                        ---------      ---------      ---------      ---------

Total expenses                                             13,203         12,445          6,372          6,596

Interest expense                                                -              -             38              -
                                                        ---------      ---------      ---------      ---------

Net loss                                                $ (13,203)     $ (12,445)      $ (6,410)      $ (6,596)
                                                        ---------      ---------      ---------      ---------
                                                        ---------      ---------      ---------      ---------



                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                             STATEMENTS OF OWNERS' EQUITY




                                                                Total
                                                                -----
Balance January 1, 1996                                      $ 276,670

  Net loss for the year                                        (12,445)
                                                             ---------
Balance December 31, 1996                                      264,225

  Net loss for the period                                      (13,203)
                                                             ---------
Balance December 31, 1997                                      251,022

  Capital contributions (unaudited)                              1,950

  Net loss for the period (unaudited)                          (6,410)
                                                             ---------

Balance June 30, 1998 (unaudited)                            $ 246,562





                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                               STATEMENTS OF CASH FLOWS

                                                                                                          Six Months Ended
                                                                         Year Ended December 31,               June 30,
                                                                         ----------------------          -------------------
                                                                         1997            1996            1998           1997
                                                                         ----            ----            ----           ----
                                                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                           $  (13,203)    $  (12,445)     $  (6,410)     $  (6,596)
   Increase (decrease) from changes in:
      Due from affiliate                                                       -              -        (27,000)             -
      Accrued expenses                                                    13,203         12,445         16,507         (6,596)
                                                                      ----------     ----------      ---------      ---------
   Net cash used in operating
      activities                                                               -              -        (16,903)             -

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributions                                                               -              -          1,950              -
   Proceeds from notes to affiliate                                            -              -         15,292              -
                                                                      ----------     ----------      ---------      ---------
   Net cash provided by
      financing activities                                                     -              -         17,242              -

Net increase in cash and cash equivalents                                      -              -            339              -

Cash and cash equivalents at beginning
   of period                                                                   -              -              -              -
                                                                      ----------     ----------      ---------      ---------

Cash and cash equivalents
   at end of period                                                   $        -     $        -      $     339      $       -
                                                                      ----------     ----------      ---------      ---------
                                                                      ----------     ----------      ---------      ---------



                   See accompanying notes to financial statements.

                               THE STACEY ROSE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1988 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding on two real estate loans for the Stacey Rose "Trudy Pat" Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Stacey Rose A loan was in the amount of $85,000 to two investors and the Stacey Rose B loan was in the amount of $315,300 to 28 investors. In October 1992, on behalf of the Stacey Rose Program investors, National foreclosed on the property and took title to the property ("Stacey Rose") involved in the Stacey Rose Programs. Stacey Rose is currently raw land which is zoned for approximately 160 single-family residential units. The property is located in Victorville, California, and is currently held in trust by National on behalf of the Stacey Rose Investors. The Stacey Rose property was recently appraised at $1,600,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Programs, which consists of the Stacey Rose Land Holding Trust, and do not include the accounts of National.

   AMERICAN FAMILY HOLDINGS, INC.
   American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

   In conjunction with the contemplated transactions, the Programs are currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS
   Management of the Programs consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   LAND
   Land is carried at cost. Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                               THE STACEY ROSE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

   INCOME TAXES
   The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS
   The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $4,003, $4,003, $2,002 and $2,002 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $31,275 and $33,276.

NOTES TO AFFILIATE

      The program received advances from National during 1998 amounting to $15,250. These advances are evidenced by demand notes with interest at the rate of 10% per annum.

LAWSUITS
   The Programs are, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Programs.

                               THE STACEY ROSE PROGRAMS

                            NOTES TO FINANCIAL STATEMENTS
                                    (CONTINUED)

NOTE 3. COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of 37,703 and 29,709 as of December 31, 1997 and June 30,1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Programs to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



National Investors Financial, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of the Esperanza "Trudy Pat" Program (the "Esperanza Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Esperanza Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                             BDO SEIDMAN, LLP

Los Angeles, California
May 24, 1998

                               THE ESPERANZA PROGRAM

                                   BALANCE SHEET



                                                  December 31,        June 30,
                                                      1997              1998
                                                  ------------      -----------
                                                                    (unaudited)
ASSETS:
   Land                                           $  270,000       $  270,000

   Cash and cash equivalents                           7,191            3,753
   Due from affiliate (Note 1)                             -           24,500
                                                  ----------       ----------

      Total assets                                $  277,191       $  298,253
                                                  ----------       ----------
                                                  ----------       ----------
LIABILITIES:
   Due to affiliate (Note 3)                      $   38,750       $   41,250
   Accrued property taxes (Note 3)                    16,731           19,647
   Accrued Expenses                                        -           21,000
                                                  ----------       ----------

      Total liabilities                           $   55,481       $   81,897
                                                  ----------       ----------

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
   Owners' Equity                                    221,710          216,356
                                                  ----------       ----------

      Total liabilities and owners' equity        $  277,191       $  298,253
                                                  ----------       ----------
                                                  ----------       ----------





                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                              STATEMENTS OF OPERATIONS


                                                                                                        Six Months Ended
                                                                         Year Ended December 31,           June 30,
                                                                      ---------------------------    ------------------------
                                                                         1997            1996           1998           1997
                                                                      ----------      ---------      ---------      ---------
                                                                                                            (unaudited)
EXPENSES:
Selling, general and administrative                                   $    5,537      $   5,001      $   2,916      $   2,681
Related party management fees (Note 3)                                     5,000          5,000          2,500          2,500
                                                                      ----------      ---------      ---------      ---------

   Total expenses                                                         10,537         10,001          5,416          5,181
                                                                      ----------      ---------      ---------      ---------

Interest income                                                              144            142             62             71
                                                                       ---------      ---------      ---------      ---------
Net income (loss)                                                      $ (10,393)     $  (9,859)     $  (5,354)     $  (5,110)
                                                                       ---------      ---------      ---------      ---------
                                                                       ---------      ---------      ---------      ---------



                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                             STATEMENTS OF OWNERS' EQUITY



                                                                     Total
                                                                 ----------
Balance January 1, 1996                                             241,962

Net loss for the year                                                (9,859)
                                                                 ----------

Balance December 31, 1996                                           232,103

Net loss for the year                                               (10,393)
                                                                 ----------

Balance December 31, 1997                                           221,710

Net loss for the period (unaudited)                                  (5,354)

Balance June 30, 1998 (unaudited)                                $  216,356
                                                                 ----------
                                                                 ----------



                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                               STATEMENTS OF CASH FLOWS


                                                                                                          Six Months Ended
                                                                                                          -------------------
                                                                        Year Ended December 31,                June 30,
                                                                 ------------------------------
                                                                       1997                1996           1998           1997
                                                                 ----------           ---------      ---------      ---------
                                                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                      $  (10,393)          $  (9,859)     $  (5,354)     $  (5,110)
   Increase (decrease) from changes in:
      Due from affiliate                                                  -                   -        (24,500)             -
      Accrued expenses                                               10,537               9,951         26,416          5,181
                                                                 ----------           ---------      ---------      ---------
   Net cash provided by (used in)
      operating activities                                              144                  92         (3,438)            71

Net increase (decrease)
   in cash and cash equivalents                                         144                  92         (3,438)            71

Cash and cash equivalents at beginning
   of period                                                          7,047               6,955          7,191          7,047
                                                                 ----------           ---------      ---------      ---------
Cash and cash equivalents
   at end of period                                              $    7,191           $   7,047      $   3,753      $   7,118
                                                                 ----------           ---------      ---------      ---------
                                                                 ----------           ---------      ---------      ---------

Cash paid during the period for interest                         $        -           $       -      $       -      $       -
                                                                 ----------           ---------      ---------      ---------
                                                                 ----------           ---------      ---------      ---------



                   See accompanying notes to financial statements.

                                THE ESPERANZA PROGRAM

                            NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1988 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Esperanza "Trudy Pat" Program (the "Program") in the amount of $500,000 by selling undivided tenant-in-common interests in such loan to 42 investors. In December of 1990, on behalf of the Esperanza Program investors, National foreclosed on the property and took title to the property ("Esperanza") involved in the Esperanza Program. Esperanza is currently raw land which is zoned for various commercial activities, including retail and office buildings, with a minimum building site area of 10,000 square feet. The property is located in Victorville, California and is currently held in Trust by National on behalf of the Esperanza investors. The Esperanza property was recently appraised at $530,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Esperanza Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
    American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for equity in American. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $20 per unit. Each warrant entitled the holder to purchase three additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.

     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

                                THE ESPERANZA PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     The interim financial statements for the six months ended June 30, 1997 and 1998 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  COMMITMENTS

     SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages seven other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $5,000, $5,000, $2,500, and $2,500 for the years ended December 31, 1996 and 1997 and for the six months ended June 30, 1997 and 1998. Total accrued and unpaid management fees as of December 31, 1997 and June 30, 1998 were $38,750 and $41,250.

LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

                                THE ESPERANZA PROGRAM

                            NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 3.  COMMITMENTS (CONTINUED)

DELINQUENT PROPERTY TAXES
     The Program has delinquent property taxes of $16,731 and $19,647 as of December 31, 1997 and June 30, 1998. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

                           AMERICAN FAMILY HOLDINGS, INC.
                            SUBSCRIPTION ORDER FOR UNITS

     I am subscribing for _______ Units at $20.00 each for a total amount of $__________. I have enclosed a check for that amount, made payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering." I understand that no Units will be sold if the Acquisition described in the Consent Solicitation Statement/Prospectus, dated _________________, 1998, of American Family Holdings, Inc. is not completed.

     The undersigned investor(s) having read and reviewed the Prospectus, understand that if the Acquisition is completed, the Company is offering to sell, on a first-come, first-served basis, up to 125,000 Units at $20.00 per Unit, and that each Unit consists of one share of common stock and three warrants to purchase three additional shares at a 20% discount. In making this subscription order, I/we represent and warrant that I/we am/are eligible to participate in the Offering by virtue of the fact that I/we am/are currently invested in one of the former tenant-in-common lending programs described on the cover page of the Prospectus, and that I/we followed the Instructions which accompanied this Subscription Order Form. Furthermore, under penalties of perjury, I/we certify that (i) the number shown below is my/our correct Taxpayer Identification Number or Social Security Number (or I/we am/are waiting for a number to be issued) and (ii) I/we am/are not subject to backup withholding either because I/we have not been notified by the Internal Revenue Service (IRS) that I/we am/are subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me/us that I/we am/are no longer subject to backup withholding. (NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF AN INVESTOR IS SUBJECT TO BACKUP WITHHOLDING.)

INVESTOR INFORMATION
Name of Investor
                                                  -------------------------------------------------

Name of Joint Investor
                                                  -------------------------------------------------

Street address
                                                  -------------------------------------------------

City/State/Zip
                                                  -------------------------------------------------

Business Telephone Number
                                                  -------------------------------------------------

Home Telephone Number
                                                  -------------------------------------------------


-------------------------------------------       -------------------------------------------------
Investor's Tax I.D. No./Social Security No.       Joint Investor's Tax I.D. No./Social Security No.


-------------------------------------------       -------------------------------------------------
Signature of Investor                             Signature of Joint Investor

Date:                                             Date:
     --------------------------------------            --------------------------------------------

                           BROKER / DEALER INFORMATION FORM

This Form must be returned with a subscription order, or the order cannot be processed. If a broker is involved in the subscription order, the registered representative broker/dealer must sign the form. If the subscription is made without the assistance of a broker, the Investor must sign the form.

Broker/Dealer Name
                    ------------------------------------------------------------

Registered Representative Name
                                ------------------------------------------------

Registered Representative Mailing Address
                                           -------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

City                          State                         Zip Code
      --------------------          --------------------             ----------

Broker Number                           Telephone Number
               ---------------------                      ----------------------

BROKER STATEMENT: The undersigned confirms by his or her signature that the broker/dealer is duly licensed and may lawfully sell shares in the state designated as the Investor's residence, and that the person named as the registered representative is duly licensed to represent the broker in this transaction, and that he or she (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has discussed such Investor's prospective purchase of Units with such Investor; (iii) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the Units pursuant to the NASD's Conduct Rules; (iv) has delivered a current Prospectus and related supplements, if any, to such Investor; and (v) has reasonable grounds to believe that the purchase of Units is a suitable investment for such Investor and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Registered Representative Name
                                ------------------------------------------------

-----------------------------------------    -----------------------------------
Registered Representative Signature          Date

Broker/Dealer Authorized Signature
                                    --------------------------------------------

Print Name
            --------------------------------------------------------------------

            ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED
                           OR REGISTRATION CANNOT PROCEED

INVESTOR STATEMENT: I confirm by my signature below that I have made my subscription order without the assistance of a broker.

Name                                    Joint Investor
      ------------------------------                    ------------------------

Signature                               Signature
           -------------------------               -----------------------------

Date                                    Date
      ------------------------------          ----------------------------------

      INSTRUCTIONS TO INVESTORS ON HOW TO COMPLETE THE SUBSCRIPTION DOCUMENTS

STEPS TO COMPLETE THE SUBSCRIPTION DOCUMENTS

     1. If you want to purchase Units, complete the Subscription Order form and attach your check for the full amount (see "Subscriptions" on the next page of these Instructions for more details). Remember, orders are first-come, first-served.

     2. Make sure to include a Broker/Dealer Information Form with your Subscription Order form, or your order cannot be processed.

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

     If the Shares are to be issued in a name other than that shown on the label affixed to the ballot which accompanied the Consent Solicitation
Statement/Prospectus, or if the Shares are to be sent to someone or someplace other than what is shown on the label affixed to that ballot, contact the Investor Services department at National Investors Financial, Inc. at 1-800-590-7772 for a special issuance letter. All special issuance and delivery requests are subject to acceptance.

SUBSCRIPTIONS

     Subscription Orders for Units will be accepted on a first-come, first-served basis, and the quantity of Units offered to Investors is strictly limited. If you choose to subscribe, you must enclose a check payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering," along with your order form, and your funds will be held in escrow until the Acquisition is completed. If you complete the subscription information, but fail to enclose a check, your subscription will be deemed invalid. You may subscribe by sending a copy of the form with your check at any time prior to completion of the Acquisition, subject to availability of Units. All subscriptions must be accompanied by a Broker/Dealer Information Form.
Units can only be issued to the same investor(s), and in the same manner, as Shares are issued to those same investor(s) entitled to participate in the Acquisition and the Offering. If the Acquisition is not completed, the Offering will be terminated and your money (plus accrued interest) will be returned by the Escrow Agent.

WHERE TO SEND YOUR SUBSCRIPTION DOCUMENTS

     Send your completed and duly executed subscription documents, along with any related documents, to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, CA 92660. After determining that subscriptions are valid, checks will be forwarded immediately to the Escrow Agent.

QUESTIONS OR ADDITIONAL MATERIALS:

     Contact National at the above address or by calling 1-800-590-7772.

                                      PART II

                              INFORMATION NOT REQUIRED

                                   IN PROSPECTUS

Item 24   Indemnification of Directors and Officers

          Pursuant to the Registrant's Certificate of Incorporation and By-Laws and pursuant to Section 145 of the Delaware General Corporation Law, directors, officers and agents of the Registrant are entitled to indemnification for their actions in respect of the Registrant to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to such provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25   Other Expenses of Issuance and Distribution*

       SEC Registration Fee...............................      $    2,508
       NASD Fees..........................................      $    1,350
       Representative Non-Accountable Expense Allowance...               0
       Accounting Fees and Expenses.......................              **
       Legal Fees and Expenses............................              **
       Printing Expenses..................................              **
       Blue Sky Fees and Expenses.........................               0
       Transfer Agent Fees (if applicable)................              **
       Miscellaneous......................................              **
             Total........................................              **

     * The total costs incurred by the Company in connection with the Offering described in this Registration Statement and the Acquisition described in Registration Statement File No. 333-37161 have been allocated based on the exchange value of the Common Stock offered in the Acquisition and the offering price of the Units offered hereby.

     **   To be filed by amendment.

Item 26   Recent Sales of Unregistered Securities

     On or about August 29, 1997, the Company issued an aggregate of 371,185 shares of common stock to Yale Partnership for Growth and Development, L.P. (which is controlled by David G. Lasker, President of the Company), J-Pat, L.P. (which is controlled by James N. Orth, Chief Executive Officer of the Company), L.C. "Bob" Albertson, Jr., Executive Vice President of the Company, and certain consultants to the Company. Such shares were purchased for $3,712 in cash. On or about October 23, 1997, the Company issued an aggregate of 18,918 additional shares to members of management for $189.18 in cash. The issuances of the shares were exempt from the filing requirements of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as a transaction by an issuer not involving any public offering.

Item 27   Exhibits

          1.1 Form of Wholesaling Agreement between the Company and L.H. Friend, Weinress, Frankson & Presson, Inc.
          1.2 Form of Selling Agreement between the Company and participating broker-dealers
          3.1  Certificate of Incorporation of American Family Holdings, Inc.*
          3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
          3.3  By-Laws of American Family Holdings, Inc.*
          4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*
          4.2 American Family Holdings, Inc. Warrant to Purchase Shares of Common Stock
          5.1 Opinion of Arter & Hadden LLP re legality of units and shares underlying the warrants
          10.1 Signed Employment Agreement of David Lasker*
          10.2 Signed Employment Agreement of James Orth*
          10.3 Signed Employment Agreement of L.C. "Bob" Albertson, Jr.*
          10.4 1997 Stock Option and Incentive Plan for Officers, Independent Directors and Employees of American Family Holdings, Inc. and Affiliates*
          21.1 Subsidiaries of Registrant*
          23.1 Consent of Arter & Hadden LLP as counsel contained in Exhibit 5.1
          23.2 Consent of BDO Seidman, LLP as independent accountants
          24.1 Power of Attorney (see signature page)
          99.1 Schedule E to Prior Performance Schedules*

          * Incorporated by reference to identically numbered exhibits in the Company's Registration Statement on Form S-4 (SEC File No. 333-37161) and all amendments thereto. Such Registration Statement was originally filed October 3, 1997.

Item 28   Undertakings

          The undersigned Registrant hereby undertakes to:

          (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statements to:

                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

               (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 6, 1998.

                                  AMERICAN FAMILY HOLDINGS, INC.

                                   By   /s/ David G. Lasker
                                     -------------------------------------------
                                        David G. Lasker,
                                        Co-Chairman of the Board

                                  POWER OF ATTORNEY

     Each person whose signature appears appoints each of David Lasker and James Orth, his agent and attorney-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                         Title                    Date
          ---------                         -----                    ----
                                    Co-Chairman of the Board
                                    President
                                    Chief Financial Officer       October 6, 1998
 /s/ David G. Lasker                Chief Accounting Officer
---------------------------------
David G. Lasker

                                    Co-Chairman of the Board
                                    Chief Executive Officer
 /s/ James N. Orth                  Secretary                     October 6, 1998
---------------------------------
James N. Orth

                                    Executive Vice President      October 6, 1998
 /s/ L.C. "Bob" Albertson, Jr.      Director
---------------------------------
L.C. "Bob" Albertson, Jr.


 /s/ Charles F. Hanson              Director                      October 6, 1998
---------------------------------
Charles F. Hanson


 /s/ Dudley Muth                    Director                      October 6, 1998
---------------------------------
Dudley Muth


 /s/ James G. LeSieur, III          Director                      October 6, 1998
---------------------------------
James G. LeSieur, III

                                   EXHIBIT INDEX


Exhibit
-------
        1.1    Form of Wholesaling Agreement between the Company and L.H.
               Friend, Weinress, Frankson & Presson, Inc.
        1.2    Form of Selling Agreement between the Company and participating broker-dealers
        3.1    Certificate of Incorporation of American Family Holdings, Inc.*
        3.2    Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
        3.3    By-Laws of American Family Holdings, Inc.*
        4.1    Pages 1 through 4 of the Certificate of Incorporation of the
               Company Filed as Exhibit 3.1 above defining the rights of
               security holders are incorporated herein by this reference*
        4.2    American Family Holdings, Inc. Warrant to Purchase Shares of
               Common Stock
        5.1    Opinion of Arter & Hadden LLP re legality of units and shares underlying the warrants
        10.1   Signed Employment Agreement of David Lasker*
        10.2   Signed Employment Agreement of James Orth*
        10.3   Signed Employment Agreement of L.C. "Bob" Albertson, Jr.*
        10.4   1997 Stock Option and Incentive Plan for Officers, Independent
               Directors and Employees of American Family Holdings, Inc. and
               Affiliates*
        21.1   Subsidiaries of Registrant*
        23.1   Consent of Arter & Hadden LLP as counsel contained in Exhibit 5.1
        23.2   Consent of BDO Seidman, LLP as independent accountants
        24.1   Power of Attorney (see signature page)
        99.1   Schedule E to Prior Performance Schedules*

        * Incorporated by reference to identically numbered exhibits in the Company's Registration Statement on Form S-4 (SEC File No.
               333-37161) and all amendments thereto.  Such Registration
               Statement was originally filed October 3, 1997.